UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Chuy’s Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☑	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment to the Preliminary Proxy Statement on Schedule 14A, filed by Chuy’s Holdings, Inc. on September 5, 2024, is being filed solely for the purpose of filing an updated filing fee table as Exhibit 107. No additional changes have been made.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

September [ ], 2024

Dear Chuy’s Stockholder:

Chuy’s Holdings, Inc. (“Chuy’s,” “we,” “us” or “our”) has entered into an agreement to be acquired by way of a merger. If the proposed merger is completed, Chuy’s will become an indirect, wholly-owned subsidiary of Darden Restaurants, Inc., and each share of Chuy’s common stock will be converted (unless you have properly exercised your appraisal rights) into the right to receive $37.50 in cash, without interest and less any applicable withholding taxes.

Our board of directors unanimously approved the merger agreement and has called a special meeting of our stockholders at which stockholders will have the opportunity to consider and vote upon a proposal to adopt the merger agreement. Stockholder approval is one of several conditions to the proposed merger. Our board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered at the special meeting, including adoption of the merger agreement. The attached notice of special meeting includes further details about the special meeting, which will be held at the Chuy’s headquarters located at 1623 Toomey Road, Austin, Texas, 78704 at 9:00 a.m. Central Time on October 10, 2024.

You’re invited to attend the special meeting in person but, whether or not you plan to attend, please vote your shares as promptly as possible. Depending on how you hold your shares, you’ll find voting instructions beginning on page 17 of the enclosed proxy statement and on the enclosed proxy or voting instruction card. Your vote is very important, because the merger cannot be completed unless holders of a majority of the outstanding shares of our common stock vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of our common stock on the proposal to adopt the merger agreement will have the same effect as a vote against the proposal.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement, and the merger. A copy of the merger agreement is attached to the enclosed proxy statement as Appendix A. I encourage you to read the proxy statement, including its appendices and the documents incorporated by reference, carefully and in its entirety.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Georgeson LLC, by telephone at 866-461-7291 or by email at chuys@georgeson.com.

Thank you for your continued support.

Sincerely,

Steve Hislop

Chairman, President, and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated September [ ], 2024, and is first being mailed to stockholders on or about September [ ], 2024.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CHUY’S HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 2024

TO THE STOCKHOLDERS OF CHUY’S HOLDINGS, INC.:

You are cordially invited to attend a special meeting of stockholders, to be held at the Chuy’s headquarters located at 1623 Toomey Road, Austin, Texas, 78704 at 9:00 a.m. Central Time on October 10, 2024. The purpose of the special meeting is to consider and vote upon the following proposals:

1.

Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of July 17, 2024 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Chuy’s Holdings, Inc., Darden Restaurants, Inc., and Cheetah Merger Sub Inc., pursuant to which Chuy’s Holdings, Inc. would be acquired by way of a merger and become an indirect, wholly-owned subsidiary of Darden Restaurants, Inc., which we refer to as the “merger.”

2.	Advisory Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

3.

Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Our board of directors unanimously recommends that our stockholders vote “FOR” each of these proposals.

Enclosed with this notice of special meeting of stockholders is a proxy statement, which describes these proposals in more detail, and a form of proxy, which allows you to vote on these proposals. The proxy statement includes a summary of the merger agreement, and a copy of the merger agreement is attached thereto as Appendix A. Please carefully review these materials, including the appendices to and the information incorporated by reference into the proxy statement.

We welcome you to attend the meeting, but whether or not you plan to attend, please submit your completed proxy via phone, mail, or internet as soon as possible. Proxies are revocable and will not affect your right to vote in person in the event you revoke the proxy and attend the meeting. Instructions on how to vote are found in the section titled “The Special Meeting—How to Cast your Vote” beginning on page 17.

Your vote is very important, regardless of the number of shares of Chuy’s common stock that you own. The failure of any stockholder of record to vote in person at the special meeting or to submit a completed proxy via phone, mail, or internet before the special meeting or of any beneficial owner to direct your broker, bank, or other nominee on how to vote your shares on your behalf, will have the same effect as a vote “AGAINST” the merger proposal.

Stockholders and beneficial owners who do not vote in favor of the merger proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) have the right to seek appraisal of the fair value of their shares of Chuy’s common stock, subject to and as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of the merger proposal, any stockholder or beneficial owner (as defined in Section 262 of the DGCL) wishing to exercise its appraisal rights must deliver a written demand for appraisal to Chuy’s before the vote on the merger proposal at the special meeting and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix C to the enclosed proxy statement.

Only stockholders of record at the close of business on August 30, 2024, will be entitled to vote at the special meeting. Each stockholder is entitled to one vote per share of our common stock on all matters to be voted on at the meeting. Other than the proposals set forth above, no other business will be conducted at the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Dated: September [ ], 2024 Austin, Texas	Tim Larson Vice President, General Counsel and Secretary

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CHUY’S HOLDINGS, INC.

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

to be held on October 10, 2024

The date of this Proxy Statement is September [ ], 2024

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PREFACE

ABOUT THIS PROXY STATEMENT

This document is being sent by Chuy’s Holdings, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” “Chuy’s,” or the “company,” and our board of directors to solicit proxies from our stockholders to vote their shares of common stock, par value $0.01 per share of the company (the “common stock”), at the special meeting of our stockholders to be held on October 10, 2024. At the special meeting, our stockholders will be asked, among other things, to adopt the Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the “merger agreement,” entered into on July 17, 2024, by and among Chuy’s, Darden Restaurants, Inc., which we refer to as “Darden” or “Parent,” and Cheetah Merger Sub Inc., which we refer to as “Merger Sub.” Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Chuy’s, with Chuy’s continuing as the surviving corporation and becoming an indirect, wholly-owned subsidiary of Darden, which we refer to as the “merger.”

For a description of the company and the other parties involved in the transactions described in this proxy statement, see “Parties” beginning on page 19.

ADDITIONAL INFORMATION

We have elected to “incorporate by reference” certain information into this proxy statement, which means that we are disclosing important information to you by referring you to certain other documents that we have filed separately with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and certain other documents that we may file with the SEC after the date of this proxy statement but prior to the special meeting. Because these documents contain important information and may subsequently amend this proxy statement, you should monitor and review our SEC filings until the special meeting is completed. References to this proxy statement are meant to include not only the main body of this proxy statement, but also the accompanying notice of special meeting and proxy card, each of the appendices, and all of the information incorporated by reference. See “Where You Can Find More Information” beginning on page 87.

We have not authorized anyone to provide any information other than what is contained in or incorporated by reference in this proxy statement and take no responsibility for any information others may give you. See “Miscellaneous—Legal and Cautionary Disclosures—Other Information Not Authorized by Chuy’s” beginning on page 84.

This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Forward-Looking Statements” beginning on page 85.

DATE OF MAILING

We expect that this proxy statement, the related form of proxy, and notice of special meeting will first be mailed to stockholders on or about September [ ], 2024.

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PROXY STATEMENT SUMMARY

Below is a brief summary of the information included in this proxy statement. This summary does not address all of the material topics covered by this proxy statement, nor does it include all of the material information provided by this proxy statement on any topic. Please refer to the complete proxy statement for additional information before you vote.

THE SPECIAL MEETING

Time:	9:00 a.m. Central Time

Date:	October 10, 2024

Place:	1623 Toomey Road, Austin, Texas 78704

Record Date:	August 30, 2024

Voting Eligibility:	Stockholders of record as of the close of business on the record date are entitled to vote, and each share of our common stock is entitled to one vote on all matters to be voted on. As of the close of business on the record date for the special meeting, there were shares of our common stock outstanding and entitled to vote at the special meeting. There are no other securities outstanding and entitled to vote at the special meeting.

Attendance:	Attendance at the special meeting will be limited to stockholders of record and beneficial owners who provide a legal proxy and proof of ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank or other nominee, or other similar evidence of ownership).

PROPOSALS UNDER CONSIDERATION

The following table summarizes each of the proposals to be considered and voted upon at the special meeting, including for each the vote required for approval, the voting recommendation of our board of directors, and the page number in this proxy statement where you can find more information.

No.	Proposal	Voting Requirement	Voting Recommendation	Effect of Abstentions and Broker Non-Votes	See Page
1	Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of July 17, 2024, by and among Chuy’s Holdings, Inc., Darden Restaurants, Inc., and Cheetah Merger Sub Inc., pursuant to which Chuy’s would be acquired by way of a merger and become an indirect, wholly-owned subsidiary of Darden, which we refer to as the “merger proposal.”	The affirmative vote of a majority of the outstanding common stock.	FOR	Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.	76

2	Advisory Compensation Proposal. To approve, on a non-binding, advisory basis,	The affirmative	FOR	Abstentions will have the	77

No.	Proposal	Voting Requirement	Voting Recommendation	Effect of Abstentions and Broker Non-Votes	See Page
	certain compensation that may be paid or become payable to our named executive officers in connection with the merger, which we refer to as the “advisory compensation proposal.”	vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.		same effect as a vote “AGAINST” the advisory compensation proposal. Broker non-votes will not have an effect on this proposal.

3	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”	The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting.	FOR	Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal. Broker non-votes will not have an effect on this proposal.	78

THE PARTIES

Chuy’s Holdings, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “Chuy’s,” or the “company”) is a Delaware corporation. Chuy’s is a growing, full-service restaurant concept offering a distinct menu of authentic, freshly-prepared Mexican and Tex-Mex inspired food.

Darden Restaurants, Inc. (referred to in this proxy statement as “Darden” or “Parent”) is a Florida corporation. Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar’s Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s, and Bahama Breeze.

Cheetah Merger Sub Inc. (referred to in this proxy statement as “Merger Sub”) is a Delaware corporation and an indirect, wholly-owned subsidiary of Darden formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement.

For more information about these parties, see “Parties” beginning on page 19.

THE MERGER PROPOSAL

We are asking you to approve a proposal to adopt the merger agreement. The merger agreement provides, among other things, that at the effective time of the merger, which we refer to as the “effective time,” Merger Sub will be merged with and into Chuy’s. Chuy’s will continue as the surviving corporation in the merger. As a result of the merger, Chuy’s would delist from the Nasdaq Global Select Market, which we refer to as “Nasdaq,” and deregister its common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and would become an indirect, wholly-owned subsidiary of Darden. See “The Merger—The Merger and Its Effects” beginning on page 21, and “The Merger Agreement—Structure and Corporate Effects of the Merger” beginning on page 58.

A copy of the merger agreement is attached as Appendix A. For a discussion of certain terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 58. For a discussion of certain other considerations related to the merger, see the section entitled “The Merger” beginning on page 21. For a discussion of the merger proposal see “The Merger Proposal (Proposal #1)” beginning on page 76. The following subsections of this summary highlight certain information contained in these sections.

THE MERGER

Effects of the Merger on our Common Stock; Merger Consideration

As a result of the merger, each share of our common stock that is issued and outstanding immediately prior to the effective time will be automatically canceled and (other than shares of common stock that are (1) owned or held in treasury by Chuy’s, (2) owned by Parent or Merger Sub (or any of their respective affiliates), or (3) owned by stockholders who have properly exercised appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporate Law, as amended, or “DGCL”) converted into the right to receive $37.50 in cash, without interest, which we refer to as the “merger consideration.” See “The Merger—The Merger and Its Effects” beginning on page 21 and “The Merger Agreement—Effect of the Merger on Our Common Stock” beginning on page 59.

Payment for Common Stock in the Merger

Promptly after the effective time, Darden will cause a paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon (1) surrender of certificates to the paying agent together with duly completed and validly executed letters of transmittal, or (2) in the case of a book-entry transfer of shares of our common stock, receipt of a customary “agent’s message” by the paying agent, and in each case, such other documents as may reasonably be requested by the paying agent, the holder of such certificates or book-entry shares will be entitled to receive the merger consideration for all such shares. Do not send in your certificates or other evidence of ownership now. See “The Merger Agreement—Payment for Common Stock in the Merger” beginning on page 60.

Chuy’s Without the Merger

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, and our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, and market conditions. See “The Merger—Chuy’s Without the Merger” beginning on page 21.

Material United States Federal Income Tax Consequences

The exchange of our common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders (as defined under “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 50) for United States federal income tax purposes. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 50.

TIMING OF THE MERGER AND RELATED CONTINGENCIES

Timing of the Merger

The closing of the merger is to take place no later than three business days after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement. We currently expect to complete the merger in the fourth quarter of 2024. However, we cannot predict the exact timing of completion of the merger. The date on which the closing occurs is sometimes referred to as the “closing date.” See “The Merger Agreement—Timing of the Merger” beginning on page 58.

Conditions to Completion of the Merger

The respective obligations of the company, Darden, and Merger Sub to complete the merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver of certain mutual customary conditions, including (1) obtaining the affirmative vote of a majority of the outstanding shares of common stock, or the “company stockholder approval,” (2) the absence of an order or law prohibiting the merger or making the completion of the merger illegal or otherwise prohibited, and (3) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act.” Each party’s obligation to complete the merger is subject to other conditions, including the accuracy of the other party’s merger agreement representations and warranties (subject to materiality qualifiers) as of the date of the merger agreement and as of the closing date, and the other party’s compliance with its merger agreement covenants and agreements in all material respects. In addition, the obligation of Parent and Merger Sub to complete the merger is subject to the absence, since the date of the merger agreement, of a material adverse effect (as defined under “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 72). For a description of these conditions, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 72.

Regulatory Approvals

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the completion of the merger under the HSR Act has expired or been terminated.

The completion of the merger is not conditioned on any antitrust or competition law regulatory filings in the United States or in any other jurisdiction, other than that described above.

For more information about regulatory approvals relating to the merger, see “The Merger—Regulatory Approvals” beginning on page 49.

OUR BOARD’S RECOMMENDATION AND RELATED CONSIDERATIONS

Board Recommendation

Our board of directors unanimously recommends that you vote “FOR” the merger proposal, which we refer to as the “board recommendation.” In making the board recommendation, our board of directors considered a number of factors potentially weighing in favor of the merger, and also considered and balanced against these factors a number of uncertainties, risks, restrictions, and other factors potentially weighing against the merger. For a summary of the reasons for our board of directors’ recommendation in favor of the merger, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 29.

Additional information about the process leading to our board of directors’ approval of the merger and the execution of the merger agreement can be found under “The Merger—Background of the Merger” beginning on page 21.

Opinion of Our Financial Advisor

Piper Sandler & Co., which we refer to as “Piper,” issued its oral opinion to our board of directors and later confirmed in a written opinion of the same date, that, as of July 17, 2024, based upon and subject to the assumptions, procedures, considerations, and limitations set forth in the written opinion and based upon such other factors as Piper considered relevant, the merger consideration is fair, from a financial point of view, to the holders of shares of our common stock.

The full text of the written opinion of Piper, dated July 17, 2024, which sets forth assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. Piper provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Piper opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter.

Pursuant to an engagement letter between us and Piper, we have agreed to pay Piper for its financial advisory services in connection with the merger an aggregate fee based upon a percentage of the transaction value of the merger, which is estimated to be approximately $8.2 million, of which $1.0 million became payable on July 17, 2024. The remainder of this fee is payable to Piper contingent upon the closing of the merger. In addition, we agreed to reimburse Piper for expenses, including fees and expenses of counsel, incurred in connection with Piper’s engagement and to indemnify Piper and related parties against liabilities arising out of or in connection with its engagement.

See “The Merger—Opinion of Our Financial Advisor” beginning on page 37.

Change in Board Recommendation

The merger agreement provides that, except in limited circumstances, our board of directors may not, among other things, change, withhold, withdraw or modify or qualify in a manner adverse to Darden or Merger Sub, or resolve to or publicly propose or announce its intention to change, withhold, withdraw or modify or qualify in a manner adverse to Darden or Merger Sub, the board recommendation; approve, adopt or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend any acquisition proposal (as defined under “The Merger Agreement—Solicitation of Other Offers” beginning on page 66); approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us or our subsidiaries to enter into, any alternative acquisition agreement (as defined under “The Merger Agreement—Solicitation of Other Offers” beginning on page 66), other than acceptable confidentiality agreements (as defined under “The Merger Agreement—Solicitation of Other Offers” beginning on page 66); or publicly propose or announce an intention to take any of the foregoing actions. Notwithstanding the foregoing, but subject to certain conditions (including Darden’s matching right described under “The Merger Agreement—Change in Board Recommendation” beginning on page 68), at any time prior to obtaining the company stockholder approval, our board of directors may, (x) make an adverse recommendation change in response to an intervening event (as defined under “The Merger Agreement—Change in Board Recommendation” beginning on page 68) or (y) make an adverse recommendation change and/or terminate the merger agreement in response to a superior proposal (as defined under “The Merger Agreement—Solicitation of Other Offers” beginning on page 66) that did not result from a breach of the no-shop restrictions. See “The Merger Agreement—Change in Board Recommendation” beginning on page 68.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote “FOR” the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests are summarized under “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of the company. The compensation that may be paid or become payable to our named executive officers in connection with the merger is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 77. We currently expect that each of our directors and officers will vote their respective shares of common stock in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.

CERTAIN OTHER TERMS OF THE MERGER AGREEMENT

The merger agreement contains a number of representations, warranties and covenants of Chuy’s, Darden, and Merger Sub. Certain of these terms are summarized below, and additional detail is provided in the section entitled “The Merger Agreement” beginning on page 58. A copy of the merger agreement is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

“Go-Shop” Period

The merger agreement provides that, from the execution of the merger agreement until 11:59 p.m., New York City time, on August 16, 2024, which we refer to as the “No-Shop Period Start Date,” the company, its subsidiaries and their representatives had the right to, subject to certain conditions, (1) solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal, including providing, subject to an acceptable confidentiality agreement, non-public information and data to any third party (and such third party’s representatives, including potential financing sources) in connection with any such inquiry, discussion, offer, request, negotiation or proposal, and (2) engage in, enter into, continue or otherwise participate in discussions or negotiations with any third party (and such third party’s representatives, including potential financing sources) with respect to any acquisition proposal.

For more information on the go-shop period, see “The Merger Agreement—Solicitation of Other Offers—Go Shop Period” beginning on page 67.

“No-Shop” Restrictions

The merger agreement provides that from the No-Shop Period Start Date until the earlier of the termination of the merger agreement and the effective time, we are not permitted to (1) solicit, initiate, encourage or facilitate any acquisition proposal or inquiry, including by providing information (including non-public information and data) relating to the company or any of its subsidiaries or affording access to the business, properties, assets, books, records or personnel of the company or its subsidiaries to any third party (or such third party’s representatives), (2) engage in, enter into or otherwise participate in any discussions or negotiations with any third party (or such third party’s representatives) with respect to an acquisition proposal or inquiry, (3) approve or recommend an acquisition proposal, (4) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an acceptable confidential agreement) relating to an acquisition proposal or requiring the company to abandon, terminate or fail to complete the merger, or (5) propose or agree to do any of the foregoing.

Notwithstanding these restrictions, we may enter into and participate in discussions or negotiations with a third party in response to a bona fide acquisition proposal made after the No-Shop Period Start Date and before obtaining the company stockholder approval that did not result from a breach of the no-shop restrictions (other than a de minimis breach), and may furnish information to such third party if our board of directors has determined in good faith, after consultation with the company’s independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably expected to result in a superior proposal and failure to take such action would be inconsistent with our board of directors’ fiduciary duties under applicable law.

For more information on these no-shop restrictions, see “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 67.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the merger proposal by our stockholders by the mutual written consent of us and Darden. Subject to certain conditions and exceptions, the merger agreement may also be terminated at any time prior to the effective time as follows:

•	by either us or Darden, if:

•	the merger is not completed on or before February 17, 2025 (the “end date”);

•

any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other final action permanently enjoining, restraining, or otherwise prohibiting the completion of the merger; or

•	our stockholders do not approve the merger proposal at the special meeting.

•	by us, if:

•

there is a breach by Darden or Merger Sub of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following our written notice describing such breach to Darden; or

•

prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change in order to enter into an alternative acquisition agreement providing for a superior proposal and we pay Darden a termination fee.

•	by Darden, if:

•

there is a breach by us of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following Darden’s written notice describing such breach to us; or

•

prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change, provided that the exercise of such termination right by Darden must occur within 10 business days after the board of directors makes an adverse recommendation change, or we materially breach the no-shop restrictions in the merger agreement.

For more information on the circumstances in which the merger agreement may be terminated, and the effects of any such termination, see “The Merger Agreement—Termination” beginning on page 73.

Termination Fees

We have agreed to pay Darden a termination fee of $11,210,529 if, prior to the 10th day after the No-Shop Period Start Date, we terminate the merger agreement to enter into an agreement providing for a superior proposal with a party who submitted a written bona fide acquisition proposal after the date we entered into the merger agreement and before the No-Shop Period Start Date, which we refer to as a “Go-Shop Termination.”

We have also agreed to pay Darden a termination fee of $22,421,057 if:

•	prior to obtaining the company stockholder approval, we terminate the merger agreement to enter into an agreement providing for a superior proposal other than in connection with a Go-Shop Termination;

•

prior to obtaining the company stockholder approval, Darden terminates the merger agreement because of an adverse recommendation change, provided that such termination must occur within 10 business days of such adverse recommendation change, or if we materially breach the no-shop restrictions in the merger agreement, which we refer to as an “Adverse Recommendation Change Termination”;

•

we or Darden terminate the merger agreement because the company stockholder approval was not obtained at the special meeting and Darden would have also been entitled to terminate the merger agreement because of an Adverse Recommendation Change Termination; or

•

(A)(i) the merger agreement is terminated by us or Darden because the transactions contemplated by the merger agreement were not completed on or before the end date, (ii) the merger agreement is terminated by us or Darden because the company stockholder approval was not obtained or (iii) Darden terminates the merger agreement because we breached any representation, warranty, covenant or agreement in the merger agreement and did not timely cure such breach, (B) an acquisition proposal has been publicly disclosed (and not publicly withdrawn), and (C) we consummate an acquisition proposal within 12 months of such termination or we enter into a definitive agreement for an acquisition proposal within 12 months of such termination, which transaction is ultimately consummated.

Specific Performance

Darden, Merger Sub, and we are entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement. For more information on specific performance remedies in connection with the merger, see “The Merger Agreement—Specific Enforcement” beginning on page  74.

ADVISORY COMPENSATION PROPOSAL

In addition to the merger proposal, stockholders will be asked to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. We refer to this as the advisory compensation proposal. The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and is not binding on Chuy’s or Darden. If the merger agreement is adopted by our stockholders and the merger is completed as anticipated, any merger-related compensation will be paid to the company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if our stockholders do not approve this proposal. For more information on the advisory compensation proposal, see “The Advisory Compensation Proposal (Proposal #2)” beginning on page 77. For more information on the payments that our named executive officers may receive or be eligible to receive in connection with the merger, see “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

APPRAISAL RIGHTS

Notwithstanding anything to the contrary in the merger agreement, shares of common stock that are outstanding immediately prior to the effective time and that are held by a stockholder who has neither voted in favor of the merger nor consented to the merger in writing and who has demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL, which we refer to collectively as the “dissenting shares,” will not be converted into, or represent the right to receive, the merger consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. At the effective time, all dissenting shares will no longer be outstanding and will automatically be canceled and will cease to exist, and, except as otherwise provided by applicable laws, each holder of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262 of the DGCL. Such stockholders will be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all dissenting shares held by a stockholder who fails to perfect, withdraws or who otherwise loses the right to appraisal of such shares under such Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the merger consideration, without any interest thereon, in the manner provided in the merger agreement.

QUESTIONS AND ANSWERS

Below are brief answers to some of the key questions that stockholders may have. These questions do not address all of the material topics covered by this proxy statement, nor do the answers include all of the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.

Q:	Why am I receiving this document?

A:

On July 17, 2024, Chuy’s entered into a merger agreement providing for Chuy’s to be acquired by way of a merger. If the proposed merger is completed, Chuy’s will become an indirect, wholly-owned subsidiary of Darden. You are receiving this document in connection with the solicitation of proxies by our board of directors in favor of the proposal to adopt the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting. In addition, this document is our formal notice to you of your appraisal rights under Delaware law.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “form of proxy” or “proxy card.” Our board of directors has designated each of Steve Hislop, Jon Howie, and Tim Larson, and each of them with full power of substitution, as proxies for the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will be held at the Chuy’s headquarters located at 1623 Toomey Road, Austin, Texas, 78704 on October 10, 2024, at 9:00 a.m. Central Time.

In certain circumstances, the special meeting could be adjourned to another time or place. All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

Q:	Who can vote at the special meeting?

A:

Only holders of record of our common stock as of the close of business on August 30, 2024, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were    shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank, or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares on your behalf at the special meeting, or you may contact your broker, bank, or other nominee to obtain a “legal proxy” to authorize you to vote your shares in person at the special meeting.

Attendance at the special meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank, or other nominee, or other similar evidence of ownership).

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

1.	to adopt the merger agreement (which we describe in greater detail beginning on page 76);

2.

to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger (which we describe in greater detail beginning on page 77); and

3.

to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting (which we describe in greater detail beginning on page 78).

Q:	What is the proposed merger and what effects will it have on Chuy’s?

A:

The proposed merger is the acquisition of Chuy’s by Darden pursuant to the merger agreement. If the merger proposal is approved by the holders of our common stock and the other closing conditions under the merger agreement are satisfied or (to the extent permitted by applicable law) waived, Merger Sub will merge with and into Chuy’s, with Chuy’s continuing as the surviving corporation. As a result of the merger, Chuy’s will become an indirect, wholly-owned subsidiary of Darden. We would delist our common stock from Nasdaq and deregister our common stock under the Exchange Act as soon as reasonably practicable following the effective time, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay to Darden a termination fee upon the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees” beginning on page 74.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive the merger consideration of $37.50 in cash without interest for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $3,750 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. Following the merger, you will not own shares in the surviving corporation.

Q:	How does the merger consideration compare to the market price of Chuy’s common stock prior to the public announcement of the merger agreement?

A:	The merger consideration represents a premium of approximately 47.9% to our closing stock price on July 16, 2024, the trading day before the public announcement of the merger agreement.

Q:	What will the holders of Chuy’s equity awards, such as options and restricted stock units, receive in the merger?

A:

Until the effective time, equity awards will continue to be subject to vesting, exercise, or forfeiture in accordance with their terms. At the effective time, all of our then-outstanding equity awards will be treated as summarized below and as described in more detail under “The Merger Agreement—Treatment of Chuy’s Equity Awards” beginning on page 59. These payments will be made shortly following the effective time, without interest and subject to any applicable withholding tax.

Stock Options. Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the option holders, each option (whether vested and exercisable or unvested) to purchase shares of our common stock outstanding and unexercised will be automatically converted into the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $37.50 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time.

Restricted Stock Units. Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the holders thereof, each restricted stock unit (each, an “RSU”) then outstanding will be deemed to have been earned, and become fully vested and be canceled in exchange for the right to receive from Darden or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such RSU by (2) $37.50.

Q:	What will happen to the Chuy’s 2023 Employee Stock Purchase Plan?

A:

If the merger is completed, our 2023 Employee Stock Purchase Plan, which we refer to as the “2023 ESPP,” will be terminated. The Company never commenced an offering period under the 2023 ESPP. While the merger remains pending, we will not commence an offering period under the 2023 ESPP.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as soon as possible after the date of the special meeting, and currently expect to complete the merger during the fourth quarter of 2024. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to certain conditions, including approval of the merger proposal by our stockholders and the receipt of regulatory approvals. See “The Merger Agreement—Timing of the Merger” beginning on page 58, and “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 72.

Q:	Am I entitled to appraisal or dissenters’ rights under Delaware law?

A:

Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See “The Merger—Appraisal Rights” beginning on page 51.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Chuy’s common stock for cash pursuant to the merger?

A:

Generally, yes, if you are a U.S. holder. The exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder pursuant to the merger plus the amount used to satisfy any applicable withholding taxes and (2) such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may apply to the cash payment made pursuant to the merger unless the U.S. holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures

(generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 50.

This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local, or non-U.S. tax laws or tax treaties.

Q:	What vote of Chuy’s stockholders is required to approve the merger proposal?

A:

Approval of the merger proposal requires the affirmative vote of a majority of the outstanding common stock. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. If your shares are held in “street name” by your broker, bank, or other nominee and you do not instruct such broker, bank, or other nominee how to vote your shares, such failure to instruct your broker, bank, or other nominee will have the same effect as a vote “AGAINST” the merger proposal.

Q:	How does the Chuy’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our stockholders vote “FOR” each of the proposals.

For a discussion of the factors that our board of directors considered in determining to recommend the adoption of the merger agreement, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 29. In addition, in considering the recommendations of our board of directors, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For a discussion of these interests, see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

Q:	How do the Chuy’s directors and officers intend to vote?

A:

We currently expect that each of our directors and officers will vote their respective shares of common stock in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.

Q:

Why am I being asked to cast a non-binding, advisory vote to approve certain merger-related compensation that may be paid or become payable to the company’s named executive officers in connection with the merger?

A:

The inclusion of this proposal is required by the SEC rules and is referred to as “golden parachute” compensation under such rules. However, the approval of this proposal is not a condition to the completion of the merger, and the vote on this proposal is an advisory vote by stockholders and is not binding on Chuy’s or Darden. If the merger agreement is adopted by our stockholders and the merger is completed as anticipated, any merger-related compensation will be paid to the company’s named executive officers in accordance with the terms of their compensation agreements and arrangements, even if our stockholders do not approve this proposal. See the section entitled “The Advisory Compensation Proposal (Proposal #2)” beginning on page 77.

Q:	What do I need to do now? How do I vote my shares of Chuy’s common stock?

A:

We urge you to read this entire document carefully, including its appendices and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. You’ll find voting instructions beginning on page 17 of this proxy statement or on the enclosed proxy card. You can vote your shares in person or by proxy over the internet, by telephone, or by mail.

Q:	Can I revoke my proxy?

A:

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Eastern Time on October 9, 2024; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a stockholder of record (or a beneficial owner with a legal proxy from the stockholder or record), attend the meeting in person and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, please revoke your prior proxy in the same way you initially submitted it—that is, by internet, telephone, or mail.

Q:	Will my shares of Chuy’s common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of our common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your bank, broker, or other nominee) than any shares of our common stock you hold of record, any shares of our common stock held in “street name” will not be combined for voting purposes with shares of our common stock you hold of record. Similarly, if you own shares of our common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our common stock because they are held in a different form of record ownership. Shares of our common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of our common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.

Q:	What happens if I sell my shares of Chuy’s common stock before completion of the merger?

A:

In order to receive the merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the merger. If you transfer your shares of our common stock after the record date but before the completion of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration. We urge you to vote even if you have subsequently transferred your shares.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Chuy’s stock certificates or other evidence of ownership before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank, or other nominee, you may receive instructions from your broker, bank, or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates or other evidence of ownership now.

Q:	Where can I find the voting results of the special meeting?

A:

We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 87.

Q:	Where can I find more information about Chuy’s?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 87.

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor, Georgeson LLC, which we refer to as “Georgeson”:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Stockholders, Banks and Brokers

Call Toll Free:

866-461-7291

chuys@georgeson.com

THE SPECIAL MEETING

THE SPECIAL MEETING

Date, Time, Place

We will hold a special meeting of stockholders at the Chuy’s headquarters located at 1623 Toomey Road, Austin, Texas, 78704 at 9:00 a.m. Central Time on October 10, 2024.

Purpose

The purpose of the special meeting is to consider and vote upon the following proposals:

1.

Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of July 17, 2024 (as it may be amended from time to time), by and among Chuy’s, Darden, and Merger Sub, pursuant to which Chuy’s would be acquired by way of a merger and become an indirect, wholly-owned subsidiary of Darden. For more information on this proposal, see “The Merger Proposal (Proposal #1)” beginning on page 77.

2.

Advisory Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. For more information on this proposal, see “The Advisory Compensation Proposal (Proposal #2)” beginning on page 78.

3.

Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. For more information on this proposal, see “The Adjournment Proposal (Proposal #3)” beginning on page 79.

Our board of directors unanimously recommends our stockholders vote “FOR” each of these proposals.

Other Business

Our management knows of no other matters to be presented at the special meeting. Applicable Delaware law and our bylaws prohibit the transaction at the special meeting of any business that is not stated in the notice of special meeting.

Adjournment

Although it is not currently expected, we may adjourn the special meeting one or more times, including if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

RECORD DATE – WHO CAN VOTE – SHARES OUTSTANDING

Our board of directors has fixed August 30, 2024, as the record date for the special meeting. Stockholders of record, as shown on our books at the close of business on the record date, will be entitled to vote at the special meeting. Persons who were not stockholders on the record date will not be eligible to vote.

At the close of business on the record date, there were     shares of our common stock issued and outstanding. The common stock is our only outstanding class of capital stock.

HOW TO CAST YOUR VOTE

Your vote is important! Please cast your vote as soon as possible, using the instructions on the enclosed proxy card. The Chuy’s board of directors unanimously recommends that you vote “FOR” each of the proposals. Instructions for voting your shares depend on how you hold them and whether you wish to vote in-person or by proxy:

•

Stockholders of record, who hold shares registered in their own name, can vote by signing, dating, and returning the enclosed proxy card in the postage-paid return envelope, by telephone, or by internet, following the instructions shown on the enclosed proxy card.

•	Beneficial owners, who own shares through a bank, broker, or other nominee, can vote by following the instructions for voting as provided by their bank, broker, or other nominee.

If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the special meeting. Even if you plan to attend the special meeting in person, please cast your vote as soon as possible by using the proxy card.

If you have any questions or need assistance voting, please contact Georgeson, our proxy solicitor assisting us in connection with the special meeting, toll-free at 866-461-7291 or by email at chuys@georgeson.com.

Proxies will be voted as directed therein. If you sign and return the enclosed proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted:

•	“FOR” the merger proposal,

•	“FOR” the advisory compensation proposal, and

•	“FOR” the adjournment proposal.

REVOKING YOUR PROXY

Any stockholder giving a proxy may revoke its proxy and change its vote before its proxy is voted. To revoke a proxy, a stockholder must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Eastern Time on October 9, 2024; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a stockholder of record (or a beneficial owner with a legal proxy from the stockholder of record), attend the meeting in person and deliver a proper written notice of revocation of your proxy.

Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, please revoke your prior proxy in the same way you initially submitted it—that is, by internet, telephone, or mail.

VOTING INTENTIONS OF OUR DIRECTORS AND OFFICERS AND CERTAIN STOCKHOLDERS

We currently expect that each of our directors and executive officers will vote their respective shares in favor of the merger proposal, the advisory compensation proposal, and the adjournment proposal, although they have no obligation to do so.

VOTING PROCEDURES AND TECHNICALITIES

One Vote per Share

Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Holders of our common stock are not entitled to cumulative voting rights.

Quorum

A “quorum” is the minimum number of stockholders who must be present at the special meeting for business to be conducted. The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting will be a quorum for the special meeting.

Abstentions

If a stockholder indicates on their proxy that they wish to abstain from voting, including banks, brokers or other nominees holding their customers’ shares who cause abstentions to be recorded, these shares are considered present and entitled to vote at the special meeting and those shares will count toward determining whether or not a quorum is present at the meeting. An abstention will have the same effect as a vote against the merger proposal, the advisory compensation proposal, and the adjournment proposal.

Broker Non-Votes

If a stockholder who holds their shares through a bank, broker, or other nominee does not give instructions to the bank, broker, or other nominee as to how to vote the shares, the bank, broker, or other nominee has authority under applicable stock exchange rules to vote those shares for or against “routine” proposals. However, banks, brokers and other nominees without discretionary authority cannot vote on their customers’ behalf on “non-routine” proposals, which we refer to as a “broker non-vote.” All of the proposals to be considered at the special meeting are “non-routine” proposals.

Because the vote required to adopt the merger agreement is based on the total number of the outstanding shares of our common stock as of the record date, and not just the shares that are entitled to vote or are actually voted at the special meeting, if you hold your shares through a broker, bank, or other nominee and do not instruct them how to vote, it will have the same effect as voting against the merger proposal.

For the advisory compensation proposal and the adjournment proposal, if you hold your shares through a broker, bank, or other nominee and you do not instruct them how to vote, it will not have an effect on the advisory compensation proposal or the adjournment proposal.

SOLICITATION OF PROXIES

Our board of directors is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

We have retained Georgeson, a proxy solicitation firm, to assist our board of directors in the solicitation of proxies for the special meeting, and we expect to pay Georgeson $15,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or over the internet by Georgeson or, without additional compensation, by certain of our directors, officers, and employees.

PARTIES

CHUY’S

Chuy’s Holdings, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “Chuy’s,” or the “company”) is a Delaware corporation. This entity was incorporated in 2006, but our Chuy’s brand was originally founded in Austin, Texas in 1982.

We are a growing full-service restaurant concept offering a distinct menu of authentic, freshly-prepared Mexican and Tex-Mex inspired food. We were founded in Austin, Texas in 1982 and, as of June 30, 2024, we operated 101 restaurants across 15 states.

We are committed to providing value to our customers through offering generous portions of made-from-scratch, flavorful Mexican and Tex-Mex inspired dishes. We also offer a full-service bar in all of our restaurants, providing our customers a wide variety of beverage offerings. We believe the Chuy’s culture is one of our most valuable assets, and we are committed to preserving and continually investing in our culture and our customers’ restaurant experience.

Our restaurants have a common décor, but we believe each location is unique in format, offering an “unchained” look and feel, as expressed by our motto “If you’ve seen one Chuy’s, you’ve seen one Chuy’s!” We believe our restaurants have an upbeat, funky, eclectic, somewhat irreverent atmosphere while still maintaining a family-friendly environment.

The members of our board of directors are:

•	Steve Hislop, Chair

•	Jon Howie

•	Saed Mohseni

•	Ira Zecher

•	Randall DeWitt

•	Jody Bilney

•	Nancy Freda-Smith

Our current executive officers are:

•	Steve Hislop, President and Chief Executive Officer

•	Jon Howie, Vice President and Chief Financial Officer

•	John Korman, Chief Operating Officer

•	John Mountford, Chief Culinary and Procurement Officer

•	Michael Hatcher, Vice President of Development

Our principal executive offices are located at 1623 Toomey Road, Austin, Texas 78704, and our telephone number is (512) 473-2783. Our website is www.chuys.com. The information contained on, or accessible through, our website is not incorporated into this proxy statement. More information about the company, our board of directors, and our executive officers is available as described under “Where You Can Find More Information” beginning on page 87.

DARDEN

Darden Restaurants, Inc. (referred to in this proxy statement as “Darden” or “Parent”) is a full-service restaurant company, and as of May 26, 2024, Darden owned and operated 2,031 restaurants through subsidiaries in the United States and Canada under the Olive Garden®, LongHorn Steakhouse®, Cheddar’s Scratch Kitchen®, Yard House®, Ruth’s Chris Steak House®, The Capital Grille®, Seasons 52®, Bahama Breeze®, Eddie V’s Prime Seafood®, and The Capital Burger® trademarks. As of May 26, 2024, Darden also had 146 restaurants operated by independent third parties pursuant to area development and franchise agreements and 4 restaurants operating under contractual agreements.

Darden’s principal executive offices are located at 1000 Darden Center Drive, Orlando, Florida 32837, and its telephone number is (407) 245-4000.

MERGER SUB

Cheetah Merger Sub Inc. (referred to in this proxy statement as “Merger Sub”) is a Delaware corporation and an indirect, wholly-owned subsidiary of Darden. Merger Sub was formed on July 15, 2024, solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement, and it currently has no other business or operations. Upon completion of the merger, Merger Sub will be merged with and into Chuy’s and cease to exist, and Chuy’s will continue as the surviving corporation.

Merger Sub’s principal executive offices are located at 1000 Darden Center Drive, Orlando, Florida 32837, and its telephone number is (407) 245-4000.

THE MERGER

THE MERGER AND ITS EFFECTS

If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into Chuy’s, and the separate corporate existence of Merger Sub will cease to exist. Chuy’s will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and an indirect, wholly-owned subsidiary of Darden.

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of our common stock issued and outstanding immediately before the effective time will be automatically canceled and (other than shares of common stock that are (1) owned or held in treasury by the Company, (2) owned by Parent or Merger Sub (or any of their respective affiliates) or (3) owned by stockholders who have properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL) converted into the right to receive $37.50 in cash without interest. At the effective time, our current stockholders will cease to have ownership interests in the company or rights as its stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

Our shares of common stock are currently registered under the Exchange Act and traded on Nasdaq under the symbol “CHUY.” As a result of the merger, Chuy’s will cease to be a publicly traded company and will be an indirect, wholly-owned subsidiary of Darden. Following the completion of the merger, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Chuy’s will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules, and regulations.

The merger is expected to be accounted for as a “purchase transaction” for financial accounting purposes.

CHUY’S WITHOUT THE MERGER

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. From time to time, if the merger is not completed, our board of directors will evaluate and review our business operations, properties, dividend policy and capitalization and, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects, or results of operations will not be adversely impacted. If the merger agreement is terminated, under specified circumstances, we may be required to pay Darden a termination fee, as described under “The Merger Agreement—Termination Fees” beginning on page 74.

BACKGROUND OF THE MERGER

The following chronology summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among our board of directors, members of our management, or the company’s representatives and other parties.

During the past several years, as part of Chuy’s ongoing strategic planning process, our board of directors and management regularly reviewed and assessed, among other things, the company’s long-term strategic goals and opportunities, competitive environment, and short- and long-term performance in light of the company’s strategic plan, with the goal of enhancing stockholder value.

In late October 2022, a financial advisor presented to the board of directors on potential strategic alternatives available to Chuy’s. The board of directors determined not to pursue or formally explore a strategic process at that time, but discussed the prospect of inviting another financial advisor with industry experience to present to the board of directors on strategic alternatives at some point in the future in order to get an additional point of view regarding the company’s potential options.

In November 2022, representatives of Piper Sandler & Co. (“Piper”) contacted Steve Hislop, the company’s President, Chief Executive Officer and chairman of the board of directors, and Jon Howie, the company’s Vice President, Chief Financial Officer and member of the board of directors, about an opportunity to meet with the management team of Darden, who, through Darden’s financial advisor, BofA Securities, Inc. (“BofA Securities”) had expressed general interest in exploring strategic opportunities with restaurant companies with profiles similar to Chuy’s. After advising the company’s lead independent director of the outreach, Messrs. Hislop and Howie had an introductory meeting with Rick Cardenas, Darden’s President and Chief Executive Officer, and Raj Vennam, Darden’s Chief Financial Officer, at an industry conference on January 8, 2023, where they discussed the parties’ respective businesses, the industry, and the general economic environment. On February 9, 2023, Mr. Hislop briefed the board of directors about those discussions, which did not progress further at that time.

On February 22, 2023, during a meeting with Messrs. Hislop and Howie, representatives of Piper discussed potential strategic alternatives available to Chuy’s as well as its qualifications to act as a financial advisor based on Piper’s restaurant industry expertise and experience advising public restaurant companies.

From time to time over the ensuing year, Messrs. Hislop and Cardenas had telephone conversations to discuss, on an informal basis, the industry and the general economic environment. Messrs. Hislop and Howie engaged in a similar discussion with Messrs. Cardenas and Vennam at an informal meeting in January 2024 in Orlando, Florida during an industry conference. These periodic discussions did not include discussion of a potential transaction between the companies.

On March 25, 2024, at Darden’s direction, a representative of BofA Securities contacted a representative of Piper to indicate that Darden was interested in exploring a potential transaction with the company.

Following the call between BofA Securities and Piper, representatives of Piper contacted Messrs. Hislop and Howie to inform them that Darden was interested in exploring a potential transaction with the company.

On March 29, 2024, Messrs. Hislop and Cardenas had a telephone conversation. After informal discussion regarding the industry and the general economic environment, Mr. Cardenas confirmed that Darden was interested in exploring a potential transaction with the company and requested that the parties enter into a non-disclosure agreement to facilitate the exchange of due diligence information.

On April 1, 2024, Messrs. Hislop and Howie reported to the board of directors on (i) Darden’s interest in a potential transaction and (ii) the prospect of engaging Piper as the board of directors’ financial advisor. After discussion, the directors approved the execution of a non-disclosure agreement with Darden and an engagement letter with Piper.

On April 3, 2024, representatives of BofA Securities sent representatives of Piper an initial diligence request list, to which the company responded on April 15, 2024.

On April 4, 2024, Chuy’s and Darden entered into a non-disclosure agreement which contained an eighteen-month “standstill” provision that included a “don’t ask, don’t waive” provision, but did not prohibit Darden from submitting confidential proposals to the company for consideration by the board of directors.

On April 11, 2024, the company entered into an engagement letter with Piper based on Piper’s qualifications to act as a financial advisor, including its restaurant industry expertise and experience advising public restaurant companies evaluating strategic alternatives.

On April 29, 2024, Darden sent a non-binding indication of interest regarding a potential acquisition of Chuy’s for $37.50 per share, which would not be subject to a financing contingency (the “Darden IOI”). Darden’s proposal represented a premium of approximately 24% to the company’s closing stock price of $30.33 on April 26, 2024. In addition, the Darden IOI indicated an estimated six-week timeline to complete its due diligence and negotiate the merger agreement.

On May 2, 2024, the board of directors held a meeting attended by representatives of Piper and Winston & Strawn LLP (“Winston”), Chuy’s outside legal counsel, to consider and discuss the Darden IOI and potential strategic alternatives. Winston’s representatives presented on the board of directors’ fiduciary duties in considering strategic alternatives. Representatives of Piper then presented on: the financial aspects of the Darden IOI; potential strategic alternatives available to the company, including maintaining the company’s current strategy, increasing the company’s size and/or scale, returning capital to stockholders, and being acquired; and the current environment for public restaurant companies. The directors asked questions and engaged in discussion with their advisors regarding, among other things, Piper’s analysis, the company’s finances, prospects, and historical stock price, the challenging economic environment, and the status and future outlook of the restaurant industry (including the limited number of likely potential acquirers of companies operating in the company’s sector). The board of directors also discussed “go-shop” provisions with its advisors, which would allow the company to solicit alternative acquisition proposals for a period following the execution of the merger agreement, and considered the advantages and disadvantages of a go-shop provision compared to a sale process. Representatives of Winston also described the typical structure of termination fees in connection with go-shop provisions, including that a termination fee is usually lower if the merger agreement is terminated in connection with a proposal received during the go-shop period. Based on those and other considerations, the board of directors (i) determined to formally evaluate strategic alternatives available to Chuy’s, (ii) determined that a sale process would be unduly disruptive to the company’s business because of, among other things, the risk of leaks and other potential distractions, including the distraction of management’s attention from the operations of the company’s business, and (iii) authorized Piper to respond on its behalf to BofA Securities in an effort to negotiate a price increase and to indicate the company’s desire that the merger agreement include a go-shop provision to allow the company to solicit alternative acquisition proposals.

Later that same day, Piper informed BofA Securities that the company was seeking a price increase from the $37.50 per share price contemplated in the Darden IOI to above $40 per share and conveyed the company’s desire to include a go-shop provision in the merger agreement.

On May 4, 2024, BofA Securities indicated that Darden was unlikely to raise its offer to that price range and would like additional diligence information and an in-person diligence meeting before it would consider raising its offer price. With respect to a potential transaction, BofA Securities also indicated that, if the parties could reach an agreement on economic terms, Darden would be agreeable to including a go-shop provision in the merger agreement.

On May 8, 2024, the board of directors held a meeting at which representatives of Winston were present. Winston reviewed the board of directors’ fiduciary duties in connection with its consideration of strategic alternatives. Messrs. Hislop and Howie updated the board of directors on Piper’s discussions with BofA Securities. Following discussion among the directors and with their advisors regarding the feedback from BofA Securities, the board of directors determined to continue negotiating with Darden and authorized management to continue providing Darden with due diligence information and to proceed with the in-person diligence meeting.

On May 9, 2024, after market close, the company released first quarter 2024 earnings. The following day, the company’s stock price declined 5.5% from the previous day’s close of $29.72.

On May 13, 2024, Messrs. Howie, Hislop, Cardenas and Vennam and Todd Burrowes, President, Business Development of Darden, and representatives of Piper and BofA Securities met in Austin, Texas. During the meeting, Messrs. Hislop and Howie provided Darden’s representatives with information requested in diligence regarding the company’s organizational structure, financial performance and outlook, restaurant performance, and real estate and development strategy.

On May 15, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. At the meeting, representatives of Piper updated the board of directors on the in-person meeting with Darden, including that Darden had indicated it would be agreeable to a go-shop provision that would allow Chuy’s to solicit alternative proposals. The board of directors discussed with its advisors valuation and process considerations, including recent operational results and downward pressure affecting the company’s stock price.

On May 20, 2024, representatives of Piper had a conversation with representatives of BofA Securities. BofA Securities’ representatives relayed Darden’s view that Chuy’s would be a good cultural and strategic fit for Darden, but indicated that Darden was not prepared to increase its $37.50 per share offer price given (i) the challenging macroeconomic environment for the restaurant industry, (ii) the company’s weaker first quarter results, and (iii) the approximate 10% reduction in the company’s stock price since the Darden IOI.

On May 22, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. At the meeting, representatives of Piper updated the board of directors on the conversation with BofA Securities on May 20, 2024, including that Darden was unwilling to raise its offer price. The board of directors discussed with its advisors potential negotiation strategies in light of various considerations including, without limitation: (i) whether there might be other interested bidders capable of entering into a strategic transaction with the company on better terms, and Darden’s amenability to a go-shop provision that would allow Chuy’s to solicit alternative proposals; (ii) the implied premium of Darden’s proposed offer price compared to the company’s current stock price, which was approximately 43% based on the company’s closing stock price of $26.29 on May 22, 2024; (iii) possible alternatives to Darden’s offer, including continuing to operate on a standalone basis (either based on the company’s current strategy or implementing strategies to increase the company’s size and/or scale) and returning capital to stockholders, and whether these alternatives would achieve the same stockholder value as Darden’s proposed offer price and the timing of achieving such stockholder value; and (iv) the timing and potential advantages and disadvantages of an expedited transaction process. After further discussion, the board of directors instructed Piper to ask Darden, through BofA Securities, to increase its offer price to $38.00 per share.

Later that same day, representatives of Piper relayed to representatives of BofA Securities the board of directors’ request that Darden increase its offer price to $38.00 per share.

On May 23, 2024, BofA Securities indicated that $37.50 per share was Darden’s best and final offer.

On May 24, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. Mr. Hislop updated the board of directors on Piper’s conversation with BofA Securities, including that $37.50 per share was Darden’s best and final offer. Representatives of Piper presented to the board of directors on macroeconomic conditions generally and within the restaurant industry (including that (i) gross domestic product and disposable income growth were expected to decelerate in 2024, (ii) consumer confidence continued to fall, and (iii) restaurant industry sales had stagnated), as well as the company’s recent financial and stock price performance. Against that backdrop, the Piper representatives discussed strategic alternatives available to the company and presented an analysis of Darden’s per share offer price, noting that it represented a 45.1% premium to the company’s closing price on May 23, 2024, a 32.6% premium to the 30-day volume weighted average price, which we refer to as “30-day VWAP,” and a 20.2% premium to the 90-day volume weighted average price.

The board of directors asked questions and discussed with its advisors numerous aspects of Darden’s offer, including (i) Darden’s offer price compared to the company’s historical stock price, which had been lower than

$37.50 approximately 93% of the time over the last 10 years, (ii) the go-shop process and potential benefits and risks attendant to the go-shop process, and (iii) that Darden’s offer did not have any financial or other material contingencies. Additionally, at the request of the board of directors, representatives of Piper confirmed that Piper had no conflicts of interest with respect to the board of directors’ consideration of strategic alternatives or a potential transaction with Darden and that Piper had not been engaged by or received fees from Darden within the last three years. After further deliberation, the board of directors determined that pursuing Darden’s offer at $37.50 per share was advisable and in the best interests of the company and its stockholders and unanimously approved proceeding with the potential transaction, subject to the satisfactory negotiation of a merger agreement. Mr. Mohseni, the board of directors’ lead independent director, instructed Piper to relay the message to BofA Securities.

Later that day, Piper informed BofA Securities of the board of directors’ determination to proceed with the potential transaction, subject to the satisfactory negotiation of a merger agreement. Also on that day, Mr. Hislop had a telephone conversation with Mr. Cardenas during which he confirmed the board of directors’ determination to proceed with the potential transaction.

On May 29, 2024, representatives of Winston discussed diligence and other transaction related items with Darden’s legal advisor, Hunton Andrews Kurth LLP (“Hunton”).

Also on May 29, 2024, the board of directors held a meeting with the company’s General Counsel and representatives of Piper and Winston in attendance. Mr. Hislop updated the board of directors on his May 24, 2024 conversation with Mr. Cardenas and noted that Chuy’s had received a new diligence request list from Darden on May 28, 2024. Representatives of Winston provided an update on diligence and other transaction related items. Winston’s representatives also discussed with the board of directors the possibility of post-transaction employment arrangements for company senior management. Following discussion, (i) senior management confirmed that no such arrangements had been discussed with Darden to date and (ii) the board of directors unanimously determined that any such discussions regarding post -transaction employment arrangements with respect to Messrs. Hislop or Howie should avoid any specific discussion of compensation or other remuneration until after such potential transaction closes.

On May 30, 2024, representatives of BofA Securities called representatives of Piper to provide an update on expected timing to complete due diligence and negotiate the merger agreement, including a target signing date of July 16, 2024.

On June 5, 2024, representatives of Darden and Hunton were granted access to an electronic data room containing certain confidential due diligence materials. The diligence process, which included numerous calls with company management and representatives of Piper and the review of business diligence information and documents, continued until the execution of the merger agreement on July 17, 2024.

On June 11, 2024, representatives of Hunton sent representatives of Winston a draft merger agreement.

On June 12, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. Mr. Hislop and representatives of Piper provided an update on the company’s progress on diligence and negotiating deal documentation and representatives of Winston provided an overview of the draft merger agreement. The board of directors then discussed various aspects of the draft merger agreement with its advisors, including, among other things, (i) the structure of the transaction, (ii) closing conditions, (iii) the material adverse effect definition, (iv) termination provisions, (v) the mutual obligation of the parties to use their reasonable best efforts to consummate the transaction, (vi) Darden’s proposal of a 25-day go-shop provision, (vii) the ability of the board of directors to change its recommendation and to terminate the merger agreement to accept a superior proposal, (viii) the amount of the termination fee and the circumstances in which it would become payable, and (ix) the absence of a financing contingency.

On June 13, 2024, Messrs. Hislop and Cardenas had a call to discuss generally the transition process for Chuy’s employees and timing related issues. The conversation did not include any specific discussion of compensation or other remuneration with respect to Messrs. Hislop or Howie.

On June 19, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. At the meeting, Mr. Hislop summarized the company’s progress on diligence and merger agreement negotiations since the last meeting of the board of directors. Representatives of Piper noted that Darden had requested that company management participate in diligence calls over the next few weeks. Representatives of Winston then summarized the company’s proposed revisions to Darden’s draft merger agreement, including changes (i) narrowing the circumstances in which the company would pay a termination fee, (ii) decreasing the amount of the termination fee to 1.375% of equity value if the merger agreement was terminated in favor of a superior proposal pursuant to the go-shop process, or 2.75% of equity value if the merger agreement was terminated under other scenarios giving rise to the termination fee, and (iii) extending the go-shop period to 35 days following execution of the merger agreement. After further discussion among the directors and advisors, the board of directors unanimously authorized Winston to send the revised merger agreement back to Hunton on the terms discussed.

Following the meeting and through July 16, 2024, company management participated in various calls with representatives of Darden regarding, among other things, tax matters, real estate matters, human resources/employee matters, and legal matters.

On June 20, 2024, representatives of Winston sent representatives of Hunton a revised draft of the merger agreement.

On June 26, 2024, the board of directors held a meeting with representatives of Piper and Winston in attendance. At the meeting, Mr. Hislop and advisor representatives summarized the company’s progress on diligence and transaction documentation since the last meeting of the board of directors, including the status of the draft merger agreement. The board of directors also discussed with its advisors the prospective announcement of the transaction, including the timing and types of internal and external communications.

Later on June 26, 2024, representatives of Hunton sent a revised draft of the merger agreement to representatives of Winston. Among other changes, the revised merger agreement provided for (i) a termination right for Darden should Chuy’s materially breach the non-solicitation covenant, (ii) a termination fee of 1.8% of equity value if the merger agreement was terminated in favor of a superior proposal pursuant to the go-shop process, or 3.5% of equity value, if the merger agreement was terminated in other scenarios giving rise to the termination fee, and (iii) a 30-day go-shop period.

On July 3, 2024, representatives of Winston had a call with representatives of Hunton to discuss the draft merger agreement.

Later on July 3, 2024, the board of directors held a meeting with the company’s General Counsel and representatives of Piper and Winston in attendance. At the meeting, Mr. Hislop summarized the company’s progress in diligence since the last meeting of the board of directors, after which representatives of Winston summarized Darden’s latest proposed revisions to the draft merger agreement. Among other things, the board of directors discussed with Piper and Winston the proposed terms of the go-shop provision, including Darden’s proposal of a 30-day go-shop period and the circumstances in which the lower termination fee would be payable if Chuy’s terminated the merger agreement to accept a superior proposal. Following discussion with its advisors, the board of directors concluded that a 30-day go-shop period would be an acceptable time period to solicit alternative proposals. In reaching that determination, the board of directors, in consultation with Piper and Winston, considered, among other things, (i) the fact that the company would be entitled to pay the lower termination fee as long as it terminated the merger agreement in favor of a superior proposal pursuant to the go-shop process prior to the 10th day after the expiration of the 30-day go-shop period and (ii) the board of directors’ view that the termination fee amounts within the range being negotiated by the parties would not unduly impede a superior proposal. The board of directors then discussed potential responses to other terms of the draft merger agreement with its advisors, including (i) providing for a notice and cure period in connection with Darden’s right to terminate for breach of the non-solicitation covenant and (ii) reducing the termination fee to 1.5% of equity value if the merger agreement was terminated in favor of a superior proposal pursuant to the go-shop process, or 3.0% of equity value if the merger agreement was terminated in other scenarios giving rise to the termination fee. After further deliberation, the board of directors unanimously authorized Winston to send the further revisions back to Hunton.

Mr. Hislop then noted that Mr. Cardenas had requested a call with Mr. Hislop to be held on July 5, 2024 to discuss the prospect of retaining the company’s employees during a post-closing transition period and prospective compensation during such a transition period. The directors then discussed with their advisors and reiterated the board of directors’ prior determination that any discussion regarding specific post-closing compensation for Messrs. Hislop or Howie should await closing of the potential transaction, which Messrs. Hislop and Howie acknowledged.

Later on July 3, 2024, representatives of Winston sent a revised draft of the merger agreement to representatives of Hunton.

On July 5, 2024, Mr. Hislop had a call with Mr. Cardenas to discuss (i) retention bonuses that would be paid to employees that stayed through a transition period and (ii) severance arrangements for employees who would not continue to be employed by Darden following the transaction. During that call, Mr. Cardenas raised the topic of Mr. Hislop’s potential compensation post-closing. Mr. Hislop deferred the conversation and, following the call, informed the board of directors’ lead independent director and representatives of Winston of the substance of the discussion. The conversation did not include any specific discussion of compensation or other remuneration with respect to Messrs. Hislop or Howie.

On July 8, 2024, Messrs. Hislop and Cardenas had a further call during which Mr. Cardenas described, in general terms, the compensation a brand president would typically receive at Darden. Messrs. Hislop and Cardenas did not engage in any specific discussion, or any subsequent specific discussions, regarding potential post-closing compensation or other remuneration with respect to Messrs. Hislop or Howie.

On July 9, 2024, representatives of Hunton sent representatives of Winston a further revised draft of the merger agreement.

On July 10, 2024, representatives of Hunton and Winston had a call to discuss the draft merger agreement.

Later on July 10, 2024, the board of directors held a meeting with the company’s General Counsel and representatives of Piper and Winston in attendance. At the meeting, representatives of Piper summarized the company’s progress in responding to Darden’s diligence requests and representatives of Winston summarized Darden’s further revisions to the draft merger agreement. The directors and advisors then discussed proposed revisions to certain provisions of the merger agreement, including to Darden’s right to terminate the merger agreement for breach of the non-solicitation covenant, the amount of the termination fee and the circumstances in which it would be payable, and the employee benefit matters covenant, after which the board of directors unanimously authorized Winston to send the further revisions back to Hunton. Mr. Hislop then summarized for the board of directors his conversations with Mr. Cardenas on July 5, 2024 and July 8, 2024, and indicated that the typical compensation of a Darden brand president described by Mr. Cardenas was less than what Mr. Hislop receives in his role at the company.

On July 11, 2024, representatives of Hunton provided a summary of Darden’s severance benefits applicable to employees whose employment might be terminated in connection with a transaction. They also explained that the severance arrangements were inapplicable to those company employees with employment agreements (including Messrs. Hislop and Howie), because those employees’ benefits, if any, would be paid out under the terms of the employment agreements.

On July 12, 2024, representatives of Winston sent representatives of Hunton a revised draft of the merger agreement.

From July 12, 2024, through July 17, 2024, representatives of Winston and Hunton continued to negotiate the terms of the draft merger agreement and disclosure schedules and exchanged revised drafts of such documents.

On July 17, 2024, the board of directors held a meeting with the company’s General Counsel and representatives of Piper and Winston in attendance. Representatives of Winston then discussed: (i) the directors’ fiduciary duties in considering the proposed transaction with Darden, (ii) the changes to the merger agreement since the July 10, 2024 meeting of the board of directors, including changes to (a) the definition of material adverse effect, (b) the termination provisions, including a termination fee of 1.7% of equity value if the merger agreement was terminated in favor of a superior proposal pursuant to the go-shop process, and 3.4% of equity value if the merger agreement was terminated in other scenarios giving rise to a termination fee, and (c) the employee benefit plan matters covenant, (iii) the company disclosure letter and the surviving corporation’s certificate of incorporation, and (iv) the company’s post-signing communications plan. Representatives of Piper then provided an overview of the transaction, including that (A) the $37.50 offer price implied an enterprise value for the company of approximately $605 million, (B) based on adjusted EBITDA (as defined in “ —Certain Prospective Financial Information” beginning on page 33), the trailing twelve-month (“LTM”) Q2 2024 multiple (based on preliminary actual second fiscal quarter 2024 results and adjusted to exclude the 53rd fiscal week of fiscal year 2023) at the $37.50 offer price was 10.8x and (C) the offer price represented a 47.9% premium to the closing price of the company’s common stock on July 16, 2024 (the trading day before the public announcement of the merger agreement) and a 49.6% premium to the 30-day VWAP. They also noted that approximately 88% of the trading volume in the company’s common stock during the last twelve months had been below $37.50 and that the company’s common stock had traded below $37.50 approximately 93% of the time during the last 10 years. The Piper representatives then reviewed the valuation methodologies Piper used in its valuation of the company – a selected public companies analysis, a selected precedent transactions analysis, and a discounted cash flow analysis – and delivered Piper’s oral opinion to the board of directors, later confirmed in a written opinion of the same date, that, as of July 17, 2024 and based upon and subject to the assumptions, procedures, considerations, and limitations set forth in the written opinion and based upon such other factors as Piper considered relevant, the $37.50 per share transaction price is fair, from a financial point of view, to the holders of shares of our common stock. The directors discussed the merger agreement and transactions contemplated therein, including the factors described under the section of this proxy statement entitled “ —Reasons for Our Board’s Recommendation in Favor of the Merger,” amongst each other and with their advisors and, following discussion, unanimously (i) determined and declared that the merger agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the company and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, (iii) authorized and approved the execution, delivery and performance by the company of the merger agreement and consummation of the transactions contemplated therein, (iv) determined to recommend that the stockholders of the company approve the merger and adopt the merger agreement, and (v) directed that the merger agreement be submitted to a vote of the company’s stockholders for purposes of obtaining approval from the holders of a majority of the company’s common stock.

After market close on July 17, 2024, Chuy’s and Darden executed the merger agreement and issued a joint press release announcing the execution of the merger agreement. Also on that date, Chuy’s filed a Form 8-K with the SEC which attached, among other things, a copy of the merger agreement and the joint press release as exhibits. Both the joint press release and the company’s Form 8-K included a description of the go-shop provision.

During the go-shop period, representatives of Piper contacted 20 potential counterparties to a strategic transaction involving Chuy’s, consisting of eight strategic parties and 12 financial parties. Piper selected these potential counterparties based on their restaurant industry transaction experience, including Piper’s knowledge of parties interested in transactions in the restaurant industry and the ability of such parties to complete a transaction. Of these parties, three financial parties contacted by Piper and one strategic party contacted by Piper executed nondisclosure agreements with Chuy’s and received access to certain non-public information regarding Chuy’s. Each executed nondisclosure agreement was an acceptable confidentiality agreement (as defined in “The Merger Agreement—Solicitation of Other Offers” beginning on page 66) and did not include any standstill or similar provision. None of these parties submitted an acquisition proposal to the company.

The go-shop period expired at 11:59 p.m., New York City time, on August 16, 2024. In accordance with the terms of the merger agreement, following the expiration of the go-shop period, Chuy’s terminated the access of each party that executed a nondisclosure agreement to the non-public information of Chuy’s and requested that each party that executed a nondisclosure agreement return or destroy the non-public information of Chuy’s that they had received during the course of their evaluation of a potential transaction in accordance with the terms of their non-disclosure agreements with Chuy’s.

REASONS FOR OUR BOARD’S RECOMMENDATION IN FAVOR OF THE MERGER

On July 17, 2024, the board of directors, after considering various factors, including the non-exhaustive list of factors described herein, and after consultation with its independent legal and financial advisors and company management, unanimously (i) determined and declared that the merger agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the company and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, (iii) authorized and approved the execution, delivery and performance by the company of the merger agreement and consummation of the transactions contemplated therein, (iv) determined to recommend that the stockholders of the company approve the transactions contemplated by the merger agreement, and (v) directed that the merger agreement be submitted to a vote of the company’s stockholders for purposes of obtaining approval of a majority of the company’s stockholders.

The board of directors recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the advisory compensation proposal, and (iii) “FOR” the adjournment proposal.

In evaluating the terms of the merger agreement and the transactions contemplated thereby, the board of directors consulted with independent legal and financial advisors and the company’s management. In reaching its determinations and recommendations, the board of directors considered a number of factors, including the following factors (not necessarily in order of relative importance), which the board of directors viewed as being generally positive or favorable in coming to its determination and recommendation:

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Premium to Market Price. The relationship of the per share merger consideration to the historic trading ranges of our common stock and the potential trading range of the common stock absent the announcement of the merger agreement, as well as the possibility that absent such announcement our common stock would not trade at a price in excess of the merger consideration on a present-value basis for a considerable period of time (if ever), including that the per share merger consideration constitutes:

•	a premium of approximately 47.9% relative to the closing price of our common stock on July 16, 2024 (the trading day before the public announcement of the merger agreement); and

•	a 49.6% premium to the 30-day VWAP per share of our common stock.

The board of directors also considered that, notwithstanding the approximately 17% decrease in the trading price of the common stock between the delivery of the Darden IOI and July 16, 2024 (the trading day before the public announcement of the merger agreement), Darden’s offer price had remained unchanged and the premium of the offer price over the trading price of the common stock had increased significantly.

Certain historical market prices of our common stock are set forth in the table in the section entitled “Market Prices and Dividend Data” beginning on page 81.

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Opinion of Piper. The financial analysis reviewed and discussed with the board of directors by representatives of Piper, and Piper’s opinion that, as of July 17, 2024 and based upon and subject to assumptions, procedures, considerations, and limitations set forth in Piper’s written opinion, the merger consideration of $37.50 per share is fair, from a financial point of view, to the holders of shares of our common stock, as more fully described below in the section entitled “Opinion of Our Financial Advisor” beginning on page 37.

•	History of Negotiations. The fact that the merger consideration and other terms of the merger agreement were the result of arm’s-length negotiations with Darden and the board of directors’

considered belief that the $37.50 per share merger consideration represented the highest price that Darden was willing to pay and the highest price reasonably available in a strategic transaction. The board of directors also considered the potential consequences of soliciting proposals from other potential acquirors during discussions with Darden (as opposed to doing so in a post-signing go-shop process), including the consequences of potential leaks and the disruption to the company’s business from such a process.

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Value Relative to Standalone Prospects. The belief of our board of directors, after a review of our current and historical financial condition, results of operations, prospects, business strategy, competitive position, and the broader industry, including the potential impact of those factors on the trading price of our common stock (which cannot be quantified numerically), that the value to our stockholders under the merger agreement is greater than the value stockholders potentially could have received from continued execution of our current strategy as an independent public company.

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Value Relative to Other Strategic Alternatives. The board of directors’ assessment that the merger consideration of $37.50 per share of our common stock is of greater value to the company’s stockholders than the value that would reasonably be expected to result from other potential strategic and financial alternatives. In this assessment, the board of directors considered the potential risks and uncertainties associated with possible strategic alternatives, including the anticipated timing and likelihood of achieving such alternatives, and whether any such alternative, on a risk adjusted basis, is reasonably likely to create value for the company’s stockholders greater than or equal to the merger consideration. The board of directors also considered the current volume of mergers and acquisitions activity in the company’s industry, as well as its belief, informed by consultation with its financial advisor, that the universe of strategic or financial counterparties who would potentially be interested in an alternative transaction involving an acquisition of Chuy’s at a price and terms comparable to those provided by Darden was likely limited.

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Current Challenges, Risks and Uncertainties. The challenges and risks that we have faced, and would likely continue to face, if we remained an independent company (particularly in light of our relative size and the difficulties involved in enhancing scale and financial flexibility as a standalone independent company), including the costs and burdens of being a public company, risks related to inflationary pressures with respect to food, labor and construction costs, our ability to execute on our strategic plan and achieve management’s related financial projections and other factors described in the section entitled “Risk Factors” set forth in our Form 10-K for the fiscal year ended December 31, 2023.

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Form of Consideration. The fact that the merger consideration is all cash, and therefore would provide the company’s stockholders significant, immediate and certain value and liquidity for their shares of our common stock, taking into account the effect on the company’s stockholders of long-term business and execution risk, as well as risks related to the financial markets generally.

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Loss of Opportunity. The possibility that if the board of directors declined to approve the merger agreement there may not be another opportunity for the company’s stockholders to receive a comparably priced offer with a comparable level of closing certainty.

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Current Macroeconomic Conditions. The current state of the U.S. and global economies, including increased volatility in the credit, financial and stock markets, global inflation trends, geopolitical risks, current interest rates, and the current and potential impact of these conditions in both the near term and long term on the company’s industry and the trading price of our common stock.

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Likelihood of Closing. The likelihood that the transactions contemplated by the merger agreement, including the merger, would be completed, based on, among other things (not in any relative order of importance):

•	the financial resources of Darden, including Darden’s cash on hand and available credit, which are sufficient for Darden to complete the merger without obtaining additional financing;

•	the absence of a financing condition of any kind in the merger agreement;

•	the likelihood and anticipated timing of obtaining all required regulatory clearances in connection with the merger;

•	the company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance of the terms of the merger agreement; and

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the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in our business between announcement and closing of the merger will provide a basis for Darden to refuse to complete the merger.

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Go-Shop Period. The fact that the merger agreement permitted Chuy’s to solicit alternative acquisition proposals from, and participate in discussions and negotiations with, third parties during the go-shop period and, with respect to any party that submitted a written bona fide acquisition proposal before the go-shop period ended that the board of directors has determined in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes, or is reasonably expected to result in, a superior proposal (which we refer to as an “excluded party”), after the go-shop period.

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Other Merger Agreement Terms, Including Terms Regarding Alternative Proposals. The terms of the merger agreement, which were reviewed by the board of directors with the company’s outside legal counsel and independent financial advisor, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

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the company’s ability, under certain circumstances prior to obtaining stockholder approval of the merger, to (1) provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited written bona fide acquisition proposal that did not result from a breach (other than a de minimis breach) of the no-shop restrictions, that the board of directors has determined in good faith (after consultation with its independent financial advisors and outside legal counsel) constitutes or is reasonably expected to result in a superior proposal and that failing to do so would be inconsistent with the board of directors’ fiduciary duties under applicable law and (2) continue to engage in activities permitted during the go-shop period with any excluded party after the go-shop period;

•	the board of directors’ ability, under certain circumstances prior to obtaining stockholder approval of the merger, to effect an adverse recommendation change;

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the board of directors’ ability, under certain circumstances prior to obtaining stockholder approval of the merger, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, subject to Darden’s matching right and payment of a termination fee to Darden; and

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the board of directors’ belief that the termination fee of $11,210,529, or 1.7% of equity value, if the merger agreement is terminated by the company prior to the 10th day after the expiration of the go-shop period to enter into an agreement with respect to a superior proposal with an excluded party, or $22,421,057, or 3.4% of equity value, if the merger agreement is terminated in other scenarios giving rise to payment of the termination fee, is reasonable in light of, among other things, the benefits of the merger to our stockholders, the typical size of such fees in similar transactions, and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers.

•	No Vote of Darden’s Stockholders. The fact that the merger is not subject to the conditionality and execution risk of any required approval by Darden’s stockholders.

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Advisors. The fact that the company’s outside legal counsel and independent financial advisor were involved throughout the process and negotiations and updated the board of directors directly and regularly, which provided the board of directors with additional perspectives on the negotiations in addition to those of the company’s management.

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Unanimous Board Determination. The fact that the board of directors was unanimous in its determination that the merger is advisable and in the best interests of the company’s stockholders and its recommendation to approve the merger.

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Appraisal Rights. The fact that company’s stockholders who do not vote their shares in favor of the adoption of the merger agreement and otherwise comply with the requirements of Section 262 of the DGCL will have the right to seek appraisal for the fair value of such shares in accordance with the DGCL, as more fully described in the section entitled “The Merger—Appraisal Rights” beginning on page 51.

In the course of its deliberations, the board of directors also considered a number of uncertainties, risks and other countervailing factors relating to entering into the merger agreement, including the following factors (not necessarily in order of relative importance):

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Closing Certainty. The fact that completion of the transactions contemplated by the merger agreement, including the merger, depends on certain factors outside of the company’s or Darden’s control, including regulatory clearances and stockholder approval, and the risk that the merger might not be completed in a timely manner or at all.

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No Stockholder Participation in Future Growth. The fact that, following the merger, the company’s stockholders would no longer participate in the company’s future earnings or growth, or benefit from any future appreciation in value of our common stock.

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No Increase in Initial Offer Price. The fact that Darden did not increase its initial offer price of $37.50 per share. However, the board of directors also considered that, notwithstanding the deterioration of the broader macroeconomic environment and the approximately 17% decrease in the trading price of the common stock between the delivery of the Darden IOI and July 16, 2024 (the trading day before the public announcement of the merger agreement), Darden’s offer price had remained unchanged and the premium of the offer price over the trading price of the common stock had increased significantly.

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Impact of Merger Announcement on Chuy’s. The risk that disruptions from the merger may harm (i) the company’s business, including current plans and operations and relationships with the company’s investors, suppliers, business partners and other third parties, including during the pendency of the merger, and (ii) the ability of Chuy’s to retain and hire key personnel. The board of directors also considered the potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the transactions contemplated by the merger agreement could affect the company’s financial performance.

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Loss of Opportunity with Other Potential Counterparties. The fact that, prior to the execution of the merger agreement, Chuy’s did not solicit alternative proposals from other potential counterparties. However, the board of directors also considered that it had preserved the ability of Chuy’s to solicit other potential counterparties during the go-shop period, had negotiated for a lower termination fee payable by Chuy’s if it determined to enter into an alternative agreement with respect to a superior proposal during the go-shop period or prior to the 10th day thereafter, and had preserved the ability of potential counterparties to continue to submit and for the board of directors to respond to, unsolicited bona fide alternative acquisition proposals after the go-shop period.

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Tax Treatment. The fact that the receipt of the merger consideration, which is all cash, in exchange for shares of our common stock pursuant to the merger agreement would generally be taxable to the company’s stockholders that are U.S. holders for U.S. federal income tax purposes.

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Restrictions on Solicitation. The restrictions imposed by the merger agreement on the company’s solicitation of alternative acquisition proposals from third parties after the go-shop period, and that prospective bidders may perceive Darden’s matching right under the merger agreement to be a deterrent to making alternative acquisition proposals.

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Termination Fee. The possibility that a termination fee, which would be payable by Chuy’s under certain circumstances, including if Chuy’s consummates an acquisition proposal within 12 months after termination of the merger agreement or enters into a definitive agreement for an acquisition proposal within 12 months of termination of the merger agreement which transaction is ultimately consummated, could discourage other potential acquirors from making a competing proposal to acquire Chuy’s.

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Pre-Closing Covenants. The restrictions placed on the conduct of the company’s business prior to the completion of the merger pursuant to the terms of the merger agreement, which could delay or prevent Chuy’s from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Chuy’s absent the pending completion of the merger.

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Potential Litigation. The potential for litigation by stockholders in connection with the transactions contemplated by the merger agreement, including the merger, which, even where lacking in merit, could nonetheless result in distraction and expense.

The board of directors unanimously concluded that the potential benefits of the transactions contemplated by the merger agreement, including the merger, outweigh the uncertainties, risks and potentially negative factors.

In addition, the board of directors was aware of and considered the fact that some of the company’s directors and executive officers have interests in the merger that are different from, or in addition to, the company stockholders generally, including those interests that are a result of employment and compensation arrangements with Chuy’s. For more information, see the section entitled “ —Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

The foregoing discussion of factors considered by the board of directors in reaching its conclusions and recommendation includes the principal factors considered by the board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the board of directors. In light of the variety of factors considered in connection with its evaluation of the transactions contemplated by the merger agreement, including the merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the various factors considered in reaching its determinations and recommendations. Rather, the board of directors based its decisions on the totality of the factors and information it considered, including discussions with, and questioning of, the company’s management and its independent financial advisor and outside legal counsel. Moreover, each member of the board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors.

This explanation of the board of directors’ reasons for its recommendations and other information presented in this section includes statements that are forward-looking in nature and, therefore, should be read in light of the factors described in the section entitled “Forward-Looking Statements” beginning on page 85.

CERTAIN PROSPECTIVE FINANCIAL INFORMATION

The company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the company’s results. The company is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though the company has in the past provided investors with limited full-year financial guidance covering limited areas of its expected financial performance. However, in connection with the board of directors’ strategic planning process in February 2024, company management provided the board of directors with certain non-public, unaudited prospective financial information prepared by company management for the fiscal years ending 2024 through 2028. This information was also provided to Darden in April 2024 in connection with its due diligence review of a potential transaction, as well as to Piper in April 2024 in connection with the preparation of its valuation analysis and fairness opinion.

Upon the completion of the company’s second quarter of fiscal year 2024, the company provided the board of directors, Piper, and Darden with preliminary actual results for the second fiscal quarter 2024. The prospective financial information for the fiscal year ending 2024 was subsequently updated in July 2024 to incorporate preliminary actual results for the first half of fiscal year 2024 (consisting of the first and second fiscal quarters) and company management’s original expectations for the second half of fiscal year 2024 (consisting of the third and fourth fiscal quarters). The updated prospective financial information for the fiscal year ending 2024, provided in July 2024, and the prospective information for the fiscal years ending 2025 through 2028, provided in April 2024, was relied upon and used as the basis for the financial analyses conducted by Piper and summarized below in “Opinion of Our Financial Advisor.”

A summary of this financial information (collectively, the “Company Projections”) is provided below only to provide stockholders of the company with access to certain prospective financial information concerning the company that was made available to the board of directors, Piper, and Darden, as described herein. The Company Projections were not prepared with a view to public disclosure. The Company Projections are not included in this proxy statement in order to influence any stockholder of the company to make any decision regarding the proposal to adopt the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the Company Projections included herein.

The Company Projections included in this proxy statement are the responsibility of the company’s management. The Company Projections represent company management’s good faith estimates and judgments as to the future growth and financial performance of the company, including forecasts of revenues and adjusted EBITDA, that, in each case, company management believed were reasonable at the time the Company Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the company’s business, all of which are difficult to predict and many of which are beyond the company’s control. The Company Projections reflect the subjective judgment of the company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Forward-Looking Statements,” the company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations, or rules, the outcome of future litigation and the various risks set forth in the reports filed by the company with the SEC.

The Company Projections include adjusted EBITDA which is determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”) because company management believed such measure would be useful to the board of directors in evaluating the prospects of the company. Company management believes adjusted EBITDA is a useful measure to assess the company’s operating performance and the company’s operating performance against its peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income and income from operations. The company’s calculations of these non-GAAP measures may differ from calculations of such measures by others in the company’s industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

The Company Projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of the company’s prospective financial information. In addition, the Company Projections are unaudited and neither the company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Projections.

The inclusion of the Company Projections should not be regarded as an admission, representation, or indication that any of the board of directors, the company, the company’s management, Piper, any of their respective advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the Company Projections should not be relied upon as such. In fact, the board of directors and the company’s management view the Company Projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts.

No representation or warranty was made in the merger agreement concerning prospective financial information, including the Company Projections. The Company Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the company contained in the company’s public filings with the SEC.

The Company Projections in this proxy statement do not take into account any conditions, circumstances, or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Except as required by applicable law, the company does not intend to update or otherwise revise the Company Projections to reflect any condition, circumstance, or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Company Projections are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Company Projections, readers of this proxy statement are cautioned not to place any reliance on the portions of the Company Projections set forth below.

FY 2024E to FY 2028E Company Projections

Subject to the foregoing qualifications, the portions of the Company Projections that were provided to the board of directors, Piper and Darden are summarized below.

($ in millions)	Twenty Six Weeks Ended	Fiscal Year Ending December
	June 30, 2024 (Actual) (1)	2024E Original (2)	2024E Updated (3)	2025E	2026E	2027E	2028E
Revenue	$230.3	$475.4	$469.2	$530.1	$585.6	$651.4	$738.0
Restaurant-level operating expenses (4)	184.8	384.7	381.1	427.9	471.6	524.5	592.2
General and administrative	14.4	30.6	29.6	33.3	36.1	39.1	43.0
Restaurant pre-opening costs	1.2	2.8	2.9	4.8	5.6	6.3	7.2
Adjusted EBITDA (5)	$29.9	$57.3	$55.5	$64.0	$72.4	$81.5	$95.6

Note: Table may not foot due to rounding.

(1)	Represents preliminary actual results for the first half of fiscal year 2024 (consisting of the first and second fiscal quarters) provided in July 2024.
(2)

Represents original estimated fiscal year 2024 results provided to the board of directors in February 2024 and to Darden and Piper in April 2024, which includes company management expectations for the first through fourth fiscal quarters.

(3)

Represents updated estimated fiscal year 2024 results provided in July 2024, which reflects preliminary actual results for the first half of fiscal year 2024 (consisting of the first and second fiscal quarters), which were lower than company managements’ original expectations for the first half of fiscal 2024, and company management’s original expectations for the second half of fiscal 2024 (consisting of the third and fourth fiscal quarters).

(4)	Consists of cost of sales, labor, operating, occupancy, and marketing expenses, and excludes depreciation and amortization.
(5)	Adjusted EBITDA represents a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” below.

Reconciliation of Non-GAAP Financial Measures

Certain of the measures included in the Company Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures, as used by the company, may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to the board of directors, Piper, and Darden and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement. Reconciliations of certain of these measures are provided below. The figures included in the reconciliation are part of the Company Projections and are subject to and should be read together with the disclosures above.

Adjusted EBITDA. Adjusted EBITDA is defined as net income before interest, taxes, depreciation, and amortization as adjusted for closed restaurant costs, loss (gain) on lease termination and loss on asset impairment and before public company expenses and stock-based compensation. A reconciliation of adjusted EBITDA to net income is provided below:

FY 2024E to FY 2028E Company Projections

($ in millions)	Twenty Six Weeks Ended	Fiscal Year Ending December
	June 30, 2024 (Actual) (1)	2024E Original (2)	2024E Updated (3)	2025E	2026E	2027E	2028E
Net Income	$14.9	$29.7	$26.6	$33.3	$37.7	$42.3	$50.8
Plus: Income Tax Provision (Benefit)	2.1	4.3	3.7	5.8	6.6	7.4	8.9
Plus: Interest Expense (Income)	(1.2)	(2.3)	(2.3)	(1.0)	(1.0)	(1.1)	(1.1)
Plus: Depreciation & Amortization	10.9	22.8	22.6	25.5	28.6	32.4	36.5

EBITDA	$26.7	$54.6	$50.5	$63.6	$71.9	$81.0	$95.2
Plus: Impairment, Closed Restaurant and Other Costs	3.1	2.7	5.0	0.4	0.4	0.4	0.4

Adjusted EBITDA	$29.9	$57.3	$55.5	$64.0	$72.4	$81.5	$95.6

Note: Table may not foot due to rounding.

(1)	Represents preliminary actual results for the first half of fiscal year 2024 (consisting of the first and second fiscal quarters) provided in July 2024.
(2)

Represents original estimated fiscal year 2024 results provided to the board of directors in February 2024 and to Darden and Piper in April 2024, which includes company management expectations for the first through fourth fiscal quarters.

(3)

Represents updated estimated fiscal year 2024 results provided in July 2024, which reflects preliminary actual results for the first half of fiscal year 2024 (consisting of the first and second fiscal quarters), which were lower than company managements’ original expectations for the first half of fiscal 2024, and company management’s original expectations for the second half of fiscal 2024 (consisting of the third and fourth fiscal quarters).

OPINION OF OUR FINANCIAL ADVISOR

Pursuant to an engagement letter that was executed on April 11, 2024, the board of directors retained Piper to evaluate strategic alternatives and, if requested, deliver its opinion as to the fairness, from a financial point of view, to the holders of shares of common stock of the consideration to be received pursuant to the merger agreement. At a meeting of the board of directors on July 17, 2024, Piper issued its oral opinion to the board of directors, later confirmed in a written opinion of the same date, that, based upon and subject to the assumptions, procedures, considerations, and limitations set forth in the written opinion and based upon such other factors as Piper considered relevant, the merger consideration is fair, from a financial point of view, to the holders of shares of common stock as of the date of the opinion.

The full text of the written opinion of Piper, dated July 17, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Piper in rendering its opinion, is attached as Appendix B. The Piper opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of shares of common stock. Piper’s opinion was directed solely to the board of directors in connection with its consideration of the merger agreement and was not intended to be, and does not constitute, a recommendation to any holder of shares of common stock as to how such holder should act with respect to the merger or any other matter. Piper’s opinion was approved for issuance by the Piper opinion committee and Piper has consented to the disclosure of its opinion in this proxy statement.

In connection with rendering the opinion described above and performing its financial analyses, Piper, among other things:

•	reviewed and analyzed the financial terms of the merger agreement;

•	reviewed and analyzed certain financial and other data with respect to the company that was publicly available;

•

reviewed and analyzed certain information furnished to Piper by company management, including the Company Projections, relating to the business, earnings, cash flow, assets, liabilities, and prospects publicly available and provided by company management;

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conducted discussions with members of senior management and representatives of the company concerning the two immediately preceding matters described above, as well as its business and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of the shares of common stock and similar information for certain other companies that Piper deemed comparable;

•	compared the financial performance of the company with that of certain other publicly traded companies that Piper deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain precedent transactions that Piper deemed relevant in evaluating the merger; and

•	conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the board of directors at a meeting held on July 17, 2024. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper or of its presentation to the board of directors on July 17, 2024. You are urged to, and should, read the Piper opinion in its entirety and this summary is qualified in its entirety by the written opinion of Piper attached as Appendix B hereto, which is incorporated herein.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper or the board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 16, 2024, and is not necessarily indicative of current market conditions.

For purposes of its analyses, Piper calculated (i) the company’s equity value implied by the merger consideration to be approximately $659.4 million, based on approximately 17.6 million shares of common stock and common stock equivalents estimated to be outstanding as of June 30, 2024 (the end of the company’s second fiscal quarter of fiscal year 2024), as provided by company management, consisting of in-the-money options (calculated using the treasury stock method), and restricted stock units, and (ii) the company’s enterprise value (for the purposes of this analysis, implied enterprise value equates to implied equity value, plus total debt, finance lease obligations, preferred equity, and noncontrolling interests of $0.0 million as of June 30, 2024, less cash and cash equivalents of $54.5 million as of June 30, 2024 (the end of the company’s second fiscal quarter of fiscal year 2024), referred to as “EV,”) to be approximately $605.0 million. The EV implies a 10.8x multiple relative to the last twelve months (“LTM”) Q2 2024 adjusted EBITDA (based on preliminary actual second fiscal quarter 2024 results and adjusted to exclude the 53rd fiscal week of fiscal year 2023’s contribution of approximately $2.3 million), a 10.9x multiple relative to the company’s projected 2024E Updated adjusted EBITDA, and a 9.4x multiple relative to the company’s projected 2025E adjusted EBITDA.

Financial Analyses

Selected Public Companies Analysis. Piper reviewed certain publicly available financial, operating, and stock market information of the company and the following selected U.S. publicly traded companies in the restaurant industry that Piper deemed relevant. Piper selected companies based on information obtained by searching SEC filings, publicly available disclosures, and company presentations, press releases, and other sources and by applying the following criteria:

•	companies that operate in the full service restaurant industry, defined as establishments offerings table service with a waitstaff;

•

companies that have a market capitalization greater than or equal to $100.0 million, and separated between small cap (defined as sub-$1 billion market capitalization) and mid/large cap (defined as $1 billion+ market capitalization); and

•	companies that operate a significant number of company-owned restaurants, defined as greater than or equal to 70.0% of the units being company-owned.

Based on these criteria, Piper identified and analyzed the following eleven selected companies:

Sub $1 billion Market Cap Public Companies:

•	BJ’s Restaurants, Inc.

•	Cracker Barrel Old Country Store, Inc.

•	The ONE Group Hospitality, Inc.

•	Red Robin Gourmet Burgers, Inc.

$1 billion+ Market Cap Public Companies:

•	Bloomin’ Brands, Inc.

•	Brinker International, Inc.

•	The Cheesecake Factory Incorporated

•	Darden Restaurants, Inc.

•	Dave & Buster’s Entertainment, Inc.

•	First Watch Restaurant Group, Inc.

•	Texas Roadhouse, Inc.

For the selected public companies analysis, Piper calculated the following valuation multiples for the company, including as implied by the merger consideration, and the selected companies:

•

Enterprise value (which is defined as fully diluted equity value, based on closing prices per share on July 16, 2024, plus total debt, finance lease obligations, preferred equity, and noncontrolling interests (as applicable) less total cash and cash equivalents) as a multiple of EBITDA for estimated calendar year 2024; and

•	Enterprise value as a multiple of EBITDA for estimated calendar year 2025.

Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings, and other publicly available information. Financial data of the company was based on publicly available information and the Company Projections furnished to Piper by company management.

The results of this analysis are summarized as follows:

Merger Consideration Implied Multiple:		Implied Multiple Reference Ranges:
EV / CY 2024E Updated EBITDA	EV / CY 2025E EBITDA	$1B+ Market Cap:		Sub $1B Market Cap:
		EV / CY 2024E Updated EBITDA	EV / CY 2025E EBITDA	EV / CY 2024E Updated EBITDA	EV / CY 2025E EBITDA
10.9x	9.4x	4.8x – 17.8x	4.6x – 16.2x	4.2x – 7.9x	3.5x – 7.4x

Merger Consideration:	Implied Equity Value per Share Reference Ranges:
$37.50	$1B+ Market Cap:		Sub $1B Market Cap:
	EV / CY 2024E EBITDA	EV / CY 2025E EBITDA	EV / CY 2024E EBITDA	EV / CY 2025E EBITDA
	$18.31– $59.16	$19.78 – $62.04	$16.41 – $27.91	$15.67 – $29.96

No company utilized in the selected public companies analysis is identical to the company. In evaluating the selected companies, Piper made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions, and other matters.

Selected Precedent Transactions Analysis. Piper reviewed precedent transactions involving target companies in the U.S. restaurant industry that Piper deemed relevant. Piper selected these transactions based on information obtained by searching SEC filings, publicly available disclosures, and company presentations, press releases, and other sources and by applying the following criteria:

•	transactions in which the acquiring company purchased a controlling interest of the target;

•	transactions that were announced or completed between January 1, 2014, and the date of Piper’s opinion and subsequently closed or remained pending;

•	targets that operate in the full service restaurant industry, defined as establishments offerings table service with a waitstaff; and

•	targets with transaction enterprise values greater than or equal to $100.0 million.

Based on these criteria, Piper identified and analyzed the following 20 selected transactions ordered by recency:

Target	Acquiror

TGI Fridays

Safflower Holdings

Ruth’s Hospitality Group

BBQ Holdings

Main Event

Twin Peaks

J. Alexander’s Holdings

Del Frisco’s Double Eagle & Del Frisco’s Grille

Del Frisco’s Restaurant Group

Barteca Restaurant Group

Bravo Brio Restaurant Group

Fogo de Chão

Buffalo Wild Wings

Ruby Tuesday

Cheddar’s Casual Café

Bob Evans Restaurants

Frisch’s Restaurants

TGI Fridays

Red Lobster Seafood Co.

CEC Entertainment

Hostmore

The ONE Group Hospitality

Darden Restaurants

MTY Food Group

Dave & Buster’s Entertainment

FAT Brands

SPB Hospitality

Landry’s

L Catterton

Del Frisco’s Restaurant Group

Spice Private Equity

Rhône Capital

Arby’s Restaurant Group

NRD Capital Management

Darden Restaurants

Golden Gate Capital

NRD Capital Management

Sentinel Capital Partners, TriArtisan Capital Partners

Golden Gate Capital

Apollo Global Management

Piper reviewed transaction enterprise values of the selected transactions, calculated, to the extent publicly available, as the purchase price paid for the target involved in such transactions plus total debt, finance lease obligations, preferred equity, and noncontrolling interests (as applicable) less total cash and cash equivalents, as a multiple of EBITDA for the LTM as of the applicable announcement dates of such transactions.

Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings, and other publicly available information and, to the extent publicly available and applicable, is pro forma for certain transactions with significant owned real estate by adjusting transaction enterprise values for sale-leaseback proceeds and adjusting target companies’ EBITDA for incremental rent expense. Financial data of the company was based on publicly available information and the Company Projections furnished to Piper by company management.

The results of this analysis are summarized as follows:

Merger Consideration Implied Multiple: EV / LTM EBITDA	Implied Multiple Reference Range: EV/ LTM EBITDA
10.8x	5.0x – 18.8x

Merger Consideration	Implied Equity Value per Share Reference Range: EV/ LTM EBITDA
$37.50	$18.94 – $63.04

No transaction utilized in the selected precedent transactions analysis is identical to the company. In evaluating the selected transactions, Piper made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions, and other matters.

Discounted Cash Flow Analysis. Using a discounted cash flows analysis, Piper calculated an estimated range of theoretical values for the company based on the net present value of (i) projected unlevered free cash flows from second half of fiscal 2024 (consisting of the third and fourth fiscal quarters) to fiscal year 2028, discounted back to June 30, 2024 (the end of the company’s second fiscal quarter 2024), based on the Company Projections furnished to Piper by company management, and (ii) a terminal value at fiscal year 2028 based upon EBITDA exit multiples, discounted back to June 30, 2024. The unlevered free cash flows for each year were calculated from the Company Projections as adjusted EBITDA less depreciation and amortization, less closed restaurant costs, less income taxes (utilizing a 14.9% tax rate), plus depreciation and amortization, plus non-cash rent expense, less net capital expenditures, and less the change in net working capital. In addition, stock-based compensation was treated as a cash expense for purpose of determining unlevered free cash flow. The terminal values of the company were calculated by applying the company’s fiscal year 2028 adjusted EBITDA to a selected range of EBITDA exit multiples of 8.0x to 10.0x, with a mid-point of 9.0x, based on the median of the selected precedent transactions analysis.

Piper performed discounted cash flow analyses by calculating the range of net present values for each period from second half of fiscal 2024, consisting of the third and fourth fiscal quarters 2024, to fiscal year 2028, based on a discount rate ranging from 11.5% to 16.5%, with a mid-point of 14.0%, reflecting estimates of the company’s weighted average cost of capital. Piper derived these discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including a market capitalization size risk premium, as well as certain financial metrics for the U.S. financial markets generally.

This analysis indicated the following approximate implied equity value per share reference ranges for the company, as compared to the merger consideration:

Merger Consideration	Implied Equity Value per Share Reference Range:
$37.50	$26.55 – $38.20

Other Information

Piper observed certain additional information that was not considered part of its financial analysis for its fairness opinion but was noted solely for reference only, including the following:

Premiums Paid Analysis. Piper reviewed publicly available information for selected completed or pending precedent transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction (which represent undisturbed trading prices to the extent publicly available and applicable). Piper selected these transactions from the SEC database and applied, among others, the following criteria:

•	companies operating in the broader U.S. consumer industry, including apparel, consumer products, consumer services, food & beverage, restaurants, and retail; and

•	transactions that were announced between January 1, 2017, and the date of Piper’s fairness opinion and subsequently closed or remained pending.

Piper performed premiums paid analyses on 61 transactions that satisfied these criteria. Piper calculated, for this period, the premia represented by the prices per share paid in these transactions relative to the target companies’ (x) one-day spot and (y) 30-day Volume Weighted Average Price (“30-day VWAP”) prior to announcement (which represented undisturbed trading prices to the extent publicly available and applicable). The overall low to high acquisition premia observed for these transactions were -10.3% to 136.8% (with a median of 32.8%) for the one-day spot and -15.4% to 128.3% (with a median of 29.3%) for the 30-day VWAP. This analysis indicated the following approximate implied equity value per share reference ranges for the company, as compared to the merger consideration:

Merger Consideration	Implied Equity Value per Share Reference Ranges:
	One-Day Spot	30-Day VWAP
$37.50	$22.74 – $60.03	$21.19 – $57.20

52-Week Trading Analysis. Piper analyzed the merger consideration to be paid to the holders of shares of common stock pursuant to the merger agreement in relation to the company’s 52-week low and high trading as of July 16, 2024, the trading day before the public announcement of the merger agreement.

Merger Consideration	Company 52-Week Trading Low and High Range:
$37.50	$23.52 – $41.95

Miscellaneous. The summary set forth above does not contain a complete description of the analyses performed by Piper but does summarize the material analyses performed by Piper in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper opinion. In arriving at its opinion, Piper considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper’s view of the actual value of the shares of common stock.

None of the selected companies or transactions used in the analyses above is directly comparable to the company or the transactions contemplated by the merger agreement, including the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

Piper performed its analyses solely for purposes of providing its opinion to the board of directors. In performing its analyses, Piper made numerous assumptions with respect to the capital markets, industry performance, general business and macroeconomic conditions, and other matters. Certain of the analyses performed by Piper are based upon forecasts of future results furnished to Piper by the company’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper does not assume responsibility if future results are materially different from forecasted results.

Piper’s opinion was one of many factors taken into consideration by the board of directors in making the determination to approve the merger agreement and recommend that the stockholders vote in favor of the merger. The above summary does not purport to be a complete description of the analyses performed by Piper in connection with the opinion or of its presentation to the board of directors on July 17, 2024, and is qualified in its entirety by reference to the written opinion of Piper attached as Appendix B hereto.

Piper relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper or discussed with or reviewed by Piper. Piper further relied upon the assurances of the management of the company that the financial information provided to Piper was prepared on a reasonable basis in accordance with industry practice, and that company management was not aware of any information or facts that would make any information provided to Piper incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper’s opinion, Piper assumed that with respect to the Company Projections, estimates and other forward-looking information reviewed by Piper, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the company as to the expected future results of operations and financial condition of the company. Piper expressed no opinion as to any such Company Projections or forward-looking information or the assumptions on which they were based. Piper relied, with the company’s consent, on advice of the outside counsel and the independent accountants to the company, and on the assumptions of the management of the company, as to all accounting, legal, tax, and financial reporting matters with respect to the company and the transactions contemplated by the merger agreement.

Piper relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be completed pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the completion of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect the company or the contemplated benefits of the merger.

In arriving at its opinion, Piper did not perform any appraisals or valuations of any specific assets or liabilities of the company (fixed, contingent, or other) and was not furnished or provided with any such appraisals or valuations, nor did Piper evaluate the solvency of the company under any state or federal law relating to bankruptcy, insolvency, or similar matters. The analyses performed by Piper in connection with its opinion were going concern analyses, and Piper expressed no opinion regarding the liquidation value of the company or any other entity. Piper undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the company or any of its affiliates was a party or may be subject, and, at the direction of the company and with its consent, made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes, or damages arising out of any such matters. Piper also assumed that neither the company nor Darden is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture, or spin-off, other than the merger.

Piper’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper expressed no opinion as to the price at which the shares of common stock may trade following announcement of the merger or at any future time. Piper did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise, or reaffirm its opinion.

Piper’s opinion addressed solely the fairness, from a financial point of view, to holders of the shares of common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to the company, Darden’s ability to fund the merger consideration, any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor, or other constituency of the company. Furthermore, Piper expressed no opinion with respect to the amount or nature of the compensation to any officer, director, or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of shares common stock or with respect to the fairness of any such compensation.

Information About Piper

As a part of its investment banking business, Piper is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The board of directors selected Piper to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of Piper’s extensive qualifications and experience (including transactional advisory experience) in the restaurant industry and its independence.

Piper acted as the board of directors’ financial advisor in connection with the merger and will receive a fee, currently estimated to be approximately $8.2 million, from the company. A significant portion of Piper’s fee is contingent upon completion of the merger, and $1.0 million of such fee has been earned by Piper for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the completion of the merger or the conclusions reached in Piper’s opinion. The company has also agreed to indemnify Piper against certain liabilities and reimburse Piper for certain expenses in connection with its services. In addition, in the ordinary course of its business, Piper and its affiliates may actively trade securities of the company or Darden for Piper’s own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper also publishes research on the shares of company and Darden common stock. Piper may also, in the future, provide investment banking and financial advisory services to the company or the Darden or entities that are affiliated with the company or the Darden, for which Piper would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper has adopted policies and procedures to establish and maintain the independence of Piper’s research department and personnel. As a result, Piper’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the company and the merger and other participants in the merger that differ from the opinions of Piper’s investment banking personnel.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

When considering the recommendation of our board of directors that you vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of the company. As described in more detail below, these interests include:

•	The accelerated vesting and payment in respect of outstanding restricted stock units for each of our directors and named executive officers;

•	Potential receipt of certain severance payments in the event of a qualified termination (as defined below) of employment under existing agreements between our named executive officers and the company;

•	Payout of vested account balances under the company’s nonqualified deferred compensation plans (as applicable); and

•	The entitlement to indemnification benefits in favor of our directors and named executive officers.

These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Our current executive officers and, for purposes of determining merger-related compensation, our “named executive officers” are:

•	Steve Hislop, President and Chief Executive Officer

•	Jon Howie, Vice President and Chief Financial Officer

•	John Korman, Chief Operating Officer

•	John Mountford, Chief Culinary and Procurement Officer

•	Michael Hatcher, Vice President of Development

The compensation that may be paid or become payable to our named executive officers in connection with the merger is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 77.

Employment or Other Agreements with Darden

As of the date of this proxy statement, no executive officer of the company has entered into an agreement with Darden or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or any of its affiliates. Under the merger agreement, Darden has agreed to honor, or cause one of its affiliates to honor, the terms of the employment agreements with certain executives, including each named executive officer, following the closing date. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into new employment or equity agreements with Darden, Merger Sub, and/or any of their respective affiliates.

Treatment of Outstanding Company Equity Awards

Under the merger agreement, equity-based awards outstanding under our equity incentive plans immediately prior to the effective time will be treated as summarized below and further described in “The Merger Agreement—Treatment of Chuy’s Equity Awards” beginning on page 59:

Stock Options. Each option (whether vested and exercisable or unvested) to purchase shares of our common stock outstanding and unexercised will be automatically converted into the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $37.50 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time.

Restricted Stock Units. Each then-outstanding RSU will be deemed to have been earned, become fully vested, and be canceled in exchange for the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the number of shares of our common stock subject to such RSU by (2) $37.50.

For an estimate of the amounts that would be payable to each of our named executive officers in settlement of their outstanding equity awards, see the “Equity” column in the “Quantification of Payments and Benefits to Named Executive Officers” table beginning on page 47. The company does not have executive officers beyond the named executive officers.

Assuming the merger closed on August 19, 2024, and continued service by each non-employee director through such date, the following RSUs held by our non-employee directors will be deemed to have been earned and become fully vested and will be exchanged for the right to receive from Parent or the surviving corporation an amount in cash as follows:

Name	Aggregate Restricted Stock Unit Awards		Total Cash Amount to be Paid Based on Merger Consideration
Saed Mohsemi	3,220	(1)	$120,750.00
Ira Zecher	3,220	(1)	$120,750.00
Randall DeWitt	3,220	(1)	$120,750.00
Jody Bilney	3,207	(2)	$120,262.50
Nancy Freda-Smith	1,084	(3)	$40,650.00

(1)

Subject to the non-employee director’s continued service, (i) 996 of such RSUs would otherwise vest on March 1, 2025, (ii) 254 of such RSUs would otherwise vest on March 15, 2025, (iii) 999 of such RSUs would otherwise vest on March 1, 2026, (iv) 639 of such RSUs would otherwise vest on March 1, 2027, and (v) 332 of such RSUs would otherwise vest on March 1, 2028.

(2)

Subject to the non-employee director’s continued service, (i) 996 of such RSUs would otherwise vest on March 1, 2025, (ii) 241 of such RSUs would otherwise vest on August 15, 2025, (iii) 999 of such RSUs would otherwise vest on March 1, 2026, (iv) 639 of such RSUs would otherwise vest on March 1, 2027, and (v) 332 of such RSUs would otherwise vest on March 1, 2028.

(3)	Subject to the non-employee director’s continued service, 271 of such RSUs would otherwise vest on each of May 15, 2025, May 15, 2026, May 15, 2027, and May 15, 2028.

Change in Control and Severance Benefits

Employment Agreements

Chuy’s is party to an employment agreement with each of our named executive officers that provides for severance and change in control benefits, in each case subject to the executive’s timely execution and non-revocation of a general release of claims in favor of the company. The employment agreements do not have a fixed term. Under the merger agreement, Darden will, or will cause one of its affiliates (including the surviving corporation), to honor the terms of the employment agreements with each named executive officer following the closing date.

Each employment agreement provides for certain “single-trigger” severance benefits if the executive’s employment is terminated without cause (as defined in the employment agreements) or by the executive for good reason (as defined in the employment agreements) which, together, we refer to as “qualified terminations.” In the event Mr. Hislop’s employment is terminated without cause or by him for good reason, he is entitled to continue to receive his base salary for two years following the termination of his employment and an amount equal to his target short-term incentive program payout for the year his employment was terminated. In the event the employment of Messrs. Howie, Korman, Mountford, and Hatcher is terminated without cause or by the executive for good reason, each is entitled to continue to receive one year’s base salary following his termination and an amount equal to his target short-term incentive program payout for the year his employment was terminated. Additionally, in the event the employment of Messrs. Hislop, Howie, Korman, Mountford, and Hatcher is terminated without cause or by the executive for good reason, each is entitled to continue to receive the amount that we were subsidizing for the executive and his or her dependents’ medical and dental insurance coverage during the same period the executive is entitled to continue to receive his base salary after his termination.

The employment agreements also provide for certain “double-trigger” severance benefits, specifically that if (1) the employment of Messrs. Hislop, Howie, Korman, Mountford, or Hatcher is terminated on account of the executive’s death or disability (as defined in the employment agreements) or (2) the executive’s employment is terminated without cause or by the executive for good reason, in each case, on or during the 24-month period after a change in control (as defined in the company’s 2020 Omnibus Incentive Plan), then any unvested or unexercisable portion of any award granted to the executive under the Company’s equity incentive plans shall become fully vested or exercisable.

Under the employment agreements, any payment and benefits received by or payable to a named executive officer will be reduced to the extent necessary to avoid the imposition of any excise taxes under Section 4999 of the Code on any payments that may constitute “parachute payments” within the meaning of Section 280G of the Code, solely to the extent that such reduction would put the named executive officer in a better position on an after-tax basis than if he received the payments and benefits subject to the excise tax (“Best Pay Cutback Provision”). None of the named executive officers are eligible for an excise tax gross-up.

The provision of any severance payments and benefits, including the “double-trigger” benefits described above, is contingent upon the executive’s compliance with certain restrictive covenants in their employment agreement, which provide for (i) confidentiality and non-disparagement in perpetuity, (ii) an assignment of intellectual property, and (iii) non-competition and non-solicitation covenants that apply during employment and for 24 months post-employment for Mr. Hislop and 12 months post-employment for the other named executive officers. For an estimate of the value of the severance payments and benefits described above that would become payable to each of our executive officers upon a qualified termination, see the section of this proxy statement captioned “Quantification of Payments and Benefits to Named Executive Officers” below.

Nonqualified Deferred Compensation Plan

Pursuant to the company’s nonqualified deferred compensation plan, certain eligible employees, including our named executive officers, have voluntarily elected to defer a portion of their salary, short-term incentive program payouts, and/or discretionary bonuses to the plan. The plan also provides for company discretionary matching contributions that vest ratably over three years starting on the first day of the participant’s service with the company, such that an eligible employee with three years of service is 100% vested in our matching contributions. At the participant’s election, payments can be deferred until a specific date at least 12 months after the year of deferral or until termination of employment and can be paid in a lump sum or in up to five annual installments bonus payments to the plan.

Quantification of Payments and Benefits to Named Executive Officers

As required by Item 402(t) of Regulation S-K, the table below and its footnotes show the estimated payments and benefits that each named executive officer would receive if the individual experiences a qualified termination in connection with a hypothetical closing of the merger on August 19, 2024, which is the assumed effective time solely for purposes of the disclosure in this section, based on each individual’s compensation levels and outstanding equity awards as of August 19, 2024.

The amounts reflected in the table and the footnotes with respect to the value of the vesting acceleration of each named executive officer’s outstanding equity awards are determined using a per share price for the company’s common stock of $37.50, which is the merger consideration as specified in the merger agreement. The compensation summarized in the table and footnotes below in respect of the named executive officers is subject to a non-binding, advisory vote of the company’s stockholders, as described in “The Advisory Compensation Proposal (Proposal #2)” beginning on page 77.

The calculations in the tables below do not include amounts the officers were already entitled to receive or that were vested as of August 19, 2024, or amounts under contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of an officer and that are available generally to all of the salaried employees of the company. No potential reductions have been applied pursuant to the Best Pay

Cutback Provision in the employment agreements with respect to the calculations below. The estimated amounts below are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the fourth quarter of 2024. As a result, the actual amounts, if any, to be received by an applicable individual may materially differ from the amounts set forth in the following table and accompanying footnotes.

	CASH SEVERANCE PAYMENTS ($)(1)	2024 TARGET BONUS AMOUNT ($)(2)	PERQUISITES/ BENEFITS ($)(3)	ACCELERATION OF EQUITY AWARDS ($)(4)	TOTAL ($)
Steve Hislop	1,535,726	383,932	13,514	1,497,000	3,430,172
Jon Howie	481,982	240,991	9,329	626,438	1,358,740
John Korman	270,426	135,213	8,252	313,500	727,391
John Mountford	271,643	81,493	6,757	376,275	736,168
Michael Hatcher	265,090	79,527	6,757	344,475	695,849

(1)

The amounts in this column represent salary continuation payments that each named executive officers would be entitled to under their employment agreement upon a qualified termination of employment that occurred on August 19, 2024. Under the employment agreements, cash severance is payable in equal installments in accordance with the company’s normal payroll practices over a 24-month period for Mr. Hislop and over a 12-month period for each other named executive officer. The amounts shown in this column are based on the base salaries in effect on August 19, 2024, and the resulting salary continuation payments for each named executive officer, as set forth below.

Named Executive Officer	Base Salary ($)	Salary Continuation ($)
Steve Hislop	767,863	1,535,726
Jon Howie	481,982	481,982
John Korman	270,426	270,426
John Mountford	271,643	271,643
Michael Hatcher	265,090	265,090

If base salary levels or cash incentive arrangements change before the closing of the merger occurs, then actual payments may differ materially from those provided herein.

(2)

Upon a qualified termination of employment, each named executive officer is eligible to an amount equal to the executive’s target annual bonus for the year in which such termination occurs. The amounts in this column represent the target annual bonus payouts that the named executive officers would be entitled to upon a qualified termination of employment that occurs on August 19, 2024, under the employment agreements.

(3)

Upon a qualified termination of employment, each named executive officer’s employment agreement entitles such individual to certain healthcare benefits equal to an amount by which the Company was subsidizing for medical and dental insurance for the named executive officer and his eligible dependents prior to termination for a period of up to 24 months for Mr. Hislop and up to 12 months for each other named executive officer. In accordance with applicable SEC rules, the estimated value of these benefits was calculated based on the same assumptions used for financial reporting purposes under GAAP.

(4)

For all executive officers, the treatment of equity awards at the effective time of the merger is a “single-trigger” benefit contingent upon the occurrence of the merger. The amounts in this column represent the value of unvested restricted stock units that would vest as a result of the merger using a per share price for the company’s common stock of $37.50, the merger consideration as specified in the merger agreement. Because stockholder approval is a closing condition for the merger, it is not possible for a closing to occur before the date of the meeting to which this proxy statement relates.

Depending on when the closing date of the merger actually occurs, additional restricted stock units that are currently outstanding may vest in accordance with their terms prior to the closing of the merger.

Named Executive Officer	Shares Subject to Unvested RSUs (#)	Total Value of Shares Subject to Unvested RSUs ($)	Total ($)
Steve Hislop	39,920	1,497,000	1,497,000
Jon Howie	16,705	626,438	626,438
John Korman	8,360	313,500	313,500
John Mountford	10,034	376,275	376,275
Michael Hatcher	9,186	344,475	344,475

Indemnification and Insurance of Directors and Executive Officers

See “The Merger Agreement—Indemnification and Insurance” beginning on page 71, for a summary of the obligations of Darden and the surviving corporation with respect to indemnification and directors’ and officers’ liability insurance of directors and executive officers after the effective time.

Benefit Arrangements

See “The Merger Agreement—Employee Matters,” beginning on page 70, for a summary of certain post-closing covenants related to employee benefit arrangements.

REGULATORY APPROVALS

HSR Waiting Period

Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the U.S. Federal Trade Commission, which we refer to as the “FTC,” and the Antitrust Division of the U.S. Department of Justice, which we refer to as the “DOJ,” and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.

Under the HSR Act, the merger may not be completed until the expiration of a 30-calendar day waiting period, which began when Chuy’s and Darden filed their respective Premerger Notification and Report Forms under the HSR Act with the FTC and the DOJ on July 31, 2024. The waiting period is expected to expire at 11:59 p.m., Eastern Time, on August 30, 2024, unless earlier terminated by the FTC and the DOJ, restarted by the parties pulling and refiling the Premerger Notification and Report Forms, or extended by a Request for Additional Information and Documentary Material, which we refer to as a “second request.” If prior to the expiration or termination of the waiting period either the FTC or the DOJ issues a second request from the filing parties, the waiting period with respect to the merger will be extended until the 30th calendar day following the date of the filing parties’ substantial compliance with that second request. After that time, absent agreement from the filing parties, the acquisition can be blocked only by court order. The FTC and the DOJ may terminate the applicable waiting period at any time before its expiration.

At any time (regardless of whether before or after the expiration or termination of the statutory waiting periods under the HSR Act, or before or after the effective time), the FTC or the DOJ may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger, or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although we do not believe that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Other Approvals

Applicable law or the terms and conditions of certain of our licenses and permits may impose requirements to notify or obtain approval of the applicable regulator in connection with the merger. However, the merger is not conditioned upon making or obtaining any such notices or approvals.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders of our common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “tax code,” applicable U.S. Treasury Regulations promulgated under the tax code, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, which we refer to as the “IRS,” each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. We have not sought any ruling, and no ruling will be sought from the IRS with respect to the merger. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the tax code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or non-U.S. currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, U.S. expatriates or former citizens or long term residents of the United States, S corporations, or other pass-through entities, or investors in such S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in Darden immediately after the merger, U.S. holders who acquired their shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan or other compensation arrangements, and dissenters (as defined under “Appraisal Rights” below)).

If a partnership (including for this purpose any entity or arrangement treated as a partnership or flow-through entity for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

This summary of U.S. federal income tax consequences is intended only as a general summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and is not tax advice. Holders of our common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, and tax consequences under state, local, non-U.S., or other tax laws, including tax treaties.

Tax Consequences of the Merger

The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received plus the amount used to satisfy any applicable withholding taxes and (2) the U.S. holder’s adjusted tax basis in such shares. Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of our common stock pursuant to the merger generally will be subject to information reporting and backup withholding at the applicable rate. A U.S. holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

APPRAISAL RIGHTS

The following is a summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix C to this proxy statement, which we refer to as “Section 262.” The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

If the merger is completed, the company’s stockholders (including “beneficial owners” of shares of common stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand an appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective time; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions and procedures set forth in Section 262, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to a “beneficial owner” means a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, if the merger is completed, holders of record of shares of common stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of common stock to the company prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously hold of record (or beneficially own, as the case may be) such shares on the date of making the demand for appraisal through the effective time; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the merger consideration, for the “fair value” of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (A) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (B) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of common stock are listed on the Nasdaq (and assuming such shares remain so listed up until the closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the company’s notice to the company’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 appears in Appendix C. In connection with the merger, any holder of record of shares of common stock or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or beneficial owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her, or its appraisal rights will be entitled to receive the merger consideration less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, the company believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	such person must not vote such shares in favor of the proposal to adopt the merger agreement;

•	such person must deliver to the company a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

such person must continuously hold of record or beneficially own the shares of the common stock from the date of making the demand through the effective time (a person demanding appraisal will lose appraisal rights if after demanding appraisal and before the effective time, in the case of a record holder transfers, or in the case of a beneficial owner ceases to beneficially own, such shares);

•

such person (or any other person duly demanding appraisal) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the company stock of all such stockholders within 120 days after the effective time (the surviving corporation is under no obligation to file any petition and has no present intention to do so); and

•	such person must otherwise comply with the applicable procedures and requirements set forth in Section 262.

If such person fails to comply with any of these conditions and the merger is completed, such person will be entitled to receive the merger consideration, but will have no appraisal rights with respect to such person’s shares of common stock.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of common stock unless one of the ownership thresholds is met.

Because a proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to the company, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s common stock. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold or own, as applicable, of record or beneficially, the shares of common stock on the date the written demand for appraisal is made and must continue to hold or own, as applicable, the common stock through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s and beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such shares. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform the company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s common stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Chuy’s Holdings, Inc.

1623 Toomey Road,

Austin, Texas, 78704

Attention: General Counsel & Secretary

At any time within 60 days after the effective time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the merger consideration, less any applicable withholding taxes, by delivering to company, as the surviving corporation, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time, the surviving corporation will notify each stockholder (including any beneficial owner, as the case may be) who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective time thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the common stock held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any persons who desire to have their common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective time, any person who has complied with the requirements for an appraisal of such person’s common stock pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of common stock not voted in favor of the adoption of the merger agreement and with respect to which the company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such common stock (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such common stock shall not be considered a separate stockholder holding such common stock for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. If the petition is filed by the surviving corporation, the petition must be accompanied by the verified list. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares common stock are listed on the Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In Dell, Inc. v. Magnetar Global Event Driven Master Fund Ltd., and DFC Global Corp. v. Muirfield Value Partners, L.P., the Delaware Supreme Court indicated, without establishing a presumption, that in a merger resulting from arm’s-length negotiations and a sale process reasonably designed to maximize stockholder value, the agreed-upon deal price less synergies expected from the merger may be the best indicator of fair value.

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the merger consideration if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH THE COMPANY BELIEVES THAT THE MERGER CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE MERGER CONSIDERATION. Neither the company nor Darden anticipates offering more than the merger consideration to any persons exercising appraisal rights, and each of the company and Darden reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the merger consideration. If a petition for appraisal is not timely filed or, with respect to common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

THE MERGER AGREEMENT

The following is a summary of certain material terms of the merger agreement. The summary is not complete and must be read together with the actual merger agreement, a copy of which is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the merger agreement that is important to you.

Please note that the representations, warranties, covenants, and agreements in the merger agreement were made only for purposes of the merger agreement and may not represent the actual state of facts. See “Miscellaneous—Legal and Cautionary Disclosures—Context for Assertions Embodied in Agreements” beginning on page 85.

STRUCTURE AND CORPORATE EFFECTS OF THE MERGER

At the effective time, Merger Sub will merge with and into Chuy’s, and the separate corporate existence of Merger Sub will cease to exist. Chuy’s will be the surviving corporation of the merger and will continue its corporate existence as a Delaware corporation and an indirect, wholly-owned subsidiary of Darden.

As of the effective time, the certificate of incorporation of the surviving corporation will be amended and restated so as to read in its entirety as set forth in the applicable exhibit to the merger agreement, and the bylaws of the surviving corporation will be amended and restated to be the same as the bylaws of Merger Sub in effect immediately before the effective time (except that any references to Merger Sub’s name will be replaced by references to the surviving corporation), and for at least six years following the effective time, such certificate of incorporation and bylaws will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods at or prior to the effective time than are currently set forth in the company’s governing documents.

At the effective time, by virtue of the merger, the individuals holding positions as directors and officers of Merger Sub immediately before the effective time will become the directors and officers of the surviving corporation in each case until their earlier death, resignation or removal or their respective successors are duly elected and qualified.

TIMING OF THE MERGER

The closing of the merger is to take place at 9:00 a.m. Eastern Time, on a date that is no later than three business days after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions). We and Darden may mutually agree upon another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the “closing date.”

At the closing, we will file a certificate merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed or at such later date or time as may be agreed by us and Darden and specified in the certificate of merger.

As of the date of the filing of this proxy statement, we expect to complete the merger in the fourth quarter of 2024. However, completion of the merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the merger, and factors outside of our control or the control of Darden may delay the completion of the merger or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

EFFECT OF THE MERGER ON OUR COMMON STOCK

Each share of our common stock that is issued and outstanding immediately prior to the effective time will be automatically canceled and converted into the right to receive $37.50 in cash without interest, except for (1) any shares that are owned or held in treasury by the company, (2) any shares that are owned by Darden or Merger Sub (or any of their respective affiliates), and (3) any dissenting shares.

At the effective time, each share owned or held in treasury by the company, or owned by Darden or Merger Sub (or their respective affiliates), will automatically be canceled and cease to exist, and no consideration will be delivered in exchange for such cancellation.

In this proxy statement, we use the term “dissenting shares” to describe shares of our common stock issued and outstanding immediately prior to the effective time that are held by a holder who (1) has not voted in favor of approval of the merger agreement, (2) is entitled to appraisal under the DGCL, and (3) has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL. At the effective time, any dissenting shares will not be converted into or represent the right to receive the merger consideration, but instead will be entitled to payment for such dissenting shares determined in accordance with Section 262 of the DGCL following which such shares will automatically be canceled and will cease to exist. However, if, after the effective time, any such holder fails to perfect, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such dissenting shares will be treated as if they had converted as of the effective time into the right to receive the merger consideration without interest thereon. For more information regarding appraisal rights, see “Appraisal Rights” beginning on page 51.

At the effective time, each share of common stock of Merger Sub outstanding immediately prior to the effective time will automatically be converted into and become one fully paid, nonassessable share of common stock of the surviving corporation.

TREATMENT OF CHUY’S EQUITY AWARDS

Stock Options. Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company, and the holder thereof, by virtue of the merger and without any action on the part of the option holders, each option, whether or not vested and exercisable, that is then outstanding and unexercised, will be automatically converted into the right to receive from Darden or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of $37.50 over the per share exercise price of such option by (2) the aggregate number of shares of our common stock that were issuable upon exercise of such option immediately prior to the effective time (subject to any applicable withholding tax).

Restricted Stock Units. Immediately prior to the effective time, except as may otherwise be agreed in writing by Parent, the company and the holder thereof, by virtue of the merger and without any action on the part of the holders thereof, each RSU that is then outstanding will be deemed to have been earned, and become fully vested, and will be canceled and extinguished as of the effective time and, in exchange therefor, each former holder of any RSU will have the right to receive from Darden or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the number of shares of common stock subject to such RSU by (2) $37.50 subject to any applicable withholding tax.

TREATMENT OF CHUY’S 2023 EMPLOYEE STOCK PURCHASE PLAN

With respect to the 2023 ESPP, the merger agreement provides that:

•	No new offering periods under the 2023 ESPP will commence after the date of the merger agreement.

•	The 2023 ESPP will be terminated upon the completion of the merger, effective as of immediately prior to the effective time.

PAYMENT FOR COMMON STOCK IN THE MERGER

At or prior to the effective time, Darden will deposit the aggregate merger consideration with Equiniti Trust Company, LLC (or another nationally recognized paying agent designated by Parent and approved in writing by us), which we refer to as the “paying agent.”

Promptly after the effective time, and in any event no later than three business days after the effective time, Darden will send or cause the paying agent to send to each record holder of shares of our common stock immediately prior to the effective time whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon (1) surrender of certificates to the paying agent together with duly completed and validly executed letters of transmittal or (2) in the case of a book-entry transfer of shares of our common stock, receipt of a customary “agent’s message” by the paying agent, and in each case, such other documents as may reasonably be requested by the paying agent, the holders of such certificates or book-entry shares will be entitled to receive the merger consideration for all such shares.

REPRESENTATIONS AND WARRANTIES; MATERIAL ADVERSE EFFECT

The merger agreement contains representations and warranties of ours, subject to certain exceptions in the merger agreement, in the disclosure letter delivered by the company to Darden and Merger Sub in connection with the merger agreement and in certain of our public filings, as to, among other things:

•	organization, good standing, and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

•	corporate authority to enter into the merger agreement and the enforceability of the merger agreement against us;

•

resolutions adopted by our board of directors declaring the merger agreement, the merger, and the transactions contemplated by the merger agreement to be fair to, advisable, and in the best interests of the company and its stockholders, approving the merger agreement, the merger, and the transactions contemplated by the merger agreement and declaring them advisable, and recommending that our stockholders approve the merger and adopt the merger agreement;

•	the receipt by our board of directors of an opinion from Piper;

•	the inapplicability of anti-takeover statutes;

•	absence of violations or conflicts with our or any of our subsidiaries’ governing documents;

•	governmental and third party consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;

•	capitalization and ownership of our subsidiaries;

•	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

•	absence of preemptive or similar rights;

•	our SEC filings, financial statements, and the absence of undisclosed liabilities or obligations;

•	disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain events, including changes having, or which would reasonably be expected to have, a material adverse effect, since December 31, 2023;

•	material contracts;

•	real property matters;

•	environmental matters;

•	intellectual property matters;

•	data privacy and security matters;

•	tax matters;

•	employee benefit matters;

•	the company and its subsidiaries not being parties to franchise agreements;

•	labor matters;

•	compliance with applicable laws, including anti-corruption laws;

•	litigation matters and investigations;

•	insurance policies and coverage;

•	economic sanctions and export controls laws;

•	top suppliers;

•	quality and safety of food and beverage products;

•	related party transactions; and

•	broker’s fees.

The merger agreement also contains representations and warranties of Darden and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:

•	organization and good standing with respect to Darden;

•	corporate authority to enter into the merger agreement and the enforceability of the merger agreement against Darden and Merger Sub;

•	absence of violations or conflicts with Darden or Merger Sub’s governing documents;

•	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;

•	affirmation that Merger Sub has been formed solely for the purposes of the merger and has not engaged in any business activities other than pursuant to the merger agreement;

•

affirmation that no vote or consent of any stockholders of Darden is necessary to adopt and approve the merger agreement and affirmation that the consent of a wholly-owned subsidiary of Darden, as the sole stockholder of Merger Sub, is the only vote or consent required of Merger Sub to adopt and approve the merger agreement;

•	litigation matters and investigations;

•	the availability of funds, taking into account funds available to Darden, to complete the merger and pay related fees and expenses;

•	that Darden, Merger Sub and their affiliates are not “interested stockholders” of the company as described in the DGCL;

•	broker’s fees; and

•	Darden acknowledgment of limitations on representations and warranties of us and non-reliance on forward-looking information, estimates and projections provided by us.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification.

For purposes of the merger agreement, a “material adverse effect” with respect to us means any change, event, effect, development, condition, occurrence, or circumstance that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, properties financial condition or results of operations of us and our subsidiaries, taken as a whole. However, none of the following will be deemed to be or constitute a material adverse effect or be taken into account when determining whether a material adverse effect has occurred or would reasonably be expected to occur (except, in certain circumstances, if any such change, event, effect, development, condition, occurrence or circumstance has had, or would reasonably be expected to have, a disproportionate adverse effect on the company relative to other companies operating in the same segment of the restaurant industry in the United States, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a material adverse effect has occurred):

•	changes in general economic conditions, or changes in conditions in the global, international or United States economy generally;

•

changes in conditions in the financial markets, credit markets, or capital markets, including changes in interest rates or credit ratings, changes in exchange rates for the currencies of any country, or any suspension of trading of securities generally on any securities exchange or over-the-counter market;

•	changes in conditions in the industries in which we and our subsidiaries conduct business (including supply chain delays and increases in raw material prices);

•

changes in regulatory, legislative, or political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews or government shutdowns or slowdowns), and any escalation or worsening thereof);

•

changes in geopolitical or social conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, widespread cyber-attack, terrorism, or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism, or military actions);

•	earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, or other natural disasters, weather conditions, and other force majeure events;

•

any epidemic, pandemic or disease outbreak, human health crises or other force majeure events, in each case including any worsening thereof, or law, mandate, directive, pronouncement, guideline or recommendation issued by a governmental authority, the Center for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic, or disease outbreak, or any change in such law or directive, pronouncement or guideline or interpretation thereof, or any material worsening of such condition;

•	changes in GAAP or applicable laws (or the enforcement, implementation, or interpretation of any of the foregoing);

•	the negotiation, execution, delivery, or performance of the merger agreement;

•

the announcement of the merger agreement and the pendency or performance of the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of us and our subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, governmental authorities, vendors, or any other person;

•	compliance by us, Darden, or Merger Sub with the terms of the merger agreement, including any action required to be taken or refrained from being taken pursuant to the merger agreement;

•	any action taken or refrained from being taken, in each case to which Darden has expressly approved, consented to, or requested in writing;

•

changes in the price or trading volume of the company’s common stock, in and of itself; provided that the underlying facts relating to these changes may be taken into account in determining whether there has been a material adverse effect in some circumstances;

•

any failure, in and of itself, by us and our subsidiaries to meet any public estimates or expectations of our revenue, earnings, or other financial performance or results of operations for any period, any budgets, plans, projections or forecasts of our revenues, earnings, or other financial performance or results of operations; provided that the underlying facts relating to these changes may be taken into account in determining whether there has been a material adverse effect in some circumstances;

•	availability or cost of equity, debt, or other financing to Darden or Merger Sub;

•

identity of, or any facts or circumstances relating to, Darden, Merger Sub, or their respective affiliates or the announcement or disclosure of their respective plans or intentions with respect to us, our subsidiaries, or our business;

•

any proceeding commenced or threatened against us, Darden, or Merger Sub, any of our or their respective affiliates or our or their respective directors or officers or otherwise relating to, involving or affecting such party or its affiliates or such directors or officers, in each case in connection with, arising from or otherwise relating to the merger agreement or the transactions contemplated thereby, other than a proceeding solely among us, Darden and Merger Sub related to the merger agreement, which we refer to as “transaction litigation”; or

•	any breach by Darden or Merger Sub of the merger agreement.

CONDUCT OF THE BUSINESS PENDING THE MERGER

The merger agreement provides that, during the period from the date of the merger agreement to the closing date, except as approved by Darden in writing (such approval not to be unreasonably withheld, conditioned, or delayed), as expressly contemplated by the merger agreement, as set forth in the disclosure letter, or required by applicable law, we will use, and cause our subsidiaries to use, reasonable best efforts to:

•	conduct our businesses in all material respects in the ordinary course of business consistent with past practices; and

•

preserve intact in all material respects our current business organization, ongoing businesses and significant relationships with our officers, employees, suppliers, customers, distributors, licensors, and other persons with whom we or our subsidiaries have material business dealings.

The merger agreement also provides that, during the period from the date of the merger agreement to the closing date, except as approved by Darden in writing (such approval not to be unreasonably withheld, conditioned, or delayed), as expressly contemplated by the merger agreement, as set forth in the disclosure letter or as required by applicable law, we will not, and will not permit any of our subsidiaries to, among other things (subject to certain specified exceptions):

•	amend our organizational documents or the organizational documents of our subsidiaries;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization with respect to us or our subsidiaries;

•

issue, sell, deliver, grant, pledge, dispose of or encumber, or agree or commit to issue, sell, deliver, grant, pledge, dispose of or encumber any shares of the company’s or its subsidiaries’ capital stock, other voting securities or equity interests, or any securities convertible or exchangeable into shares of capital stock, voting securities or equity interests of the company or its subsidiaries;

•	adopt a rights plan;

•	commence any offering period under the 2023 ESPP;

•

reclassify, split, combine, subdivide, or redeem, repurchase, purchase, or otherwise acquire or amend the terms of, directly or indirectly, any shares of our capital stock or other equity or voting interest, other than (1) the withholding of shares of our common stock to satisfy tax obligations incurred in connection with the settlement of awards granted pursuant to our stock plans, or (2) our acquiring RSUs in connection with the forfeiture of such awards;

•

establish a record date for, declare, set aside, or pay any dividends on, or make any other distributions in respect of our capital stock, except for cash dividends made by any direct or indirect wholly-owned subsidiary to us or one of our other wholly-owned subsidiaries;

•

incur, assume, or suffer to exist any indebtedness, except (1) for trade payable incurred in the ordinary course of business consistent with past practice, and (2) for loans or advances to direct or indirect wholly-owned subsidiaries in the ordinary course of business consistent with past practice;

•	make any loans, advances, or capital contributions to, or investments in, any person;

•	mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon, except for certain permitted liens;

•

enter into, adopt, materially amend, materially modify, or terminate any employee benefit plan, other than annual renewals in the ordinary course of business consistent with past practice and either (i) on substantially similar terms or (ii) after good faith consultation with Darden;

•

increase the compensation, bonus, severance, retention, or termination pay payable or that could become payable to any current or former directors, officers or employees or consultants, other than increases of compensation or bonus in the ordinary course of business consistent with past practices for any employee below the level of vice president;

•	pay any benefit not required to be paid by any employee benefit plan;

•	grant, amend or modify any equity awards;

•

hire or engage any officer, employee or individual consultant with an annual base compensation or annual fees of more than $100,000, in each case, other than to fill a vacant position at compensation that does not exceed that of the previous holder of such vacant position;

•

settle any pending or threatened proceeding, except for the settlement of any proceeding that (A) is for solely monetary payments by us or our subsidiaries of no more than $250,000 individually or $1 million in the aggregate and does not impose any material non-monetary obligations on us or our subsidiaries, (B) is transaction litigation and settled in compliance with the merger agreement, or (C) involves any dispute between one or more of Darden or Merger Sub, on the one hand, and us, on the other hand;

•	materially change our methods, principles or practices of financial accounting or annual accounting period except as required by GAAP, or applicable law or any governmental authority;

•

make any tax election that is inconsistent with past practice, revoke or change any tax election, change any method of tax accounting, file any amended tax return or take action to surrender any claim for a refund of taxes that, in each case, individually or in the aggregate, (A) would materially and adversely affect the tax liability of us or of our subsidiaries; (B) change the entity classification of any subsidiary; or (C) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment (other than any automatic extension of time in which to file a tax return);

•

incur or commit to incur any capital expenditures in excess of $500,000 individually and $1.5 million in the aggregate other than consistent with the capital expenditure budget for the fiscal year 2024, pursuant to obligations imposed by any contract in effect as of the date of the merger agreement or emergency capital expenditures necessary to maintain the operations of our business and properties as currently conducted;

•

enter into, modify in any material respect, amend in any material respect, terminate (other than any material contact or real property lease or other restaurant lease that has expired in accordance with its terms) or waive any material rights or material claims under any material contract, real property lease or other restaurant lease except, in each case, for renewals of any material contract, real property lease or other restaurant lease on substantially similar terms;

•

enter into any franchise agreement or grant to any person the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark, advertising or commercial symbol which constitutes a franchise, regardless of the jurisdiction in which the franchised business is located or operated, or any other law regulating the offer or sale of franchises, business opportunities or seller-assisted marketing plans;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any of our affiliates or other related person that would require disclosure pursuant to applicable SEC rules;

•

acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest in any other person or a material amount of assets in any one transaction or series of related transactions, other than acquisitions (A) of raw materials, supplies, equipment, furniture, fixtures or inventory from vendors or suppliers for consumption or use in the ordinary course of business consistent with past practice or (B) that do not exceed $100,000 in the aggregate;

•

lease, acquire or sell, or enter into any contract to lease, acquire or sell, any real property or any interest therein for an aggregate payment that exceeds $100,000 in any one transaction or series of related transactions, in each case, without prior good faith consultation with Darden;

•

sell, assign, license, lease, transfer, abandon or otherwise dispose of, or create any lien on (other than a permitted lien), or otherwise dispose of, any of our or our subsidiaries’ material tangible assets, other than such sales, assignments, licenses, leases, transfers, liens or other dispositions (A) in the ordinary course of business consistent with past practice, (B) that are sales or other dispositions of equipment that is no longer used by us or our subsidiaries in the operation of our and their respective businesses, or (C) that have neither a fair market value of the assets nor an aggregate purchase price that exceeds $100,000 in any one transaction or series of related transactions;

•

sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse, or otherwise transfer or dispose of, or create or incur any lien, other than certain permitted liens, on or grant any interest in or rights with respect to, any material intellectual property;

•	close any restaurants, other than temporary closures in the ordinary course of business consistent with past practice or as required by applicable law or order;

•

fail to use commercially reasonable efforts to maintain in full force and effect material insurance policies covering us and our subsidiaries and our and their respective directors, officers, properties, assets, and businesses in a form and amount consistent with past practice in all material respects;

•

establish, adopt, enter into, or amend any collective bargaining agreement (or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of us or our subsidiaries);

•	implement any employee layoffs that trigger the Worker Adjustment and Retraining Notification Act of 1988; or

•	agree, resolve, or commit to take any of the foregoing actions.

SOLICITATION OF OTHER OFFERS

For purposes of the merger agreement:

•

“acceptable confidentiality agreement” means a confidentiality agreement between us and any third party containing terms no less favorable, in the aggregate, to us than the terms of the confidentiality agreement between us and Darden; provided, however, that such confidentiality agreement (i) may contain provisions that permit us to comply with the merger agreement, (ii) will not in any way restrict us or our representatives from complying with our and their respective obligations under the merger agreement, (iii) need not contain any “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal and (iv) will not require us or any of our subsidiaries to reimburse the costs or expenses of any person.

•	“acquisition proposal” means any bona fide written offer or proposal from any third party relating to any transaction or series of related transactions involving:

•

direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any third party, whether from us or any other person(s), of shares of our common stock representing more than 20% of our common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any third party that, if consummated in accordance with its terms, would result in a third party beneficially owning more than 20% of our common stock outstanding after giving effect to the consummation of such tender or exchange offer,

•

direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any third party, or stockholders or other equity holders of any such third party, of more than 20% of our and our subsidiaries’ consolidated assets, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), or

•

merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving us or any of our subsidiaries pursuant to which any third party, or stockholders or equity holders of any third party, would hold shares of our common stock representing more than 20% of our common stock outstanding or obtain more than 20% of our and our subsidiaries’ consolidated assets taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), in each case, after giving effect to the consummation of such transaction.

•

“alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an acceptable confidentiality agreement) relating to an acquisition proposal.

•

“superior proposal” means any written acquisition proposal (with all references to 20% in the definition of acquisition proposal being deemed to be references to 50%) on terms that our board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account the changes, if any, to the merger agreement proposed by Darden pursuant to its matching right, (1) if consummated, would be more favorable, from a financial point of view, to our stockholders than the merger (taking into account all relevant legal, regulatory, financial, timing, financing, conditionality and other aspects of such acquisition proposal) and (2) is reasonably likely to be consummated in accordance with its terms.

Go-Shop Period

Under the merger agreement, during the period from the date of the merger agreement until the No-Shop Period Start Date, which we refer to as the “go-shop period,” we, our subsidiaries and our representatives had the right to, subject to the terms of the merger agreement:

•

solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal, including by providing information and data (including non-public information and data) relating to us or our subsidiaries and affording access to the business, properties, assets, books, records and personnel of the company and its subsidiaries to any third party (and such third party’s representatives, including potential financing sources) pursuant to an acceptable confidentiality agreement; and

•

engage in, enter into, continue, or otherwise participate in discussions or negotiations with any third party (and such third party’s representatives, including potential financing sources) with respect to any acquisition proposal.

The go-shop period ended, and the No-Shop Period Start Date occurred, at 11:59 p.m., New York City time, on August 16, 2024.

No-Shop Period

From the No-Shop Period Start Date until the earlier of the termination of the merger agreement and the effective time, we agreed that we will not and will cause each of our subsidiaries and our and their officers and directors not to, and will not authorize and will direct and use commercially reasonable efforts to cause our or their representatives not to, directly or indirectly:

•

solicit, initiate, encourage or facilitate any acquisition proposal or any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal, including by providing information (including non-public information and data) relating to us or any of our subsidiaries or affording access to the business, properties, assets, books, records or personnel of the company or its subsidiaries to any third party (or such third party’s representatives);

•

engage in, enter into, or otherwise participate in any discussions or negotiations with any third party (or such third party’s representatives) with respect to an acquisition proposal or any inquiry, discussion, offer, request, negotiation, or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•	approve or recommend an acquisition proposal;

•

enter into any alternative acquisition agreement or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement requiring us to abandon, terminate or fail to complete the transactions contemplated by the merger agreement; or

•	propose or agree to do any of the foregoing.

Furthermore, from the No-Shop Period Start Date until the earlier of the termination of the merger agreement and the effective time, we agreed to, and to cause each of our subsidiaries and our and their officers and directors to, and to direct and use our reasonable best efforts to cause our and their other representatives to, immediately:

•

cease any solicitations, discussions, negotiations, or communications with any third party with respect to any acquisition proposal or any inquiry, discussion, offer, request, negotiation, or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal;

•

request the prompt return or destruction of all non-public information and data concerning the company or its subsidiaries previously furnished to any such third party (or such third party’s representatives, including potential financing sources) with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the No-Shop Period Start Date;

•

cease providing any further information or access with respect to us and our subsidiaries or otherwise in connection with any acquisition proposal or any inquiry, discussion, offer, request, negotiation, or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal to any such third party (or such third party’s representatives, including potential financing sources); and

•	terminate all access granted to any such third party (or such third party’s representatives, including potential financing sources) to any physical or electronic data room.

Notwithstanding these restrictions, which we refer to as the “no-shop restrictions,” after the No-Shop Period Start Date and prior to the time the requisite stockholder vote is obtained, we, our subsidiaries and our representatives may engage or otherwise participate in discussions or negotiations with such third party (and such third party’s representatives, including potential financing sources) in response to an unsolicited written bona fide acquisition proposal from a third party that did not result from a breach (other than a de minimis breach) of the no-shop restrictions, and may furnish information to such third party if (1) our board of directors has determined in good faith, after consultation with the company’s independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably expected to result in a superior proposal and failure to take such action would be inconsistent with the board of directors’ fiduciary duties under applicable law, (2) we enter into an acceptable confidentiality agreement with such third party, and (3) any non-public information that is provided to such third party not previously provided to Darden is promptly provided to Darden.

From and after the No-Shop Period Start Date, we are also required to notify Darden promptly (but in no event later than 36 hours after the occurrence thereof) of the receipt of any acquisition proposal or any request for non-public information or data regarding us or any of our subsidiaries by any third party that informs us that it is making, has made or is considering making an acquisition proposal or any other inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal, or any request from any third party seeking non-public information or to have discussions or negotiations with us or our representatives regarding a possible acquisition proposal or that we determine would be reasonably expected to lead to an acquisition proposal. We will also promptly (and in any event within 36 hours) notify Darden in writing if we enter into discussions or negotiations concerning any acquisition proposal or provide no-public information or data to any third party, of any change to the financial and other material terms and conditions of any such acquisition proposal and otherwise keep Darden reasonably informed of the status and terms of any such acquisition proposal or any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an acquisition proposal on a reasonably current basis, including by providing a copy of all written proposals, counter-proposals, written offers, drafts of proposed agreements and material correspondence relating thereto.

CHANGE IN BOARD RECOMMENDATION

As described under “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 29, and subject to the provisions described below, our board of directors has unanimously recommended that our stockholders vote “FOR” the proposal to adopt the merger agreement.

The merger agreement provides that, except as described below, our board of directors may not (any of the following, an “adverse recommendation change”):

•

change, withhold, withdraw, or modify or qualify in any manner adverse to Darden or Merger Sub, or resolve to or publicly propose or announce its intention to change, withhold, withdraw, or modify or qualify in a manner adverse to Darden or Merger Sub, the board recommendation;

•	approve, adopt, or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend, any acquisition proposal;

•	fail to include the board recommendation in this proxy statement;

•

within 10 business days of Darden’s written request, fail to make or reaffirm the board recommendation following the date any acquisition proposal or any material modification thereto is first disclosed or given to the company’s stockholders (and no more than once in connection with any such modification);

•

fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within 10 business days after the commencement of such tender offer or exchange offer; or

•	publicly propose or agree to any of the foregoing.

Notwithstanding the no-shop restrictions, at any time prior to the time the company stockholder approval is obtained, our board of directors may, (x) effect an adverse recommendation change in response to an intervening event or if the company has received a written bona fide acquisition proposal that did not result from a breach (other than a de minimis breach) of the no-shop restrictions and that the board of directors has determined, after consultation with the company’s outside legal counsel and independent financial advisors, constitutes a superior proposal and/or (y) terminate the merger agreement in order to enter into an alternative acquisition agreement providing for such superior proposal. Our board of directors is permitted to take these actions if and only if:

•	we have complied in all material respects with the no-shop restrictions;

•

the board of directors has determined, after consultation with the company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

•

we have provided prior written notice to Darden stating that the board of directors intends to take such action and the basis therefor, which notice shall describe the intervening event in reasonable detail or identify the third party making the superior proposal, describe the material terms and conditions of such superior proposal and include, to the extent applicable, copies of all relevant material documents relating to such superior proposal (including any proposed merger or other agreement, financing documents and commitment letters), as applicable;

•

during the four business days following Darden’s receipt of such notice, we will negotiate, and cause our representatives to negotiate, with Darden (to the extent Darden desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that, (x) in the case of an intervening event, the failure to effect such adverse recommendation change would no longer reasonably be expected to be inconsistent with the directors’ duties under applicable law and (y) in the case of a superior proposal, such acquisition proposal ceases to constitute a superior proposal; and

•

following such four business day period, our board of directors has determined, after consultation with the company’s outside legal counsel and independent financial advisors, and taking into account any changes to the merger agreement or the transactions contemplated thereby proposed by Darden in response to the notice or otherwise, that the failure of the board of directors to effect an adverse recommendation change and/or terminate the merger agreement would reasonably be expected to be inconsistent with the directors’ duties under applicable law and, with respect to a superior proposal, that such acquisition proposal continues to constitute a superior proposal.

As used in the merger agreement, “intervening event” means a material change, event, effect, development, condition, occurrence or circumstance that was not known (or if known, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by our board of directors as of the date of the merger agreement, and which change, event, effect, development, condition, occurrence or circumstance (or consequences thereof) becomes known to our board of directors after the date of the merger agreement and prior to obtaining the company stockholder approval.

COMPANY STOCKHOLDERS’ MEETING

Subject to the relevant provisions of the merger agreement, including our board of directors’ right to change its recommendation in favor of the merger and our right to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in the section entitled “Change in Board Recommendation” beginning on page 68, we have agreed to (1) duly call, convene and hold the special meeting as promptly as reasonably practicable after the expiration of the SEC’s 10-day waiting period or the date the company learns the SEC has no further comments, and in no event will the meeting be held later than 45 days following the date the proxy statement is mailed to stockholders, (2) recommend that our stockholders vote to adopt the merger agreement, and (3) use our commercially reasonable efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the company in connection with the special meeting are solicited in compliance, in all material respects, with all applicable laws.

EMPLOYEE MATTERS

From the effective time until 90 days thereafter, Darden or one of its affiliates will provide each of our employees immediately prior to the merger that continues to be an employee of Darden or one of its subsidiaries (including the surviving corporation) following the effective time (each a “continuing employee”) and who is not an hourly restaurant employee, (1) an annual base salary or base wage rate, as applicable, and (2) target annual cash incentive opportunities (if any) under the company’s bonus plan as is in effect at the effective time that are no less favorable in the aggregate than these provided to such continuing employees immediately prior to the effective time. During the period beginning immediately after 90 days after the closing and ending one year after the closing, Darden or one of its affiliates will provide each continuing employee total direct compensation, consisting of (1) an annual base salary or base wage rate, as applicable, (2) target annual cash incentive opportunities (if any) under Darden’s bonus plan as then in effect and (3) an equity grant (if any) at target, that is substantially comparable in the aggregate to the total direct compensation provided to similarly-situated employees of Darden and its affiliates; provided, however, that the cash incentive or bonus opportunities for continuing employees who participated in a bonus plan (as defined below) as of immediately prior to the effective time will be governed by the following paragraph.

Darden or one of its affiliates will continue to maintain our Senior Management Incentive Plan, Supervisor Bonus Plan, Vice President Bonus Plan and Corporate Bonus Plan, which we refer to as our “bonus plans,” until December 29, 2024, and will honor and payout any bonuses thereunder either (1) at target, with respect to any bonus plan (or portion thereof) based on overall company performance, or (2) as determined based on actual performance, with respect to any bonus plan (or portion thereof) based on any metric other than overall company performance, in each case, in accordance with the terms of such bonus plan. From and after December 30, 2024, until the first anniversary of the closing, any continuing employee who participated in a bonus plan shall be eligible to participate in or to receive partial-year bonus opportunities substantially comparable to participants in a comparable management incentive plan of similarly-situated employees of Darden and its affiliates.

From and after the effective time through June 30, 2025, Darden or one of its affiliates will provide to each continuing employee who is an hourly restaurant employee total cash compensation no less favorable in the aggregate than the total cash compensation provided to such continuing employee immediately prior to the effective time.

Darden or one of its affiliates will honor any written employment agreements existing as of the date of the merger agreement, honor and recognize all earned but unused vacation, sick leave, and similar paid time off earned by each continuing employee as of the effective time, and provide to each continuing employee any severance benefits provided to similarly-situated employees of Darden and its affiliates in connection with previous acquisitions.

From and after the effective time through June 30, 2025, Darden or one of its affiliates will provide each continuing employee with employee benefits, excluding severance, that are substantially similar to the employee benefits to which such continuing employee was entitled as of immediately prior to the effective time. From June 30, 2025 through the first anniversary of the closing date, Darden or one of its affiliates will provide each continuing employee with employee benefits that are substantially comparable in the aggregate to those provided to other similarly-situated employees of Darden and its affiliates.

The merger agreement provides that, to the extent that any employee benefit plans sponsored by Darden or one of its affiliates are made available to any continuing employee, Darden and its subsidiaries (including the surviving corporation) will use commercially reasonable efforts to credit such continuing employee for all service with us and our subsidiaries prior to the effective time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant, except as would result in duplication of coverage or benefits for the same period of service.

In addition, Darden will use commercially reasonable efforts to (i) ensure each continuing employee is immediately eligible to participate, without any waiting period or other eligibility requirement, in any and all new employee benefit plans sponsored by Darden or its affiliates to the extent that coverage under such new plans replaces coverage under a corresponding employee benefit plan of the Company in which the continuing employee participates prior to the effective time, (ii) waive any waiting periods, preexisting conditions, exclusions, evidence of insurability requirements and activity-at-work or similar requirements applicable to such continuing employee and their eligible dependents under any employee benefits plans providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, (iii) cause full credit to be given for any eligible expenses incurred by each continuing employee or their covered dependents during the calendar year in which the closing of the merger occurs, to the same extent recognized under any comparable plan of the Company prior to the closing date, as if such amounts had been paid under and in accordance with any similar plans maintained by Darden or its affiliates, and (iv) credit the accounts of such continuing employee pursuant to any flexible spending plan maintained by Darden or its affiliates with any unused balance in the account of such continuing employee pursuant to any corresponding plan of the Company.

INDEMNIFICATION AND INSURANCE

Effective as of the effective time, Darden will purchase, at a price not to exceed 300% of the amount per annum the company paid for such insurance in its last full fiscal year prior to the date of the merger agreement, a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the effective time with respect to wrongful acts and/or omissions committed or allegedly committed by covered persons at or prior to the effective time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the company’s and its subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage.

From and after the effective time, Darden will cause the surviving corporation and its subsidiaries to honor and perform all of the obligations of the company and our subsidiaries, to the fullest extent permissible under applicable law, under the company’s organizational documents and the organizational documents of the company’s subsidiaries in effect on the date of the merger agreement, and under any indemnification or other similar agreements in effect on the date of the merger agreement, to indemnify and advance expenses to their respective directors, officers and other persons covered by such organizational documents or agreements arising out of or relating to actions or omissions in such capacity at or prior to the effective time, including in connection with the approval of the merger agreement and the transactions contemplated thereby.

From the effective time through the sixth anniversary thereof, the charter documents of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of covered persons for periods at or prior to the effective time than are currently set forth in the company’s organizational documents.

EFFORTS TO COMPLETE THE MERGER

We and Darden have each agreed to use our respective reasonable best efforts to take, or cause to be taken, all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to complete and make effective the merger, as promptly as practicable, and in any event prior to the end date, including by (A) obtaining all consents, licenses, permits, waivers, clearances, approvals, orders and authorizations required to be obtained from any governmental authority, and (B) making all required registrations, declarations and filings with any governmental authority, in each case that are necessary or advisable to complete the transactions contemplated by the merger agreement (in each case, other than with respect to any matters relating to the HSR Act).

COORDINATION ON LITIGATION

We have agreed to provide Darden with prompt notice of any transaction litigation and keep Darden reasonably informed with respect to the status thereof. We will (1) give Darden the opportunity to participate, at its own expense, in the defense, settlement or prosecution of any transaction litigation, and (2) consult with Darden with respect to the defense, settlement and prosecution of any transaction litigation. We will not compromise, settle, or come to an arrangement regarding, or agree to compromise, settle, or come to an arrangement regarding, any transaction litigation unless Darden has consented thereto in writing (which consent will not be unreasonably withheld, conditioned, or delayed).

OTHER COVENANTS AND AGREEMENTS

The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, and exemptions of dispositions of our securities in connection with the merger under Rule 16b-3 of the Exchange Act.

CONDITIONS TO COMPLETION OF THE MERGER

Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	obtaining the company stockholder approval of the merger agreement;

•

the absence of any order that is in effect (whether temporary, preliminary, or permanent) issued by any governmental authority having jurisdiction over us, Darden, or Merger Sub or any applicable law adopted and continuing in effect that would restrain, enjoin, or otherwise prevent or prohibit the completion of the merger; and

•	the expiration or early termination of the waiting period applicable to the completion of the merger under the HSR Act.

The obligations of Darden and Merger Sub to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the closing of the following additional conditions:

•	the accuracy of the representations and warranties of the company, subject to certain materiality qualifiers;

•	our having performed and complied in all material respects with all covenants required to be performed or complied with under the merger agreement on or prior to the closing date;

•	the absence, since the date of the merger agreement, of the occurrence and continuance of a material adverse effect; and

•	our having delivered to Darden a certificate signed on behalf of the company by an authorized officer of the company, certifying to the satisfaction of the foregoing conditions.

Our obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior the closing of the following additional conditions:

•

the accuracy of the representations and warranties of Darden and Merger Sub, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to prevent or materially delay the ability of Darden and Merger Sub to perform their respective obligations under the merger agreement or to complete the merger;

•

Darden and Merger Sub having performed and complied in all material respects with all covenants required to be performed or complied with under the merger agreement on or prior to the closing date; and

•	Darden has delivered to us a certificate, signed on behalf of Darden by an authorized officer of Darden, certifying to the satisfaction of the foregoing conditions.

EXPENSES

In general, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such cost or expenses, whether or not the merger is completed. However, Darden has agreed to pay all filing fees for the filings under the HSR Act.

TERMINATION

The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the merger proposal by our stockholders by the mutual written consent of us and Darden. Subject to certain conditions and exceptions, the merger agreement may also be terminated at any time prior to the effective time as follows:

•	by either us or Darden, if:

•	the merger is not completed on or before February 17, 2025, which we refer to as the “end date”;

•

any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other final action permanently enjoining, restraining, or otherwise prohibiting the completion of the merger; or

•	our stockholders do not approve the merger agreement at the special meeting.

•	by us, if:

•

there is a breach by Darden or Merger Sub of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following our written notice describing such breach to Darden; or

•

prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change in order to enter into an alternative acquisition agreement providing for a superior proposal and we pay Darden a termination fee.

•	by Darden, if:

•

there is a breach by us of any representation, warranty, covenant, or other agreement contained in the merger agreement that (i) would result in any condition to closing not being satisfied and (ii) has not been cured prior to the earlier of the end date or the 30th calendar day following Darden’s written notice describing such breach to us; or

•

prior to obtaining the company stockholder approval, the board of directors has effected an adverse recommendation change, provided that the exercise of such termination right by Darden must occur within 10 business days after the board of directors makes an adverse recommendation change or we materially breach the no-shop restrictions in the merger agreement.

If the merger agreement is terminated as described above, the merger agreement will become void and of no effect, without liability of any party (or any representative of such party) to any other party, except for certain specified provisions of the merger agreement that survive such termination, including, among others, the provisions of the merger agreement related to termination fees. Nothing in the merger agreement will relieve any party from liability for any intentional and material breach or an intentional and material failure to perform, in each case that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would cause a breach of the merger agreement prior to such termination.

TERMINATION FEES

We have agreed to pay Darden a termination fee of $11,210,529 if, prior to the 10th day after the No-Shop Period Start Date, we terminate the merger agreement to enter into an agreement providing for a superior proposal with a party who submitted a written bona fide acquisition proposal after the date we entered into the merger agreement and before the No-Shop Period Start Date, which we refer to as a “Go-Shop Termination”.

We have also agreed to pay Darden a termination fee of $22,421,057 if:

•	prior to obtaining the company stockholder approval, we terminate the merger agreement to enter into an agreement providing for a superior proposal other than in connection with a Go-Shop Termination;

•

prior to obtaining the company stockholder approval, Darden terminates the merger agreement because of an adverse recommendation change, provided that such termination must occur within 10 business days of such adverse recommendation change, or if we materially breach the “no-shop” restrictions in the merger agreement, which we refer to as an Adverse Recommendation Change Termination;

•

we or Darden terminate the merger agreement because the company stockholder approval was not obtained at the special meeting and Darden would have also been entitled to terminate the merger agreement because of an Adverse Recommendation Change Termination; or

•

(A)(i) the merger agreement is terminated by us or Darden because the transactions contemplated by the merger agreement were not completed on or before the end date, (ii) the merger agreement is terminated by us or Darden because the company stockholder approval was not obtained or (iii) Darden terminates the merger agreement because the we breached any representation, warranty, covenant or agreement in the merger agreement and did not timely cure such breach, (B) an acquisition proposal has been publicly disclosed (and not publicly withdrawn), and (C) we consummate an acquisition proposal within 12 months of such termination or we enter into a definitive agreement for an acquisition proposal within 12 months of such termination, which transaction is ultimately consummated.

SPECIFIC ENFORCEMENT

Prior to the valid termination of the merger agreement, each of Darden, Merger Sub and Chuy’s is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement by any other party or to enforce specifically the performance of the terms and provisions of the merger agreement.

ASSIGNMENT

Except as provided in the following sentence, the merger agreement may not be assigned (whether by operation of law or otherwise) by any of the parties to the merger agreement without the prior written consent of the other parties to the merger agreement.

Darden or Merger Sub may transfer or assign its rights and obligations under the merger agreement, in whole or from time to time in part, to (1) one or more of its affiliates at any time or (2) at or after the effective time, to any debt financing sources for purposes of creating a security interest in the merger agreement or otherwise assigning the merger agreement as collateral in respect of such secured debt financing.

No such assignment by Darden or Merger Sub will relieve such party of any of its obligations under the merger agreement.

AMENDMENT AND MODIFICATION

Any provision of the merger agreement may be amended or waived prior to the effective time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of stockholder approval, no amendment may be made that requires the further approval of the company’s stockholders under the DGCL unless the required further approval is obtained.

GOVERNING LAW

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware.

THE MERGER PROPOSAL (PROPOSAL #1)

The information below regarding the merger proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” beginning on page 16, “The Merger” beginning on page 21, “The Merger Agreement” beginning on page 58, and the copy of the merger agreement attached as Appendix A.

VOTE ON ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve a proposal to adopt the merger agreement. A copy of the merger agreement is attached as Appendix A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 58. For a discussion of other considerations related to the merger, see the section entitled “The Merger” beginning on page 21.

VOTE REQUIRED FOR APPROVAL

To be approved, the merger proposal requires the affirmative vote of a majority of the outstanding common stock.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal. For a summary of the reasons for our board of directors’ recommendation, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” beginning on page 29.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL #2)

The information below regarding the advisory compensation proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” beginning on page 16, and “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 44.

NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION OF NAMED EXECUTIVE OFFICERS

We seek a non-binding, advisory vote from our stockholders to approve certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

For purposes of this proposal, our named executive officers and their respective merger-related compensation that is the subject of the advisory compensation proposal are set forth in “The Merger—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Named Executive Officers” beginning on page 47, including the footnotes to the table and related narrative discussion.

In particular, our stockholders are being asked to consider and vote upon a proposal to approve the following resolution:

RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in our proxy statement for the special meeting.

The vote on this proposal is separate and apart from the vote on the proposal to adopt the merger agreement and is not a condition to completion of the merger. Accordingly, you may vote to adopt the merger agreement and vote not to approve the advisory compensation proposal, or you may vote not to adopt the merger agreement and vote to approve the advisory compensation proposal.

This proposal gives our stockholders the opportunity to express their views on the merger-related compensation of our named executive officers. Because the vote on this proposal is non-binding and advisory only, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of the outcome of this non-binding, advisory vote.

The disclosure of the merger-related compensation subject to this proposal is required to be disclosed pursuant to Item 402(t) of Regulation S-K under the Exchange Act. The non-binding, advisory vote on this proposal is required by Section 14A of the Exchange Act and the SEC rules thereunder.

VOTE REQUIRED FOR APPROVAL

To be approved, the advisory compensation proposal requires the affirmative vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

An abstention will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have an effect on this proposal.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that you vote “FOR” approval of the advisory compensation proposal.

THE ADJOURNMENT PROPOSAL (PROPOSAL #3)

The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting—Adjournment” beginning on page 16.

VOTE ON ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES

We are asking our stockholders to approve adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. The adjournment proposal is in addition to, and not in lieu of, the authority of our chairperson to adjourn the meeting without a vote of stockholders in appropriate circumstances.

If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

VOTE REQUIRED FOR APPROVAL

To be approved, the adjournment proposal requires the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting.

An abstention will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have an effect on this proposal.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that you vote “FOR” approval of the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock as of August 9, 2024, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person known to us to be the beneficial owner of more than 5% of our shares of common stock.

Unless otherwise noted below, the address of the persons and entities listed in the tables is c/o Chuy’s Holdings, Inc., 1623 Toomey Rd., Austin, Texas 78704. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 17,230,823 shares of our common stock outstanding as of August 9, 2024. Shares of common stock subject to options or restricted stock units that a person has the right to acquire or receive within 60 days of August 9, 2024 are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Directors and Named Executive Officers	Number of Shares Beneficially Owned	Percent of Class (1)
Steve Hislop	130,083	*
Jon Howie (2)	85,712	*
John Korman (3)	10,856	*
John Mountford	16,332	*
Michael Hatcher	28,405	*
Saed Mohseni	13,007	*
Ira Zecher	5,658	*
Randall Dewitt	9,580	*
Jody Bilney (4)	1,744	*
Nancy Freda-Smith	—	*
All Executive Officers and Directors as a Group (10 Persons) (5)	301,377	1.7%

*	Less than one percent.

(1)	Based on 17,230,823 shares of our common stock outstanding as of August 9, 2024.
(2)	Shares beneficially owned by Mr. Howie include 3,100 shares owned by his spouse.
(3)	Includes 77 shares of common stock issuable upon vesting of restricted stock units within 60 days after August 9, 2024.
(4)	Includes 240 shares of common stock issuable upon vesting of restricted stock units within 60 days after August 9, 2024.
(5)	Includes 317 shares of common stock issuable upon vesting of restricted stock units within 60 days after August 9, 2024.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the company to beneficially own five percent or more of the company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such entity, except that the percentages are based upon the company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on August 9, 2024.

Name or Identity of Group	Number of Shares Beneficially Owned	Percent of Class (1)
BlackRock, Inc. (2)	2,955,162	17.2%
Vanguard Group (3)	1,265,718	7.3%
Macquarie Group Limited (4)	1,066,379	6.2%
T. Rowe Price Investment Management, Inc. (5)	1,039,319	6.0%
Dimensional Fund Advisors LP (6)	897,008	5.2%

(1)	Based on 17,230,823 shares of our common stock outstanding as of August 9, 2024.
(2)

According to Amendment No. 2 to Schedule 13G filed on January 22, 2024 by BlackRock, Inc., BlackRock, Inc. beneficially owns and has sole dispositive power with respect to 2,955,162 shares of our common stock and has sole voting power with respect to 2,915,917 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

According to Amendment No. 4 to Schedule 13G filed on February 13, 2024 by Vanguard Group, Vanguard Group beneficially owns 1,265,718 shares of our common stock and has sole dispositive power with respect to 1,220,205 shares of our common stock, and shared voting and dispositive power with respect to 29,400 and 45,513 shares of our common stock, respectively. The address of Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)

According to Amendment No. 1 to Schedule 13G filed on February 14, 2024 by Macquarie Group Limited (“MGL”), Macquarie Management Holdings Inc. (“MMH”), and Macquarie Investment Management Business Trust (“MIMBT”), MGL beneficially owns 1,066,379 shares of our common stock and has no voting or dispositive power with respect to our shares, MMH beneficially owns 1,066,379 shares our common stock and has sole voting and dispositive power with respect to 1,066,379 shares of our common stock and MIMBT beneficially owns 1,066,379 shares of our common stock and has sole voting and dispositive power with respect to 1,066,379 shares of our common stock. The address of MGL is 50 Martin Place Sydney, New South Wales, Australia. The address of MMH and MIMBT is 610 Market Street, Philadelphia, PA 19106.

(5)

According to Amendment No. 3 to Schedule 13G filed on May 10, 2024 by T. Rowe Price Investment Management, Inc., as of April 30, 2024, T. Rowe Price Investment Management, Inc. beneficially owns and has sole dispositive power with respect to 1,039,319 shares of our common stock and has sole voting power with respect to 1,031,659 shares of our common stock. The address of T. Rowe Price Investment Management, Inc. is 101 East Pratt St., Baltimore, MD 21201.

(6)

According to Schedule 13G filed on February 9, 2024 by Dimensional Fund Advisors LP, Dimensional Fund Advisors LP beneficially owns and has sole dispositive power with respect to 897,008 shares of our common stock and has sole voting power with respect to 877,038 shares of our common stock. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

MARKET PRICES AND DIVIDEND DATA

THE MARKET FOR OUR COMMON STOCK

Currently, our shares of common stock are traded on Nasdaq under the symbol “CHUY.” As of the close of business on the record date there were    shares of our common stock outstanding, held by approximately    stockholders of record.

Following the merger, there will be no further market for our common stock. In particular, if the merger is completed:

•	Our stock will be delisted from Nasdaq and deregistered under the Exchange Act.

•	We will no longer file periodic reports with the SEC.

•	Out stock transfer books will be closed when the merger closes, and there will be no further registration of shares transfers on our stock transfer books.

•

Subject to appraisal rights (described above under “The Merger—Appraisal Rights” beginning on page 51), all shares of our common stock outstanding prior to the effective time will be automatically canceled and converted into the right to receive the merger consideration.

HISTORICAL MARKET PRICES

The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the Nasdaq during each the quarters indicated.

	Price Range of Common Stock
	High		Low
Fiscal Year Ended December 25, 2022
Quarter Ended March 27, 2022	$32.71		22.60
Quarter Ended June 26, 2022	28.33		18.64
Quarter Ended September 25, 2022	24.56		18.98
Quarter Ended December 25, 2022	34.64		22.40
Fiscal Year Ended December 31, 2023
Quarter Ended March 26, 2023	$39.96		27.70
Quarter Ended June 25, 2023	43.17		33.11
Quarter Ended September 24, 2023	42.89		34.00
Quarter Ended December 31, 2023	39.41		31.60
Fiscal Year Ending December 31, 2024
Quarter Ended March 31, 2024	$38.38		31.63
Quarter Ended June 30, 2024	34.13		25.2
Quarter Ending September 29, 2024 (through September [ ], 2024)	[	]	[	]

The closing price of our common stock on Nasdaq on July 16, 2024, the trading day before the public announcement of the merger agreement, was $25.35 per share. On September [ ], 2024, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $[ ] per share. You are encouraged to obtain current market quotations for our common stock.

DIVIDEND POLICY

During the fiscal years ended December 31, 2023, and December 25, 2022, we did not declare or pay any dividends on our common stock. We currently expect to retain future earnings, if any, for use in the operation and growth of our business. We currently do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant.

MISCELLANEOUS

RECEIVING THE MERGER CONSIDERATION

If the merger is completed, the paying agent will send information to our stockholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Chuy’s stock certificates or other evidence of ownership before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank, or other nominee, you may receive instructions from your broker, bank, or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates or other evidence of ownership now.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

This proxy statement and other related proxy materials for the special meeting are available at www.proxyvote.com.

HOUSEHOLDING

We may deliver just one proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a-3(e)(1) under the Exchange Act. It helps to reduce costs and waste for the company and our stockholders.

However, we will promptly deliver a separate copy by written or oral request by any stockholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed to proxy solicitor, Georgeson LLC, by telephone at 866-461-7291, by email at chuys@georgeson.com, or by mail to 1290 Avenue of the Americas, 9th Floor, New York, NY 10104.

In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting us at Corporate Secretary, at 1623 Toomey Rd., Austin, Texas 78704 (if your shares are registered in your own name) or your bank, broker, or other nominee (if your shares are registered in their name).

STOCKHOLDER PROPOSALS FOR OUR 2025 ANNUAL MEETING

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.

We will hold our 2025 Annual Meeting of Stockholders only if the merger has not already been completed.

If we hold a 2025 Annual Meeting of Stockholders, we expect to hold it on or around July 31, 2025, consistent with our historical timing.

Because we expect that the date of our 2025 Annual Meeting of Stockholders will have changed by more than 30 days from the date of our 2024 Annual Meeting, which we have postponed in light of the merger, in order to be included in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at 1623 Toomey Road Austin, TX, 78704 by February 14, 2025, which we believe is a reasonable time before we expect to print and mail proxy materials, and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s Bylaws provide that any stockholder who desires to bring a proposal before an Annual Meeting of Stockholders must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s Annual Meeting of Stockholders. In the event the Annual Meeting of Stockholders is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s Annual Meeting of Stockholders, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such Annual Meeting of Stockholders and the 10th calendar day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made. To be timely for a 2025 Annual Meeting of Stockholders on July 31, 2025, a notice must be received no later than May 2, 2025, or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to the Company by the later of June 2, 2025, or 10 calendar days following the day on which public announcement of the date of the annual meeting of stockholders is first made.

LEGAL AND CAUTIONARY DISCLOSURES

No Determination by Securities Regulators

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

No Solicitation Where Prohibited

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.

Sources of Information

We have supplied all information relating to the company. Darden has supplied, and we have not independently verified, all of the information relating to Darden, and Merger Sub.

Other Information Not Authorized by Chuy’s

We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this proxy statement, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof.

For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement (except for any particular documents specifically incorporated by reference into this proxy statement, as set forth under “Where You Can Find More Information—Incorporation by Reference” beginning on page 87).

Subsequent Developments

This proxy statement is dated September [ ], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC for incorporation by reference into this proxy statement without delivering them to our stockholders. Therefore, you should monitor and review our SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to update the information herein, except as otherwise expressly required by law.

Context for Assertions Embodied in Agreements

The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our stockholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (1) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our stockholders), (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements related to our financial projections, the consequences of the outcome of the proposals to be considered and voted upon at the special meeting, the completion of the merger, and the consequences thereof. Forward-looking statements can usually be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “shall,” “should,” “will,” “would,” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:

•	Risks related to the completion of the merger, including the risks that:

•	The merger may not be completed within the anticipated time period, or at all.

•	Our stockholders may not adopt the merger agreement, which is a condition to the completion of the merger.

•	We may fail to secure the expiration or termination of any waiting period applicable under the HSR Act, which is a condition to the completion of the merger.

•	Other conditions to the completion of the merger under the merger agreement may not be satisfied or waived (to the extent permitted by law).

•	The effects that any termination of the merger agreement may have on us and our business, including the risks that:

•	Our stock price may decline significantly if the merger is not completed.

•	The merger agreement may be terminated in certain circumstances requiring us to pay Darden a termination fee.

•	A 12-month tail period during which the termination fee may be payable in certain circumstances, which could inhibit our ability to pursue alternatives to the merger.

•	Potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including the risks that:

•	Our business, operating results or stock price may suffer.

•	Our current plans and operations may be disrupted.

•	Our ability to retain or recruit key employees may be adversely affected.

•	Our business relationships (including with customers and suppliers) may be adversely affected.

•	Our management’s or other employees’ attention may be diverted from other important matters.

•	Potential litigation relating to the merger that could be instituted against us or our directors or officers, including the effects of any outcomes related thereto.

•	Certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities.

•

The risks described from time to time in our reports filed with the SEC under the heading “Risk Factors,” including Part I, Item 1A of our Annual Report on Form 10-K (as amended by Amendment No. 1 thereto) for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC.

All forward-looking statements are qualified by, and should be considered together with, these cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.

Except as required by applicable law, we undertake no obligation to update forward-looking statements (whether as a result of new information, future events or otherwise).

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. These documents contain important information about the company and our financial condition.

We incorporate by reference (1) the documents listed below and (2) any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the special meeting (including any adjournment or postponement thereof):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	Our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 25, 2024;

•	Our Quarterly Reports on Forms 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024 and for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024; and

•	Our Current Reports on Form 8-K, filed on May 3, 2024, July 17, 2024 and July 23, 2024.

The documents incorporated by reference into this proxy statement are available to you as described below under “Obtaining Copies.”

OBTAINING COPIES

Obtaining Copies from the SEC

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.

Obtaining Copies from Chuy’s

We also make available a copy of our SEC reports, without charge, on our investor website at chuys.com as soon as reasonably practicable after we file the reports electronically with the SEC. The information included on our website is not incorporated by reference into this proxy statement.

In addition, you may obtain a copy of the reports, without charge, by writing us at: Chuy’s Holdings, Inc., 1623 Toomey Rd., Austin, Texas 78704, Attn: Corporate Secretary or by calling us at (512) 473-2783. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us. We undertake to send any information so requested (other than exhibits to incorporated documents that are not themselves specifically incorporated by reference into such document) by first class mail or another equally prompt means within one business day of receiving your request.

If you have questions or need assistance voting your shares, please contact our proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor,

New York, NY 10104

866-461-7291

chuys@georgeson.com

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

DARDEN RESTAURANTS, INC.,

CHEETAH MERGER SUB INC.

and

CHUY’S HOLDINGS, INC.

July 17, 2024

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 17, 2024, is entered into by and among Darden Restaurants, Inc., a Florida corporation (“Parent”), Cheetah Merger Sub Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), and Chuy’s Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, subject to the terms and conditions of this Agreement, the parties intend that Merger Sub be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, collectively, the “Transactions”), with the Company surviving the Merger as an indirect, wholly-owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (as amended, the “DGCL”);

WHEREAS, the Company Board has unanimously (a) approved this Agreement and the Transactions, (b) determined and declared that this Agreement and the Transactions are advisable, and in the best interests of, the Company and its stockholders, (c) directed that this Agreement be submitted to the Company’s stockholders for their approval and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the Parent Board has unanimously (a) approved this Agreement and the Transactions and (b) determined and declared that this Agreement and the Transactions are advisable, and in the best interests of, Parent;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements of the parties set forth below, and for other good and valuable consideration the receipt and sufficient of which are hereby acknowledge, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement (i) may contain provisions that permit the Company to comply with this Agreement, including the provisions of Section 6.02, (ii) shall not in any way restrict the Company or its Representatives from complying with their respective obligations under this Agreement, (iii) need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal and (iv) shall not require the Company or any of its Subsidiaries to reimburse the costs or expenses of any Person.

“Acquisition Proposal” means any bona fide written offer or proposal from any Third Party relating to any transaction or series of related transactions involving any (i) direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any Third Party, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Third Party that, if consummated in accordance with its terms, would result in a Third Party beneficially owning more than twenty percent (20%) of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) direct or indirect purchase or other acquisition (whether in a single transaction or a series of related transactions) by any Third Party, or stockholders or other equity holders of any such Third Party, of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (iii) merger, amalgamation, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Third Party, or stockholders or equity holders of any Third Party, would hold shares of Company Common Stock representing more than twenty percent (20%) of the Company Common Stock outstanding or obtain more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), in each case, after giving effect to the consummation of such transaction.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2023, and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year then ended filed by the Company with the SEC on February 29, 2024.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means shares of common stock, par value $0.01 per share, of the Company.

“Company Credit Facility” means the Amended and Restated Credit Agreement dated as of September 27, 2023, by and among the Company, as borrower, the Subsidiaries of the Company, as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing lender, as amended, modified or supplemented from time to time.

“Company Equity Awards” means the Company Stock Options, the Company RSUs and any other outstanding equity-based award (whether vested or unvested) denominated in, or the value of which is based on, shares of Company Common Stock.

“Company Financial Advisor” means Piper Sandler & Co.

“Company Information” means all information, in any form, maintained, owned or controlled by or on behalf of the Company or any of its Subsidiaries.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any change, event, effect, development, condition, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that none of the following will be deemed to be or constitute a Company Material Adverse Effect or be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) changes in general economic conditions, or changes in conditions in the global, international or United States economy generally;

(ii) changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business (including supply chain delays and increases in raw material prices);

(iv) changes in regulatory, legislative or political conditions (including civil unrest, protests and public demonstrations, any government responses thereto (e.g., curfews or government shutdowns or slowdowns) and any escalation or worsening thereof);

(v) changes in geopolitical or social conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, widespread cyber-attack, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events;

(vii) any (A) epidemic, pandemic or disease outbreak, human health crises or other force majeure events, in each case, including any worsening thereof, or (B) Law or mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such Law or directive, pronouncement or guideline or interpretation thereof, or any material worsening of such conditions;

(viii) changes in GAAP or applicable Laws (or the enforcement, implementation or interpretation of any of the foregoing);

(ix) the negotiation, execution, delivery or performance of this Agreement, or the announcement of this Agreement or the pendency or performance of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, Governmental Authorities, vendors or any other Person (provided, that the exceptions set forth in this clause (ix) shall not apply to any breach of or inaccuracy in any representation or warranty set forth in this Agreement to the extent such representation or warranty expressly addresses the consequences of the negotiation, execution, delivery, performance or announcement of this Agreement or the Transactions);

(x) the compliance by any party hereto with the terms of this Agreement, including any action required to be taken or refrained from being taken pursuant to this Agreement;

(xi) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(xii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless otherwise excluded by the exceptions to this definition);

(xiii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure described in the foregoing clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless otherwise excluded by the exceptions to this definition);

(xiv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xv) the identity of, or any facts or circumstances relating to, Parent, Merger Sub, or their respective Affiliates or the announcement or disclosure of their respective plans or intentions with respect to the Company, its Subsidiaries or their business;

(xvi) any Transaction Litigation; or

(xvii) any breach by Parent or Merger Sub of this Agreement;

provided that, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), any such Effect shall be taken into account to the extent that such Effect has had, or would reasonably be expected to have, a disproportionate adverse effect on the Company relative to other companies operating in the same segment of the restaurant industry in the United States, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Organizational Documents” means (i) the amended and restated bylaws of the Company, as amended, and (ii) the amended and restated certificate of incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware.

“Company Preferred Stock” means shares of preferred stock, par value $0.01 per share, of the Company.

“Company RSU” means restricted stock units of the Company granted and outstanding pursuant to a Company Stock Plan, whether subject to time- or performance-based vesting.

“Company SEC Documents” means, collectively, all registration statements, prospectuses, forms, reports, schedules, statements and other documents (including exhibits and schedules thereto and all other information incorporated by reference) filed or furnished (as applicable) by the Company with the SEC since and including the Lookback Date under the Exchange Act or the Securities Act, including any amendments thereto since the time of their filing.

“Company Stock Option” means each option (whether vested or unvested) to purchase shares of Company Common Stock outstanding under a Company Stock Plan, other than options to purchase shares under the ESPP.

“Company Stock Plan” means the Company’s 2020 Omnibus Incentive Plan, the Company’s 2012 Omnibus Equity Incentive Plan and the ESPP, as applicable.

“Continuing Employee” means each employee of the Company or its Subsidiaries immediately prior to the Effective Time who continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) following the Effective Time.

“Contract” means any written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of its Subsidiaries is a party that is (or purports to be) legally binding.

“Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, stock option, stock purchase or other equity or equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, employment, individual consulting, individual services, severance, termination, retention, success, change of control, welfare, fringe benefit, and other similar plan, agreement (including individual agreements) or arrangement maintained or contributed to (or required to be contributed to) by the Company or any Subsidiary (or to which the Company or a Subsidiary is a party) with or for the benefit of any current or former employee, director, or other individual service provider of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any liability, other than any such plan, scheme or arrangement that is required to be maintained, or contributed to, by the Company or any of its Subsidiaries pursuant to applicable Law, or any of the foregoing that is sponsored or maintained by a Governmental Authority.

“Environmental Law” means any applicable Law relating to pollution (or the cleanup thereof), Releases of Hazardous Substances (or remediation thereof), or protection of human health or safety (with respect to pollution or exposure to Hazardous Substances), or the environment or natural resources.

“Environmental Permits” means any licenses, permits, authorizations or registrations required under Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person, trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is, has been (at a relevant time with respect to which the Company or any of its Subsidiaries continues to have any liability) or would be treated as a single employer for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Third Party that submitted a written bona fide Acquisition Proposal to the Company after the date hereof and prior to the No-Shop Period Start Date that the Company Board determines, in good faith after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably be expected to result in, a Superior Proposal; provided, that an Excluded Party shall cease to be an “Excluded Party” at the earliest to occur of (i) such Person (or its Representative) notifies the Company in writing (email being sufficient) that such Acquisition Proposal is withdrawn (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal), (ii) such time as the negotiations between the Company and such Third Party with respect to such Acquisition Proposal have been terminated in writing (email being sufficient) or (iii) the Company Board’s determination that such Acquisition Proposal no longer constitutes or is no longer reasonably expected to result in a Superior Proposal.

“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“GAAP” means generally accepted accounting principles in the United States as in effect at the date of the subject financial statements, consistently applied.

“Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with or to, a Governmental Authority (including, for the avoidance of doubt, any liquor, beer, wine, mixed beverage or other alcohol permit or license).

“Hazardous Substance” means (i) any material, substance or waste that is listed, defined or regulated as “hazardous” or “toxic,” or as a “pollutant” or “contaminant” under Environmental Laws; (ii) petroleum, its derivatives and its by-products; and (iii) asbestos, lead, toxic mold, urea formaldehyde insulation, radon, per- and polyfluoroalkyl substances and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Incentive Plans” means the Company’s Senior Management Incentive Plan, the Company’s Supervisor Bonus Plan, the Company’s Vice President Bonus Plan and the Company’s Corporate Bonus Plan.

“Indebtedness” means, with respect to the Company and its Subsidiaries, without duplication, (i) any indebtedness for borrowed money, including under the Company Credit Facility (other than between or among the Company and its Subsidiaries), (ii) any obligations evidenced by bonds, debentures, notes or similar instruments (other than between or among the Company and its Subsidiaries), (iii) any obligations or liabilities pursuant to guarantees and arrangements having the economic effect of (A) a guarantee of any Indebtedness or (B) any lease obligations, in each case, of any other Person (other than between or among the Company and its Subsidiaries), (iv) any obligations under any swap, forward, futures, warrant, option or other derivative transaction, or interest rate or foreign currency protection agreement, (v) any obligations in respect of letters of credit, bank guarantees, security or performance bonds or similar Contracts or arrangements (other than security or performance bonds entered into in the ordinary course of business consistent with past practice), and (vi) any obligations for guarantees by the Company or one of its Subsidiaries of any Indebtedness described in clauses (i) through (v) of any other Person, other than a wholly owned Subsidiary of the Company; provided, that Indebtedness shall not include (A) accounts receivable and payable in the ordinary course of business, (B) any liability for Taxes or (C) any Indebtedness from the Company to a wholly-owned Subsidiary of the Company (or vice versa) or between wholly-owned Subsidiaries of the Company.

“Information Security Incident” means any (i) unauthorized access to or loss, alteration, destruction, use, disclosure or acquisition of Company Information or (ii) compromise to the security, confidentiality, integrity or availability of Personal Information, Company Information or Systems.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents, patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof (“Patents”); (ii) works of authorship and copyrights (whether registered or unregistered), applications for copyright registration (and all translations, adaptations, derivations and combinations of the foregoing) and all moral rights associated with any of the foregoing (“Copyrights”); (iii) trademarks, service marks, trade names, logos, slogans, trade dress and other source indicators and registrations and applications to register any of the foregoing, including intent-to-use registrations or similar pending reservations of marks (as well as all goodwill associated with each of the foregoing) (“Marks”); (iv) internet domain names and social media identifiers and handles; (v) rights in software (including object code or source code), data, data sets, databases, and collections of data; (vi) rights in trade secrets, confidential information, know-how, ideas, methods, recipes, formulae, methodologies, processes, technology, customer lists and inventions; and (vii) any and all rights (created or arising under the laws of any jurisdiction anywhere in the world, whether statutory or common law) now existing and related to any of clauses (i) through (vi) above (or any other equivalent or similar type of proprietary intellectual property right arising from or related to intellectual property to the extent protectable by applicable Law).

“Intervening Event” means a material Effect that was not known (or if known, the magnitude or material consequences of which were unknown and not reasonably foreseeable) by the Company Board as of the date hereof, and which Effect (or consequences thereof) becomes known to the Company Board after the date hereof and prior to obtaining the Company Stockholder Approval.

“Knowledge of the Company” means the actual knowledge of each of Steve Hislop, Jon Howie and Tim Larson and such knowledge that would be obtained by any such person after conducting a reasonable inquiry of the appropriate employees (at the managerial level and above) of the Company and its Subsidiaries who would reasonably be expected to have actual knowledge of the relevant matter.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Lookback Date” means January 1, 2022.

“Material Contract” means any of the following Contracts (together with any Contract of the type described in subclauses (i) through (xix) entered into after the date of this Agreement and prior to the Closing) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are legally bound:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K that constitute an Employee Plan) with respect to the Company and its Subsidiaries, taken as whole, or Contract that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(ii) any Contract with a Top Supplier;

(iii) any Contract containing any covenant limiting the right of the Company or any of its Subsidiaries to (A) engage in any line of business, (B) own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses or (C) solicit, hire, engage, retain or employ any Person’s current or former employees, in each case, other than (1) any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less or (2) solely in the case of clauses (A) and (C), are not material to the Company and its Subsidiaries, taken as a whole;

(iv) any Contract that limits the ability of the Company or its Subsidiaries to enter into a line of business or operate in any geographic area or market segment (including as a result of restrictions on the use of Company Intellectual Property) or that provides for exclusivity in connection with any of the foregoing;

(v) any Contract containing “most favored nation,” “exclusivity” or similar provisions that are material to the Company, other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;

(vi) any Contract (other than the Confidentiality Agreement) containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person;

(vii) any Contract (A) containing any “earn-out” provisions or other contingent payment obligations that would reasonably be expected to result in payment obligations by the Company or any of its Subsidiaries after the date of this Agreement, or (B) under which the Company or any of its Subsidiaries has continuing obligations (1) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a fair market value in excess of seven hundred and fifty thousand Dollars ($750,000) other than in the ordinary course of business consistent with past practice, or (2) pursuant to which the Company or any of its Subsidiaries acquired an ownership interest in any other Person or other business enterprise, other than any Subsidiary of the Company, with such ownership interest having a fair market value in excess of seven hundred and fifty thousand Dollars ($750,000);

(viii) any Contract under which the Company or any of its Subsidiaries has continuing obligations and involve payments after the date of this Agreement in excess of seven hundred and fifty thousand Dollars ($750,000);

(ix) any Contract (A) with respect to Indebtedness for borrowed money; (B) providing for Indebtedness (other than for borrowed money) in excess of five hundred thousand Dollars ($500,000); (C) providing for Indebtedness comprising guarantees of third party obligations or liabilities in excess of two hundred and fifty thousand Dollars ($250,000); or (D) that creates or grants a Lien on any material property or material asset of the Company or any of its Subsidiaries other than Permitted Liens (excluding, for the avoidance of doubt, intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(x) any Contract obligating the Company or any of its Subsidiaries to make any capital commitment or capital expenditure in an amount in excess of seven hundred and fifty thousand Dollars ($750,000) that may not be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;

(xi) any (A) Real Property Lease or (B) Contract relating to the future or potential acquisition, development, sale or lease of a restaurant or real property, under which the Company and its Subsidiaries owe an amount in excess of seven hundred and fifty thousand Dollars ($750,000), and that may not be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less;

(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of capital stock of the Company or any of its Subsidiaries;

(xiii) any Contract pursuant to which the Company or any of its Subsidiaries grants to a third party a license to any Company Intellectual Property or a third party grants to the Company or any of its Subsidiaries a license to any Intellectual Property owned by such third party (including agreements concerning the ownership of recipes and the ownership and/or manufacture of an ingredient specifically designed for the Company or any of its Subsidiaries (i.e., ingredients that are not readily commercially available)), in each case, that are material to the business of the Company and its Subsidiaries, taken as a whole (“Licensed Intellectual Property”), other than (A) licenses of commercially available off-the-shelf software, (B) licenses of third party Intellectual Property that is not a primary purpose of the Contract or material to the business of the Company or any of its Subsidiaries, and (C) non-exclusive licenses granted in the ordinary course of business consistent with past practice;

(xiv) any employment, consulting, services, severance, termination, bonus or incentive compensation, deferred compensation or other compensatory Contract with a director, officer, employee or individual independent contractor that (A) provides for annual compensation in excess of two hundred thousand Dollars ($200,000) and (B) is not terminable on ninety (90) days or less notice without liability for any penalty or severance payment;

(xv) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries;

(xvi) any collective bargaining agreement or other similar Contract with a labor union, works council, or labor organization;

(xvii) any Contract with (A) any state or local Governmental Authority that involves amounts of one hundred thousand Dollars ($100,000) or more or (B) any federal Governmental Authority that involves amounts of ten thousand Dollars ($10,000) or more;

(xviii) any Contract that involves a joint venture or partnership (it being understood that this clause (xviii) does not include commercial arrangements where there is no joint ownership by the Company or any of its Subsidiaries and the counterparty of equity in a Person); and

(xix) any Contract containing a commitment or agreement to enter into any of the foregoing.

“NASDAQ” means the Nasdaq Global Select Market.

“Order” means any order, judgment, judicial decision, decree (including any consent decree or similar agreed order or judgment), injunction, ruling, award, settlement, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).

“Organizational Documents” means the certificate or articles of incorporation, bylaws, certificate or articles of formation, partnership agreement, limited liability company agreement, operating agreement, declaration of trust and all other similar documents, instruments or certificates of a Person.

“Parent Board” means the board of directors of Parent.

“Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which an adequate reserve is reflected in the Company’s financial statements in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which an adequate reserve is reflected in the Company’s financial statements in accordance with GAAP; (iii) liens imposed by applicable Law (other than Laws in respect of Tax); (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case, that do not adversely affect in any material respect the current occupancy and use of the applicable property; (vii) any non-exclusive licenses of any Intellectual Property entered into in the ordinary course of business; (viii) mortgages, pledges and other liens pursuant to the Company Credit Facility (and any refinancing, extension, renewal or replacement thereof); (ix) statutory, common Law or contractual liens securing payments not yet due, including liens of landlords pursuant to the terms of any Real Property Lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (x) liens (or other encumbrances of any type) that do not materially and adversely affect the current use of the applicable property or asset subject thereto; or (xi) liens (or other encumbrances of any type) reflected in (A) the Company SEC Documents prior to the date hereof or (B) the Company Balance Sheet.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

“Personal Information” means any Company Information relating to an identified or identifiable natural person, including, any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household.

“Privacy Commitments” means all (i) Privacy Laws; (ii) the Company’s written privacy policies, notices, or statements published by Company or its Subsidiaries directly related to the processing of Personal Information; (iii) internal written policies, procedures or standards of Company or its Subsidiaries directly relating to the processing of Personal Information; (iv) industry standards binding on the Company with respect to the security of Systems and the privacy, security, and other processing of Personal Information (including the Payment Card Industry Data Security Standard); and (v) provisions of Contracts to which the Company or its Subsidiaries is bound to the extent directly related to the collection, use, disclosure, sale, licensing, transfer, security, storage, retention, disposal or other processing of Personal Information.

“Privacy Laws” means any applicable Laws directly relating to the privacy, confidentiality, protection, transfer, disclosure, sale or security of Personal Information or relating to the protection or security of Systems.

“Proceeding” means any claim, action, charge, lawsuit, litigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; and (iv) internet domain names.

“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, or disposing into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata).

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than fifty percent (50%) of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

“Superior Proposal” means any written Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”) on terms that the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account the changes, if any, to the terms of this Agreement proposed by Parent pursuant to Section 6.02(f), (i) if consummated, would be more favorable, from a financial point of view, to the Company’s stockholders than the Transactions (taking into account all relevant legal, regulatory, financial, timing, financing, conditionality and other aspects of such Acquisition Proposal) and (ii) is reasonably likely to be consummated in accordance with its terms.

“Systems” means all of the following that are owned by, used or relied on by the Company and its Subsidiaries: (i) software and software engines, (ii) computer hardware (whether general or special purpose), (iii) websites, website content and links, (iv) equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping and communications, (v) telecommunications systems, networks, interfaces, platforms, servers, peripherals and computer systems and (vi) other information technology infrastructure, including any outsourced systems and processes.

“Tax” means any U.S. federal, state, local and non-U.S. taxes, assessments and similar governmental charges and impositions in the nature of a tax imposed by a Governmental Authority (including taxes based upon or measured by gross receipts, income, profits, gains, sales, use, or occupation, value added, ad valorem, transfer, franchise, wage or other withholding, payroll, estimated, severance, employment, unemployment, social security (or similar), workers’ compensation, excise, property, government pension plan, accumulated earnings, premiums, conveyance, net worth, capital stock, stamp, personal holding company, goods and services, environmental customs duties, registration, alternative, add-on minimum) together with any interest, penalties and additions to tax imposed thereon.

“Tax Return” means any return, declaration, report, statement, or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Authority responsible for the administration, imposition, or collection of any Tax.

“Termination Fee” means (i) if payable in connection with the valid termination of this Agreement by the Company pursuant to Section 8.01(h) (Superior Proposal) that occurs prior to the tenth (10th) day after the No-Shop Period Start Date in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal with an Excluded Party, an amount equal to $11,210,529, and (ii) if payable in any other circumstances, an amount equal to $22,421,057.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent or any of their respective Affiliates or Representatives (in such capacity).

“Transaction Litigation” means any Proceeding commenced or threatened against a party hereto, its Affiliates or its or their respective directors or officers or otherwise relating to, involving or affecting such party or its Affiliates or such directors or officers, in each case in connection with, arising from or otherwise relating to this Agreement or the Transactions, other than a Proceeding solely among the parties related to this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Law.

“Willful Breach” means an intentional and material breach, or an intentional and material failure to perform, in each case that is the consequence of an act or omission by a party hereto with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.02(e)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(b)
Anti-Takeover Laws	4.03(c)
Benefit Transition Date	6.06(e)

Term	Section
Board Recommendation	4.03(a)
Capitalization Date	4.06(a)
Certificate of Merger	2.02(a)
Certificates	2.03(a)
Closing	2.01
Company	Preamble
Company Disclosure Letter	Article 4
Company Securities	4.06(c)
Company Stockholder Approval	4.02
Compensation Transition Date	6.06(a)
Confidentiality Agreement	6.12
Copyrights	1.01(a)
Covered Persons	6.08(a)
Current Premiums	6.08(b)
DGCL	Recitals
Effect	1.01(a)
Effective Time	2.02(b)
End Date	8.01(b)
Enforceability Exceptions	4.02
ESPP	2.06(a)
Franchise Agreements	4.19
FTC Rule	4.19
Indemnification Agreements	6.08(a)
Inquiry	6.02(a)
Leased Real Property	4.13(b)
Licensed Intellectual Property	1.01(a)
Marks	1.01(a)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.06(e)
No-Shop Period Start Date	6.02(a)
Notice of Change of Recommendation	6.02(f)(iii)
Notice of Change Period	6.02(f)(iv)
Old Plans	6.06(e)
Option Consideration	2.06(b)
Other Anti-Bribery Laws	4.24
Owned Real Property	4.13(a)
Parent	Preamble
Patents	1.01(a)
Paying Agent	2.04(a)
Payment Fund	2.04(a)
Per Share Merger Consideration	2.03(a)
Proxy Statement	6.03(a)
Proxy Statement Clearance Date	6.03(c)
Real Property Leases	4.13(b)
RSU Award Payment	2.06(c)
Sanctions	4.25(a)
Significant Subsidiary	4.07(e)
Stockholders’ Meeting	6.03(c)
Subsidiary Securities	4.07(c)
Surviving Corporation	2.02(c)
Top Suppliers	4.26
Transactions	Recitals

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term defined in this Agreement shall be deemed also to define the corollary plural definition, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to “$” and “Dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. The phrases “made available”, “furnished” or similar phrases as used in this Agreement shall mean that the subject documents were either posted in the “Project Knockout” data room maintained by the Company or delivered to Parent or its accountants, attorneys or other agents at least one Business Day prior to the date hereof. If the day by which an action is required or permitted to be taken under the Agreement is a non-Business Day, then such action may be taken on the next succeeding Business Day.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on a date that is no later than three (3) Business Days after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be by the electronic exchange of signatures and documents and, to the extent physical exchange and delivery is required, at the offices of Hunton Andrews Kurth, 951 E. Byrd Street, Richmond, VA 23219, unless another place is agreed to in writing by the parties hereto.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $37.50 in cash without interest (the “Per Share Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock (each, a “Certificate” and collectively, the “Certificates;” provided, however, that any references herein to “Certificate” or “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share of Company Common Stock upon surrender of such Certificate in accordance with Section 2.04;

(b) each share of Company Common Stock owned or held in treasury by the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint Equiniti Trust Company, LLC (formerly known as American Stock Transfer and Trust Company) as the paying agent (or such other nationally recognized paying agent designated by Parent and approved in writing by the Company) (the “Paying Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive the Per Share Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent the aggregate Per Share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the aggregate Per Share Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the shortfall in such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of the aggregate Per Share Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Paying Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund and shall be paid to the Surviving Corporation on the earlier of twelve (12) months after the Effective Time or the full payment of the aggregate Per Share Merger Consideration. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Per Share Merger Consideration in respect of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock immediately prior to the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Paying Agent for use in such exchange).

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration in respect of each share of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) in the case of a book-entry transfer of shares of Company Common Stock, receipt of a customary “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), and, in each case, delivery to the Paying Agent of such other documents as may reasonably be requested by the Paying Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Per Share Merger Consideration. No interest shall be paid or accrued for the benefit of any holder of Company Common Stock on any amount payable upon the surrender or transfer of any Certificate.

(c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(d) All Per Share Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to Paying Agent or the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock on the date that is twelve (12) months after the Closing Date shall be delivered to Parent or the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Per Share Merger Consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding anything in this Agreement to the contrary, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Company Common Stock or any Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing, who is entitled to appraisal under the DGCL and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL, shall not be converted into a right to receive the Per Share Merger Consideration but instead shall be entitled only to payment for such shares determined in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08, less any amounts previously paid to such holder pursuant to Section 262(h) of the DGCL), in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, settle, compromise, or waive any holder’s failure to comply with the DGCL, or offer or agree to do any of the foregoing.

Section 2.06 Company Equity Awards.

(a) Employee Stock Purchase Plan. As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”)) shall adopt such resolutions as may be required to terminate the ESPP, effective immediately prior to the Effective Time.

(b) Company Stock Options. Immediately prior to the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time (such product, the “Option Consideration”). From and after the Effective Time, Company Stock Options shall no longer represent the right to purchase shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration, if any. Payments of the Option Consideration shall be paid by the later of (1) the first payroll date after the Effective Time or (2) five (5) Business Days after the Effective Time. All payments provided pursuant to this Section 2.06(b) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08. If the exercise price per share of any Company Stock Option equals or exceeds the Per Share Merger Consideration, the Option Consideration therefor shall be zero, such Company Stock Options shall be cancelled and none of Parent, the Surviving Corporation or any of their Affiliates shall have any obligation to make any payments or provide any other consideration to the holders in respect of such Company Stock Options.

(c) Company Restricted Stock Units. Immediately prior to the Effective Time, except as may otherwise be agreed in writing by Parent, the Company and the holder thereof, by virtue of the Merger and without any action on the part of the holders thereof, each Company RSU shall be deemed to have been earned and become fully vested (in the case of any performance based award, with the applicable performance metrics at the target level), shall not be continued, assumed or substituted by Parent, Merger Sub or the Surviving Corporation in the Merger and shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such Company RSU shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU by (ii) the Per Share Merger Consideration (such amount, the “RSU Award Payment”). Any dividend equivalents earned prior to the Effective Time will be paid in cash as soon as administratively practicable following settlement of the Company RSUs. From and after the Effective Time, each Company RSU shall no longer represent the right to receive shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the RSU Award Payment. The RSU Award Payments shall be paid by the later of (1) the first payroll date after the Effective Time or (2) five (5) Business Days after the Effective Time. All payments provided pursuant to this Section 2.06(c) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08.

(d) As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the 2012 Omnibus Equity Incentive Plan or the 2020 Omnibus Incentive Plan) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards shall terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof will be entitled only to the amount, if any, specified herein in respect thereof.

Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration and any other amounts payable pursuant to Article 2 of this Agreement shall be adjusted to equitably provide holders of the Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.07 shall be construed to permit the Company or any of its Subsidiaries to take any action with respect to its securities that is otherwise prohibited or restricted by the terms of this Agreement, including, Section 6.01.

Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement (including any holder of Company Common Stock or a Company Equity Award who is entitled to receive a payment pursuant to this Agreement) such amounts as it is required to deduct or withhold with respect to the making of such payment under any provision of any applicable Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and are paid to the applicable Taxing Authority in accordance with applicable Law by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be (or caused to be so paid), such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 2.09 Lost Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the Per Share Merger Consideration payable in respect thereof pursuant to this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

Section 3.02 Bylaws. By virtue of the Merger, at the Effective Time, the bylaws of the Company shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the

Effective Time, except the references to Merger Sub’s name shall be replaced by references to “Chuy’s Holdings, Inc.”, and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

Section 3.03 Directors and Officers. The parties hereto shall take all actions reasonably necessary so that, from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, and (b) the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, and shall hold such office until the earlier of their death resignation or removal or until their respective successors are duly appointed and qualified.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article 4, except (a) as disclosed in the Company SEC Documents filed by the Company with the SEC on or after February 21, 2023, and at least one (1) Business Day prior to the date of this Agreement (other than any disclosures contained under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” that is not factual or historical in nature, disclosure set forth in any “forward-looking statements” disclaimer or any other disclosures that are predictive, cautionary or forward-looking in nature), provided, however, that nothing disclosed in such reports, statements or other documents shall be deemed to qualify or modify the representations and warranties set forth in Section 4.01, Section 4.02, Section 4.03, Section 4.06 or Section 4.29; or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement prior to the execution hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization and Good Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (to the extent the applicable jurisdiction recognizes such concept) in each jurisdiction where the character of its properties owned or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Parent true and complete copies of the Company Organizational Documents, each as in effect on the date of this Agreement.

Section 4.02 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. The only vote of holders of any class or series of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Transactions (under applicable Law, the Company

Organizational Documents or otherwise) is the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (a) and (b), the “Enforceability Exceptions”).

Section 4.03 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement and the Transactions and declared them advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and consummation of the Transactions, (iv) subject to Section 6.02(f), determined to recommend that the stockholders of the Company approve the Merger and adopt this Agreement (the “Board Recommendation”) and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders for purposes of obtaining the Company Stockholder Approval.

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration payable to the holders of shares of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A true and complete copy of such opinion will be delivered promptly after the date hereof to Parent solely for informational purposes, and it is understood and agreed that such opinion is provided for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 5.06 are true and correct, the Company Board has taken all necessary actions so that no “fair price,” “moratorium,” “control share acquisition,” “significant stockholder,” “interested stockholder” or other anti-takeover Law, including Section 203 of the DGCL (collectively, “Anti-Takeover Laws”), or any comparable anti-takeover provisions of the Company Organizational Documents, is applicable to or restricts or prohibits this Agreement or the Transactions. The Company does not have in effect any “shareholder rights plan,” “poison pill” or similar arrangement that would restrict, prohibit or otherwise affect the consummation of the Transactions.

Section 4.04 Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of (i) the Company Organizational Documents or (ii) the Organizational Documents of any Subsidiary of the Company; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract or Governmental Authorization; (c) do not, assuming the Governmental Authorizations referred to in Section 4.05 are made and obtained, violate or conflict with any Order or Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

Section 4.05 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NASDAQ; (iv) compliance with any applicable requirements of the HSR Act; and (v) such other Governmental Authorizations the failure of which to obtain have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

Section 4.06 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 60,000,000 shares of Company Common Stock; and (ii) 15,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on July 16, 2024 (such time and date, the “Capitalization Date”), (A) 17,230,284 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) no shares of Company Common Stock were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. From the Capitalization Date to the date of this Agreement, neither the Company nor any Subsidiary of the Company has (1) issued or granted any Company Securities (other than pursuant to the vesting and settlement of Company Stock Options and Company RSUs, in each case, which were granted prior to the Capitalization Date) or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.

(b) Stock Reservation and Awards.

(i) As of the Capitalization Date, the Company has reserved 1,446,231 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (A) 500,000 shares of Company Common Stock reserved and available for issuance pursuant to the ESPP, (B) 539 shares of Company Common Stock subject to outstanding Company Stock Options and (C) 354,720 shares of Company Common Stock subject to outstanding Company RSUs. Section 4.06(b)(i) of the Company Disclosure Letter sets forth a complete and correct list of (1) all outstanding Company Stock Options and (2) all outstanding Company RSUs, including, in each case, the number of shares of Company Common Stock underlying such Company Equity Awards, the name of the holder and the grant date. The Company Stock Options and Company RSUs set forth in Section 4.06(b)(i) of the Company Disclosure Letter constitute all of the equity-based awards of the Company or any of its Subsidiaries outstanding as of the Capitalization Date.

(ii) All Company Stock Options and Company RSUs may, by their terms or the terms of the Company Stock Plans, be treated in accordance with Section 2.06. All shares of Company Common Stock that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

(iii) The Company has never commenced any offering period under the ESPP.

(c) Company Securities. Except as set forth in Section 4.06(a) and Section 4.06(b) and for changes since the Capitalization Date pursuant to the vesting and settlement of Company Stock Options and Company RSUs, in each case, that were granted and outstanding prior to the Capitalization Date, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity or voting interest in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).

(d) Company Stock Plans and Award Agreements. The Company Stock Plans are the only plans or programs the Company or any of its Subsidiaries sponsors or maintains under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other equity-based awards or profit participation or similar rights are outstanding. The Company has made available to Parent each form of award agreement under the Company Stock Plans.

(e) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; or (ii) obligations or binding commitments of any character to which the Company is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends or other distributions with respect to any outstanding shares of Company Common Stock or other Company Securities.

Section 4.07 Subsidiaries.

(a) Organization. Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate or similar power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased by it or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Power and Enforceability. Section 4.07(b) of the Company Disclosure Letter sets forth each of the Subsidiaries of the Company existing as of the date of this Agreement, the direct owner of each such Subsidiary and the jurisdiction of organization of each such Subsidiary. Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). Each outstanding share, limited liability company interest, partnership interest or other equity interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable (to the extent applicable) and was issued free and clear of preemptive (or similar) rights. The Company does not own, directly or indirectly, any capital stock or other equity or voting interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity or voting interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any Company Securities. Neither the Company nor its Subsidiaries is a party to any Contract pursuant to which it is obligated to make any investment

(in the form of a subscription obligation, loan, capital contribution, credit enhancement, capital account funding obligation, assumption of Indebtedness or otherwise) in any Person (other than the Company with respect to its Subsidiaries).

(c) Subsidiary Securities. There are: (i) no outstanding securities of any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any such Subsidiary; (ii) no outstanding options, calls, subscriptions, warrants or other rights or arrangements to acquire from any Subsidiary of the Company, or that obligate any such Subsidiary to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any such Subsidiary; (iii) no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any such Subsidiary; and (iv) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other equity or voting interest in, any Subsidiary of the Company (the outstanding shares, limited liability company interests, partnership interests or other equity interests of each Subsidiary of the Company and the items in clauses (i), (ii), (iii) and (iv), collectively, the “Subsidiary Securities”).

(d) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (ii) obligations or binding commitments of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Subsidiary Securities.

(e) Significant Subsidiaries. The Company has made available to Parent a true and complete copy of the Organizational Documents of each Subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC (each, a “Significant Subsidiary”), each as in effect as of the date of this Agreement. Each such Organizational Document of such Significant Subsidiary is in full force and effect. No Significant Subsidiary is in violation of any of the provisions of its Organizational Documents, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.08 Company SEC Documents. Since the Lookback Date, and through the date of this Agreement, the Company has timely filed or furnished, as applicable, all Company SEC Documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement. To the extent that any Company SEC Documents available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of such Company SEC Documents. As of their respective filing or furnishing dates or, if amended or superseded by a subsequent filing or furnishing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing each of the Company SEC Documents complied (and each Company SEC Documents filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, each as in effect on the date that such Company SEC Documents was or will be filed or furnished. As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing), each Company SEC Documents did not contain (and with respect to each Company SEC Document filed after the date of this Agreement, will not contain) any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were or are made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with (a) all applicable rules and all current listing and corporate governance requirements of NASDAQ and (b) all applicable rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

Section 4.09 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared from, and are in accordance with, the books and records of the Company, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, as may be permitted by the SEC for quarterly reports on Form 10-Q), and (iv) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof for the periods referred to therein, subject, in the case of unaudited interim financial statements, to normal and recurring year-end audit adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(b) Off Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose, or limited purpose entity or Person, on the other hand, or similar “off-balance sheet arrangements”), where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(c) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case, as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are reasonably designed and maintained to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since the Lookback Date, through the date of this Agreement, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, after such assessment, that such system was effective. Since the Lookback Date, through the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. Since the Lookback Date, through the date of this

Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiencies or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Since the Lookback Date, through the date of this Agreement no written, or to the Knowledge of the Company, threatened bona fide complaints from any source regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of the Company or its Subsidiaries, regarding questionable accounting, auditing or legal compliance matters have been received by the Company. Since the Lookback Date, to the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer or general counsel of the Company.

Section 4.10 No Undisclosed Liabilities.

(a) Neither the Company nor any of its Subsidiaries has any liabilities or obligations, except for liabilities or obligations: (i) specifically reflected or reserved against in the Company Balance Sheet included in the Company SEC Documents filed prior to the date hereof; (ii) that were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) arising pursuant to this Agreement or incurred in connection with the negotiation of this Agreement and the Transactions; or (iv) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has any outstanding Indebtedness for borrowed money, other than any amounts borrowed under the Company Credit Facility.

Section 4.11 Absence of Certain Changes.

(a) Since December 31, 2023, through the date of this Agreement, except for the negotiation, execution and performance of this Agreement and the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice.

(b) Since December 31, 2023, there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since December 31, 2023, through the date of this Agreement, there has not been any event, occurrence or action that, if taken after the execution and delivery of this Agreement without Parent’s consent, would constitute a breach of any of the covenants in clauses (i), (ii), (iii), (iv), (v), (vii) or (xxiii) (solely as it relates to the foregoing clauses) of Section  6.01(b).

Section 4.12 Material Contracts.

(a) List of Material Contracts. Section 4.12(a) of the Company Disclosure Letter contains a true and complete list of all Material Contracts (except for Employee Plans or as set forth on Section 4.18(a) of the Company Disclosure Letter), as in effect as of the date of this Agreement.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms after the date of this Agreement) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No condition exists or event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Company Balance Sheet through the date of this Agreement, none of the Company or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) or intent to terminate or cancel any Material Contract, except for violations, defaults, terminations or cancellations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13 Real Property.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list of all real property and interests in real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property”), together with the street address of such Owned Real Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good and marketable title (or good and indefeasible title with respect to Owned Real Property in Texas), in fee simple, free and clear of all Liens other than Permitted Liens, to the Owned Real Property (including the buildings, structures and other improvements thereon and fixtures thereto).

(b) Section 4.13(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each lease, and any material licenses, subleases and occupancy agreements (the “Real Property Leases”), with respect to all property leased, licensed, subleased or otherwise used or occupied by the Company or its Subsidiaries (the “Leased Real Property”), together with the street address of such Leased Real Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold estate in the Leased Real Property, free and clear of all Liens, except for Permitted Liens, and (ii) the Real Property Leases are legal, valid, binding and in full force and effect, subject to proper authorization and execution of such lease by the other party thereto and the Enforceability Exceptions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice that it is in default in any material respect under any Real Property Lease and no event or condition has occurred since the Lookback Date, or currently exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a default or breach under any Real Property Lease on the part of the Company or its applicable Subsidiary or, to the Knowledge of the Company, the other party thereto.

Section 4.14 Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with Environmental Laws and Environmental Permits that are required for the Company and its Subsidiaries to conduct the business or operations of the Company and its Subsidiaries as presently conducted; (b) since the Lookback Date, to the date of this Agreement, no written notice of violation or demand related to any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved; (c) no Proceeding is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under, or alleging that the Company or any of its Subsidiaries have any liability with respect to, any Environmental Law; (d) to the Knowledge of the

Company, there are no Hazardous Substances present at, on or underneath any real property currently or formerly owned or operated by the Company or its Subsidiaries in quantities or concentrations that could reasonably be expected to result in any liability or obligation on the part of the Company or any of its Subsidiaries pursuant to any Environmental Law; (e) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has Released any Hazardous Substance on or under real property currently owned, leased or operated by the Company or any of its Subsidiaries in quantities, concentrations or conditions that require remediation by the Company or any of its Subsidiaries pursuant to any Environmental Law; (f) to the Knowledge of the Company, there are no underground or aboveground storage tanks, underground piping, or disposal areas on, under, at or in any way affecting any real property currently or formerly owned or operated by the Company or its Subsidiaries for which the Company or its Subsidiaries is or was in noncompliance with Environmental Law or that require the Company or its Subsidiaries to remediate pursuant to any Environmental Law, (g) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has arranged for the disposal or treatment of any Hazardous Substances at any location that could reasonably be expected to result in any liability or obligation on the part of the Company or any of its Subsidiaries pursuant to any Environmental Law; and (h) neither the Company nor any Subsidiary has expressly assumed by Contract, or provided any indemnity to a third party for, any outstanding liability or obligation of a third party under Environmental Law.

Section 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all Company Registered Intellectual Property. The Company has maintained all Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, except for any such failure to maintain that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries: (i) is the owner of all right, title and interest in and to each item of Company Intellectual Property free and clear of all Liens (other than Permitted Liens) and (ii) is entitled to use and exploit each item of Licensed Intellectual Property, which right, to the Knowledge of the Company, is valid, sufficient and enforceable for the current operation of the business of the Company and its Subsidiaries. All material Company Registered Intellectual Property (other than applications therefor) is subsisting and, to the Knowledge of the Company, valid and enforceable in all material respects. Immediately after the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Licensed Intellectual Property and all recipes used by the Company or its Subsidiaries will remain available for use by the Company and its Subsidiaries on the same terms and conditions as in effect immediately prior to the Closing.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Proceedings pending or, to the Knowledge of the Company, threatened in writing by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or violate any Intellectual Property of any Person and (ii) to the Knowledge of the Company, as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property. Except pursuant to any Material Contract listed on Section 4.12(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any material Contract restriction on the use of Company Registered Intellectual Property in the United States.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries take (and since the Lookback Date have taken) commercially reasonable actions to protect and enforce the Company Intellectual Property, including such commercially reasonable actions as are necessary to maintain the confidentiality of the material trade secrets forming a part of the Company Intellectual Property. To the Knowledge of the Company, no material trade secrets have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to an enforceable written confidentiality and non-disclosure agreement.

Section 4.16 Data Privacy and Security. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all applicable Privacy Commitments. To the Knowledge of the Company, all Personal Information collected, processed, transferred, disclosed, shared, stored, protected or used by the Company or its Subsidiaries, or shared with a third party, in connection with the operation of their respective businesses is, and since the Lookback Date has been, collected, processed, transferred, disclosed, shared, stored, protected and used by the Company, its Subsidiaries or third parties acting on their behalf in accordance with all applicable Privacy Commitments. No disclosures made in any written privacy policies, notices, or statements published by the Company or its Subsidiaries have been inaccurate, misleading or deceptive. The Company has not sold, licensed or rented any Personal Information to a third party for monetary or other valuable consideration. To the Knowledge of the Company, the Company and its Subsidiaries are not, and since the Lookback Date have not been, (i) under audit or investigation by any Governmental Authority regarding the Company’s compliance with applicable Privacy Commitments or (ii) subject to any third-party notification, claim, demand, audit or action in relation to the Company’s collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information.

(b) The Company and its Subsidiaries (i) have implemented and maintain commercially reasonable technical, physical, and organizational measures intended to protect against and identify anticipated threats or hazards to, the security, confidentiality, integrity and availability of Personal Information, Company Information and Systems, including a commercially reasonable incident response plan and backup procedures, and (ii) have commercially reasonable procedures in place designed to remediate (A) Information Security Incidents and (B) audit or security assessment findings deemed to be a material, critical or high risk to the effectiveness of any System. The Company and its Subsidiaries have fully remediated any and all material, critical or high-risk security vulnerabilities associated with Systems for which the Company or its Subsidiaries have or should reasonably have become aware. To the Knowledge of the Company, there are no vulnerabilities existing in Systems that would reasonably be expected to cause an Information Security Incident.

(c) To the Knowledge of the Company, since the Lookback Date, the Company and its Subsidiaries have not experienced any Information Security Incident involving the Company or any of its Subsidiaries or third parties that process Company Information on behalf of the Company or its Subsidiaries. To the Knowledge of the Company, since the Lookback Date, no circumstance has arisen in which applicable Privacy Laws would require the Company or its Subsidiaries to notify a person or Governmental Authority of a “breach of security” (or similar term such as “security breach”) as defined by applicable Privacy Laws.

Section 4.17 Tax Matters. Except as set forth on Section 4.17 of the Company Disclosure Letter:

(a) Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by it and each such Tax Return is true, correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Returns (other than automatic extensions requested in the ordinary course of business).

(b) The Company and each of its Subsidiaries has timely paid, or has adequately reserved (in accordance with GAAP) for the payment of, all income and other material Taxes that are required to be paid by it (whether or not shown on any Tax Return).

(c) All material amounts collected or withheld by the Company or any of its Subsidiaries for the payment of Taxes have been, or will be, timely remitted to the Taxing Authority to whom such payment is due, and each of the Company and its Subsidiaries has withheld all material Taxes required to have been withheld by it.

(d) Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, and no requests for any such waivers have been made that are still pending.

(e) Neither the Company nor any of its Subsidiaries has received written notice of any actual or proposed deficiencies or assessments for material Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Company’s most recent balance sheet to the extent required by GAAP.

(f) No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing.

(g) No Liens for material Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income or gain in, or exclude any item of deduction, loss or other Tax benefit from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-United States Law) for a taxable period ending on or prior to the Closing Date, (ii) closing agreement as described in Section 7121 of the Code (or any similar provision of state, local or non-United States Law) entered into prior to the Closing Date, or (iii) intercompany transaction, installment sale or open transaction made on or prior to the Closing Date.

(i) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement (1) solely between or among the Company and its Subsidiaries or (2) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any liability for the Taxes of any Person, other than the Company and its Subsidiaries, pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law).

(j) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(k) Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(l) Each of the Company and each of its Subsidiaries is in material compliance with all applicable escheatment, unclaimed property or abandoned property Laws.

Section 4.18 Employee Benefits.

(a) Section 4.18(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all material Employee Plans. The Company has made available to Parent and Merger Sub true and complete copies (to the extent applicable) of: (i) each material Employee Plan document and any amendments thereto (or, in the case of any such Employee Plan that is unwritten, a description of the material terms thereof); (ii) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each material Employee Plan; (iii) if any Employee Plan is funded, the most recent financial statements required to be prepared under applicable Law; (iv) the current summary plan description and any summaries of material modifications, and summaries of benefits and coverage (to the extent applicable), for each material Employee Plan; (v) each administrative service agreement, trust agreement and insurance or group annuity contract or other funding arrangement relating to any material Employee Plan; (vi) the most recent IRS determination letter (or opinion or advisory letter upon which the Company is entitled to rely); (vii) copies of the most recent reports on Form 1094-C and a sampling of the most recent reports on Form 1095-C filed with the IRS and furnished to employees; (viii) all material correspondence to or from any Governmental Authority received in the last three (3) years with respect to any material Employee Plan; and (ix) the most recently completed non-discrimination testing result for each Employee Plan for which such test is required.

(b) Neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, contributes to, or is required to contribute to or has any liability with respect to (including on account of an ERISA Affiliate): (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (iv) a plan covered by Section 412 of the Code or Title IV of ERISA.

(c) Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter, or may rely on a favorable opinion letter, as to its qualified status issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no event, condition or circumstance has occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Plan. All material contributions, premiums and benefit payments under or in connection with the Employee Plans that are required to have been made in accordance with the terms of the Employee Plans as of the date hereof have been timely made.

(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Proceedings, examinations or audits pending or, to the Knowledge of the Company, as of the date of this Agreement, threatened in writing on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits.

(e) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents who are “disqualified persons” or “parties in interest” (within the meaning of Section 4975 of the Code and Section 3(14) of ERISA, respectively) has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Sections 406 and 407 of ERISA) that would reasonably be expected to result in the imposition of a material Tax or material penalty on the Company or any of its Subsidiaries.

(f) No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(g) Except as set forth on Section 4.18(g) of the Company Disclosure Letter, none of the execution and delivery of this Agreement or the consummation of the Transactions, either alone or in combination with another event, shall (i) entitle any current or former employee, officer, or director of the Company to any material compensation or benefit; (ii) accelerate the time of payment or vesting, trigger any payment or funding, or materially increase the amount of any compensation or benefits payable to any employee, officer, or director of the Company; (iii) result in any payment or benefit that could reasonably be expected to constitute a parachute payment within the meaning of Section 280G of the Code or require the Company or its Subsidiaries to make any

“gross up” or similar payment in connection therewith; (iv) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Employee Plan; or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan at or following the Effective Time. Neither the Company nor any of its Subsidiaries is obligated to pay a Tax gross-up or reimbursement payment to any current or former employee, director, or other service provider of the Company or any of its Subsidiaries.

(h) No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company, any of its Subsidiaries or an Employee Plan to material penalties, material excise taxes or material assessments under Sections 4980B, 4980D or 4980H of the Code or any provision of the Patient Protection and the Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (and the regulations and other guidance issued thereunder).

(i) Each Employee Plan that is subject to Section 409A of the Code has been written, executed, and operated in compliance in all material respects in form and operation with the requirements of Section  409A of the Code and the regulations and other guidance thereunder.

Section 4.19 No Franchises. Neither the Company nor any of its Subsidiaries (a) is a party to any franchise agreement, area development agreement, license agreement or similar arrangement licensing or granting contractual licensing rights with respect to the development or operation of a restaurant using the Company’s or its Subsidiaries’ Intellectual Property (collectively, “Franchise Agreements”), or (b) has ever granted, or provided any franchise disclosure document to any Person with the intent to grant, to any Person the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark, advertising or commercial symbol which constitutes a “franchise,” as that term is defined under the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Section 436.1 et seq. (the “FTC Rule”), regardless of the jurisdiction in which the franchised business was located or operated, or any other Law regulating the offer or sale of franchises, business opportunities or seller-assisted marketing plans. Neither the FTC Rule nor any other Law regulating the offer or sale of franchises, including any pre-sale registration or disclosure Law, is applicable to the current operations of the businesses of the Company and its Subsidiaries.

Section 4.20 Labor Matters.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any written collective bargaining agreement, labor union Contracts or trade union agreements with any labor union, works council or labor organization. To the Knowledge of the Company, as of the date of this Agreement, there are no activities or proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. As of the date of this Agreement, there is no strike, lockout, concerted work slowdown, or concerted work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened in writing directly against the Company or any of its Subsidiaries, except where such strike, lockout, slowdown or work stoppage has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no labor organizational or decertification activities underway or threatened by, or on behalf of, or against any labor union, works council or labor organization with respect to employees of the Company or any of its Subsidiaries, and no such activities have occurred within the past two (2) years.

(b) The Company and its Subsidiaries are in compliance with applicable Laws with respect to the employment of their employees, including employee wage and hour requirements, employee immigration status (including with respect to their employees’ lawful right to work in the United States and retaining Forms I-9 of their applicable employees), discrimination in employment, employee health and safety, and collective bargaining, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have taken any action that would result in any material liability under the WARN Act during the three-year period prior to the date of this Agreement.

(c) Except as set forth on Section 4.20(c) of the Company Disclosure Letter, there have been no Proceedings pending since the Lookback Date or, to the Knowledge of the Company, currently threatened, related to any allegations of sexual or racial harassment or discrimination or unlawful retaliation by any employee of the Company or its Subsidiaries. Since the Lookback Date, there have been no investigations by or reports made to the Company’s audit committee related to any allegations of sexual or racial harassment or discrimination or unlawful retaliation by any employee of the Company or its Subsidiaries. To the Knowledge of the Company, there are no allegations of, and no investigations by Third Parties pending or threatened in writing relating to allegations of, sexual or racial harassment or discrimination or unlawful retaliation by any officer or corporate-level employee of the Company in such individual’s role as an officer or employee of the Company. To the Knowledge of the Company, there are no allegations of, and no investigations by Third Parties pending or threatened in writing relating to allegations of, sexual or racial harassment or discrimination, unlawful retaliation or other types of misconduct by any non-corporate level employee of the Company or any of its Subsidiaries in such individual’s role as an employee of the Company or any of its Subsidiaries that would be material to the business of the Company and its Subsidiaries, taken as a whole.

(d) Except as set forth on Section 4.20(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has, within the forty-five (45) days prior to the date hereof, increased the compensation, bonus, severance, retention or termination pay payable or that could become payable to any employees of the Company or any of its Subsidiaries, in each case, other than any such increase in the ordinary course of business consistent with past practice with respect to restaurant employees below the manager level.

Section 4.21 Compliance with Laws.

(a) The Company and each of its Subsidiaries are, and since the Lookback Date have been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement and since the Lookback Date, no written notice, charge or assertion has been received by the Company or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging any violation of any Laws other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No representation or warranty is made in this Section 4.21 with respect to: (i) compliance with the Exchange Act, which is exclusively addressed by Section 4.08 (Company SEC Documents) and Section 4.09 (Company Financial Statements; Internal Controls); (ii) compliance with Environmental Laws, Environmental Permits and other applicable Laws relating to environmental, health or safety matters, which is exclusively addressed by Section 4.14 (Environmental Matters); (iii) compliance with Intellectual Property Law matters, which is exclusively addressed by Section 4.15 (Intellectual Property); (iv) compliance with Privacy Commitments, which is exclusively addressed by Section 4.16 (Data Privacy and Security); (v) compliance with applicable Laws in respect of Taxes, which is exclusively addressed by Section 4.17 (Tax Matters) and, to the extent applicable, Section 4.18 (Employee Benefits); (vi) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 4.18 (Employee Benefits); or (vii) compliance with employment Law matters, which is exclusively addressed by Section 4.20 (Labor Matters).

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

Section 4.22 Proceedings; Orders.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and other than any Transaction Litigation brought after the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened in writing, or, to the Knowledge of the Company, any investigations, examinations or audits pending against the Company or any of its Subsidiaries, or any of their respective properties or assets, or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries).

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any Order that is in effect.

Section 4.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, cybersecurity, products liability, directors’ and officers’ liability, fiduciary and other casualty and liability insurance (but excluding any insurance policies underlying an Employee Plan), that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries, a true and complete list of which, as of the date of this Agreement, is set forth on Section 4.23 of the Company Disclosure Letter. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the insurance policies maintained by the Company or any of its Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet due but may be required to be paid with respect to a period ending prior to the Effective Time), (c) no notice of cancellation or termination has been received or, to the Knowledge of the Company, threatened with respect to any such policy other than ordinary renewals, (d) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (e) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a breach or default, or permit termination or modification, of any of such insurance policies.

Section 4.24 Anti-Corruption Compliance. Except as would not be material to the Company and its Subsidiaries, taken as a whole, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, employee or agent of the Company or any of its Subsidiaries has (in each case acting on behalf of the Company or its Subsidiaries), since the Lookback Date, directly or knowingly indirectly, taken any action that would cause any of the foregoing to be in material violation of any provision of the FCPA or any other applicable anti-bribery, anti-corruption and anti-money laundering Laws of any jurisdiction in which the Company or any of its Subsidiaries operate or in which any agent thereof is conducting or has conducted business on behalf of the Company or any of its Subsidiaries (collectively, the “Other Anti-Bribery Laws”). The Company and its Subsidiaries have instituted policies and procedures as required by, and designed to require compliance with, the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect in all material respects.

Section 4.25 Economic Sanctions & Export Controls Compliance.

(a) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are, and since the Lookback Date have been, in material compliance with all applicable economic sanctions Laws or trade restrictions and export control Laws administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the

U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”).

(b) None of the Company, any of its Subsidiaries or any of their respective directors or officers is a Person (i) that is organized or ordinarily resident in a country or territory with which dealings are broadly prohibited under comprehensive U.S. Sanctions, or (ii) with whom dealings are restricted or prohibited under any Sanctions.

(c) Except as set forth on Section 4.25(c) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has, or since the Lookback Date has had, any operations, assets, properties, employees, businesses or activities outside the United States.

Section 4.26 Top Suppliers. Section 4.26 of the Company Disclosure Letter sets forth a true and complete list of the ten (10) largest suppliers or vendors (the “Top Suppliers”) to the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company or its Subsidiaries for the four (4) consecutive fiscal quarters ended December 31, 2023. Since the date of the Company Balance Sheet through the date of this Agreement, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Top Suppliers, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any Top Supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the ordinary course of business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries, except in each case of clause (a) and (b), as would not reasonably be expected to interfere materially with the ability of the Company and its Subsidiaries to conduct their businesses as presently conducted.

Section 4.27 Quality and Safety of Food and Beverage Products. Since the Lookback Date, (a) there have been no recalls or withdrawals of any food or beverage product served by the Company, whether ordered by a Governmental Authority or undertaken voluntarily by the Company or any of its Subsidiaries; (b) there have been no notices of warning or withholding, suspension or withdrawal of inspection, seizure, criminal referral, or other similar federal, state or private, or, to the Knowledge of the Company, threatened enforcement actions or other Proceedings, examinations or audits with respect to any food or beverage product served by the Company; (c) none of the food or beverage products of the Company or any of its Subsidiaries have been recalled, seized, withdrawn, detained, suspended, or the subject of any health or safety notification by the Company (or Subsidiary thereof) or any Governmental Authority; and (d) none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or posed an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, in each case, except for violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.28 Related Party Transactions. Except for compensation, indemnification or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (including any director or officer thereof, but not including any wholly owned Subsidiary of the Company), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 4.29 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

Section 4.30 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to this Article 4), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Without limiting the generality of the foregoing, the Company and its Subsidiaries expressly disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent and Merger Sub in Article 5, none of Parent, Merger Sub, or any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub, or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or Merger Sub or their respective Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The representations and warranties made by Parent and Merger Sub in Article 5 constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with this Agreement or the Transactions. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person or the accuracy or completeness of any information regarding Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, and acknowledges and agrees that Parent and its Affiliates (including Merger Sub) have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties or the accuracy or completeness of any information regarding Parent and its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 5.01 Corporate Existence and Power. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of incorporation, and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL, and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

Section 5.02 Corporate Power; Enforceability. Each of Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the

Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming the due authorization, execution, and delivery hereof by the Company, this Agreement constitutes valid and binding agreements of each of Parent and Merger Sub, as applicable, enforceable against each such Person in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract, Governmental Authorization or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) do not, assuming the Governmental Authorizations referred to in Section 5.04 are made and obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or have a material adverse effect on the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transactions.

Section 5.04 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent or Merger Sub in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or have a material adverse effect on the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transactions.

Section 5.05 Operation of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned indirectly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the Transactions or incidental to its formation.

Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to adopt or approve this Agreement or the Transactions. The vote or consent of Parent’s applicable Subsidiary as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt or approve this Agreement or the Transactions.

Section 5.07 Proceedings; Orders. As of the date hereof, there is no Proceeding pending or, to the knowledge of Parent or Merger Sub, threatened in writing against or affecting, Parent, Merger Sub or any of its other Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or have a material adverse effect on the ability of Parent or Merger Sub to perform their respective covenants and obligations under this Agreement or to consummate the Transactions. Neither Parent nor Merger Sub is subject to any Order that is in effect as of the date hereof and that would reasonably be expected to prevent or materially delay the consummation of the Transactions or negatively affect to a material extent on the ability of Parent or Merger Sub to fully perform their respective covenants and obligations under this Agreement or to consummate the Transactions.

Section 5.08 Sufficient Funds. Parent has and will, at the Effective Time, have cash, cash equivalents and/or available funds or sources of credit sufficient to consummate the Transactions and perform the covenants and obligations of each of Parent and Merger Sub under this Agreement, including making all cash payments contemplated to be made by Parent and/or Merger Sub under this Agreement (including payment of all amounts required to be paid pursuant to Article 2), and to pay all related fees and expenses.

Section 5.09 Stock Ownership. None of Parent, Merger Sub or any of their respective Subsidiaries, or any Affiliate of Parent is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 5.10 Brokers’ Fees. Other than the engagement of BofA Securities, Inc., by Parent to act as its financial advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from Parent in respect thereof.

Section 5.11 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

Section 5.12 No Other Representations and Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article 5, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent, Merger Sub or their respective Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or its Subsidiaries (including Merger Sub) or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Without limiting the generality of the foregoing, Parent and its Subsidiaries (including Merger Sub) expressly disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries (including Merger Sub) or any of their respective Affiliates or

Representatives. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company in Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article 4), neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The representations and warranties made by the Company in Article 4 (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with the introduction to Article 4) constitute the sole and exclusive representations and warranties of the Company in connection with this Agreement or the Transactions. Each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) Except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.01(a) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) as approved by Parent in writing, with email being sufficient (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to (A) conduct its business in all material respects in the ordinary course of business consistent with past practice and (B) preserve intact in all material respects its current business organization, ongoing businesses and significant relationships with its officers, employees, suppliers, customers, distributors, licensors and other Persons with whom the Company or its Subsidiaries have material business dealings; provided, that no action or inaction by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.01(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 6.01(b).

(b) Except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.01(b) of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) as approved by Parent in writing, with email being sufficient (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

(i) amend the Organizational Documents of the Company or any of its Subsidiaries (other than any immaterial amendments to the Organizational Documents of any Subsidiary of the Company);

(ii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(iii) (A) issue, sell, deliver, grant, pledge, dispose of or encumber, or agree or commit to issue, sell, deliver, grant, pledge, dispose of or encumber, (1) any Company Securities (other than the issuance of Company Common Stock in accordance with the terms of the applicable award or similar agreement with respect to, and upon the exercise or settlement of, Company Stock Options or Company RSUs outstanding prior to the date hereof) or (2) any Subsidiary Securities, (B) adopt a rights plan or (C) commence any offering period under the ESPP;

(iv) reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (A) the withholding of shares of Company Common Stock to satisfy the exercise price or Tax obligations incurred in connection with the settlement of Company Stock Options and Company RSUs outstanding prior to the date hereof or (B) the acquisition by the Company of Company RSUs outstanding prior to the date hereof in connection with the forfeiture of such awards, in each case, in accordance with their respective terms;

(v) establish a record date for, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, shares or other equity or property, including any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries;

(vi) (A) incur, assume or suffer to exist any Indebtedness, except (1) for trade payables incurred in the ordinary course of business consistent with past practice or (2) for loans or advances to direct or indirect wholly-owned Subsidiaries of the Company in the ordinary course of business consistent with past practice; (B) make any loans, advances or capital contributions to, or investments in, any other Person; or (C) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except for any Permitted Liens;

(vii) except to the extent required by applicable Law or by any Employee Plan or Contract in effect on the date of this Agreement, (A) enter into, adopt, materially amend, materially modify or terminate any Employee Plan, other than annual renewals in the ordinary course of business consistent with past practice and either (i) on substantially similar terms or (ii) after good faith consultation with Parent, (B) increase the compensation, bonus, severance, retention or termination pay payable or that could become payable to any current or former directors, officers or employees or consultants, other than increases of compensation or bonus in the ordinary course of business consistent with past practice for any employee below the level of Vice President, (C) pay any benefit not required to be paid by any Employee Plan in effect as of the date of this Agreement, (D) grant, amend or modify any Company Equity Awards or other equity or equity-based awards or (E) hire or engage any officer, employee or individual consultant with an annual base compensation or annual fees of more than one hundred thousand Dollars ($100,000), in each case, other than to fill a vacant position at compensation that does not exceed that of the previous holder of such vacant position;

(viii) settle any pending or threatened Proceeding, except for the settlement of any Proceeding that (A) is for solely monetary payments by the Company or its Subsidiaries of no more than two hundred and fifty thousand Dollars ($250,000) individually or one million Dollars ($1,000,000) in the aggregate and does not impose any material non-monetary obligations on the Company or its Subsidiaries, (B) is Transaction Litigation and settled in compliance with Section 6.13, or (C) involves any dispute between one or more of Parent or Merger Sub, on the one hand, and the Company, on the other hand;

(ix) materially change the Company’s or its Subsidiaries’ methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act or by any Governmental Authority;

(x) (A) make any Tax election that is inconsistent with past practice, revoke or change any Tax election, change any method of Tax accounting, file any amended Tax Return or take action to surrender any claim for a refund of Taxes that, in each case, individually or in the aggregate, would materially and adversely affect the Tax liability of the Company or any Subsidiary; (B) change the entity classification of any Subsidiary of the Company; or (C) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than any automatic extension of time in which to file a Tax Return);

(xi) incur or commit to incur any capital expenditures in excess of five hundred thousand Dollars ($500,000) individually and one million and five hundred thousand Dollars ($1,500,000) in the aggregate, other than (A) consistent with the capital expenditure budget for the fiscal year 2024 set forth in Section 6.01(b)(xi) of the Company Disclosure Letter, (B) pursuant to obligations imposed by any Contract in effect as of the date of this Agreement or (C) emergency capital expenditures that are necessary to maintain the operations of the Company’s business and properties as currently conducted; provided, that to the extent reasonably practicable, the Company shall consult with Parent prior to incurring any emergency capital expenditures in excess of one hundred thousand Dollars ($100,000), individually;

(xii) enter into, modify in any material respect, amend in any material respect, terminate (other than any Material Contract, Real Property Lease or other restaurant lease that has expired in accordance with its terms) or waive any material rights or material claims under any Material Contract, Real Property Lease or other restaurant lease except, in each case, for renewals of any Material Contract, Real Property Lease or other restaurant lease on substantially similar terms;

(xiii) enter into any Franchise Agreement or grant to any Person the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark, advertising or commercial symbol which constitutes a “franchise,” as that term is defined under the FTC Rule, regardless of the jurisdiction in which the franchised business is located or operated, or any other Law regulating the offer or sale of franchises, business opportunities or seller-assisted marketing plans;

(xiv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xv) acquire (by merger, consolidation or acquisition of stock or assets) any other Person, any material equity interest in any other Person or a material amount of assets in any one transaction or series of related transactions, other than acquisitions (A) of raw materials, supplies, equipment, furniture, fixtures or inventory from vendors or suppliers for consumption or use in the ordinary course of business consistent with past practice or (B) that do not exceed one hundred thousand Dollars ($100,000) in the aggregate;

(xvi) lease, acquire or sell, or enter into any Contract to lease, acquire or sell, any real property or any interest therein for an aggregate payment that exceeds one hundred thousand Dollars ($100,000) in any one transaction or series of related transactions, in each case, without prior good faith consultation with Parent;

(xvii) sell, assign, license, lease, transfer, abandon or otherwise dispose of, or create any Lien on (other than any Permitted Lien), or otherwise dispose of, any of the Company’s or its Subsidiaries’ material tangible assets, other than such sales, assignments, licenses, leases, transfers, Liens or other dispositions (A) in the ordinary course of business consistent with past practice, (B) that are sales or other dispositions of equipment that is no longer used by the Company or its Subsidiaries in the operation of their respective businesses, or (C) that have neither a fair market value of the assets nor an aggregate purchase price that exceeds one hundred thousand Dollars ($100,000) in any one transaction or series of related transactions;

(xviii) sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of, or create or incur any Lien (other than Permitted Liens) on or grant any interest in or rights with respect to, any material Company Intellectual Property (except for non-exclusive licenses entered into or granted in the ordinary course of business consistent with past practice);

(xix) close any restaurants, other than temporary closures in the ordinary course of business consistent with past practice or as required by applicable Law or Order;

(xx) fail to use commercially reasonable efforts to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective directors, officers, properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xxi) establish, adopt, enter into or amend any collective bargaining agreement (or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries);

(xxii) implement any employee layoffs that trigger the WARN Act; or

(xxiii) agree, resolve or commit to take any of the actions prohibited by this Section 6.01(b).

Section 6.02 Solicitation; Acquisition Proposals; Adverse Recommendation Change.

(a) Notwithstanding anything to the contrary in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on August 16, 2024 (the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives shall have the right to (i) solicit, initiate, encourage or facilitate any inquiry, discussion, offer, request, negotiation or proposal that constitutes, or could reasonably be expected to result in, an Acquisition Proposal (an “Inquiry”), including by providing information and data (including non-public information and data) relating to the Company or its Subsidiaries and affording access to the business, properties, assets, books, records and personnel of the Company and its Subsidiaries to any Third Party (and such Third Party’s Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided, however, that any non-public information or data concerning the Company or any of its Subsidiaries that is provided to such Third Party or its Representatives, including potential financing sources, shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such Third Party or its Representatives, including potential financing sources (and in any event within thirty-six (36) hours thereafter); and (ii) engage in, enter into, continue or otherwise participate in discussions or negotiations with any Third Party (and such Third Party’s Representatives, including potential financing sources) with respect to any Acquisition Proposal (or any Inquiry) and cooperate with or assist or participate in or facilitate any such Inquiry or any effort or attempt to make any Acquisition Proposal (or any Inquiry), including by granting a waiver, amendment or release under any pre-existing standstill or similar provision to the extent necessary to allow any such Third Party to engage in the activities contemplated by this Section 6.02(a) or otherwise submit an Acquisition Proposal to the Company. As promptly as practicable, and in any event within thirty-six (36) hours following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth the identity of each Third Party from whom the Company or any of its Representatives has received an Acquisition Proposal prior to the No-Shop Period Start Date.

(b) Subject to the other provisions of this Section 6.02, from and after the No-Shop Period Start Date until the earlier of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company agrees that it shall, and it shall cause each of its Subsidiaries and its and their officers and directors to, and shall direct and use its reasonable best efforts to cause its and their other Representatives to, immediately: (i) cease any solicitations, discussions, negotiations or communications with any Third Party with respect to any Acquisition Proposal or Inquiry that would be prohibited by this Section 6.02(b); (ii) request the prompt return or destruction of all non-public information and data concerning the Company or its Subsidiaries previously furnished to any such Third Party (or such Third Party’s Representatives, including potential financing sources) with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the No-Shop Period Start Date; (iii) cease providing any further information or access with respect to the Company and its Subsidiaries or otherwise in connection with any Acquisition Proposal or Inquiry to any such Third Party (or such Third Party’s Representatives, including potential financing sources); and (iv) terminate all access granted to any such Third Party (or such Third Party’s Representatives, including potential financing sources) to any physical or electronic data room. Subject to the other provisions of this Section 6.02, from and after the No-Shop Period Start Date, the Company shall not, and it shall cause each of its Subsidiaries and its and their officers and directors not to, and shall not authorize and shall direct and use commercially reasonable efforts to cause its and their other Representatives not to, directly or indirectly, (A) solicit, initiate, encourage or facilitate any Acquisition Proposal or Inquiry, including by providing information (including non-public information and data) relating to the Company or any of its Subsidiaries or affording access to the business, properties, assets, books, records or personnel of the Company or its Subsidiaries to any Third Party (or such Third Party’s Representatives), (B) engage in, enter into or otherwise participate in any discussions or negotiations with any Third Party (or such Third Party’s Representatives) with respect to an Acquisition Proposal or Inquiry, (C) approve or recommend an Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (but excluding an Acceptable Confidentiality Agreement entered into pursuant to Section 6.02(c)) relating to an Acquisition Proposal (any of the foregoing, an “Alternative Acquisition Agreement”) or requiring the Company to abandon, terminate or fail to consummate the Transactions, or (E) propose or agree to do any of the foregoing. Notwithstanding the foregoing, in the event there is an Excluded Party as of the No-Shop Period Start Date, the Company may continue to engage in the activities described in this Section 6.02(b) with respect to such Excluded Party until the earlier to occur of (y) obtaining the Company Stockholder Approval or (z) such Third Party ceasing to be an Excluded Party.

(c) Notwithstanding anything to the contrary in Section 6.02(b), if after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval the Company receives an unsolicited written bona fide Acquisition Proposal from a Third Party that did not result from a breach (other than a de minimis breach) of Section 6.02(b) and the Company Board has determined in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that (x) such Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal and (y) the failure to take the actions set forth in clauses (i) and (ii) of this paragraph would be inconsistent with its fiduciary duties under applicable Law, the Company and its Subsidiaries and Representatives may, in response to such Acquisition Proposal, (i) furnish information (including non-public information and data) relating to the Company or any of its Subsidiaries and afford access to the business, properties, assets, books, records and personnel of the Company or its Subsidiaries to such Third Party (and such Third Party’s Representatives, including potential financing sources) making such Acquisition Proposal (provided, however, that (A) prior to so furnishing such information or data, the Company receives from the Third Party an executed Acceptable Confidentiality Agreement to the extent such Third Party did not previously enter into an Acceptable Confidentiality Agreement, and (B) any non-public information concerning the Company or its Subsidiaries that is provided to such Third Party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such Third Party or its Representatives (and in any event within thirty-six (36) hours thereafter)), and (ii) engage or otherwise participate in discussions or negotiations with such Third Party (and such Third Party’s Representatives, including potential financing sources) with respect to such Acquisition Proposal.

(d) From and after the No-Shop Period Start Date, the Company shall notify Parent promptly (but in no event later than thirty-six (36) hours) after receipt of any Acquisition Proposal or any request for non-public information or data regarding the Company or any of its Subsidiaries by any Third Party that informs the Company that it is making, has made or is considering making an Acquisition Proposal, or any other Inquiry or request from any Third Party seeking non-public information or to have discussions or negotiations with the

Company or its Representatives regarding a possible Acquisition Proposal or that the Company determines would be reasonably expected to lead to an Acquisition Proposal. Such notice shall be made in writing and shall identify the Third Party making such Acquisition Proposal, Inquiry or request and indicate the material terms and conditions of any such Acquisition Proposal or Inquiry, to the extent known (including, if applicable, providing copies of any written Acquisition Proposal or Inquiry and any proposed agreements related thereto). The Company shall also promptly (and in any event within thirty-six (36) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides non-public information or data to any Third Party as permitted by Section 6.02(c), promptly notify Parent of any change to the financial and other material terms and conditions of any such Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any such Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all written proposals, counter-proposals, written offers, drafts of proposed agreements and material correspondence relating thereto. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent or otherwise complying with its obligations under this Agreement. The Company shall provide Parent with twenty-four (24) hours prior written notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board (or committee thereof) at which it would reasonably be expected to determine whether an Acquisition Proposal constitutes a Superior Proposal.

(e) Except as permitted by Section 6.02(f), neither the Company Board nor any committee thereof shall (i) (A) change, withhold, withdraw, modify or qualify in any manner adverse to Parent or Merger Sub or resolve to or publicly propose or announce its intention to change, withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub, the Board Recommendation, (B) approve, adopt or recommend or resolve to or publicly propose or announce its intention to approve, adopt or recommend any Acquisition Proposal, (C) fail to include the Board Recommendation in the Proxy Statement, (D) within ten (10) Business Days of Parent’s written request, fail to make or reaffirm the Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first disclosed or given to stockholders of the Company (and no more than once in connection with any such modification), (E) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (F) publicly propose or agree to any of the foregoing (any of the actions described in clauses (A) through (F) of this Section 6.02(e), an “Adverse Recommendation Change”), or (ii) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any of its Subsidiaries to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.02) or publicly propose or announce its intention to do any of the foregoing.

(f) At any time after the date hereof and prior to obtaining the Company Stockholder Approval, the Company Board may (A) effect an Adverse Recommendation Change in response to an Intervening Event or (B) if the Company has received a written bona fide Acquisition Proposal that did not result from a breach (other than a de minimis breach) of this Section 6.02 and that the Company Board has determined, after consultation with the Company’s outside legal counsel and independent financial advisors, constitutes a Superior Proposal, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) with respect to such Superior Proposal, in each of clause (A) or (B), if and only if:

(i) the Company has complied in all material respects with its obligations under this Section 6.02;

(ii) the Company Board has determined, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable Law;

(iii) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent stating that the Company Board intends to take such action and the basis therefor, which notice shall (x) in the case of an Intervening Event, describe such Intervening Event in reasonable detail and (y) in the case of a Superior Proposal, identify the Third Party making the Superior Proposal, describe the material terms and conditions of such Superior Proposal and include, to the extent applicable, copies of all relevant material documents relating to such Superior Proposal (including any proposed merger or other agreement, financing documents and commitment letters);

(iv) during the four (4) Business Day period following Parent’s receipt of the Notice of Change of Recommendation (a “Notice of Change Period”), the Company shall, and shall cause its Representatives to, negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that, (x) in the case of an Intervening Event, the failure to effect such Adverse Recommendation Change would no longer reasonably be expected to be inconsistent with the directors’ duties under applicable Law and (y) in the case of a Superior Proposal, such Acquisition Proposal ceases to constitute a Superior Proposal; and

(v) following such Notice of Change Period, the Company Board has determined, after consultation with the Company’s outside legal counsel and independent financial advisors, and taking into account any changes to this Agreement or the Transactions proposed by Parent in response to the Notice of Change of Recommendation or otherwise, that the failure of the Company Board to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h), as applicable, would reasonably be expected to be inconsistent with the directors’ duties under applicable Law and, with respect to a Superior Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal.

(g) Any amendment to the financial terms (including the form, amount or timing of payment of consideration) or any other material amendment of a Superior Proposal will require a new Notice of Change of Recommendation, and the Company will be required to comply again with the requirements of Section 6.02(f); provided, however, that the Notice of Change Period will be reduced to two (2) Business Days following receipt by Parent of such new Notice of Change of Recommendation. The parties agree that the delivery of the Notice of Change of Recommendation by the Company will not, in and of itself, constitute an Adverse Recommendation Change.

(h) Nothing contained in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law (it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act will not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board or any committee thereof will be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect an Adverse Recommendation Change, except in accordance with the other provisions of this Section 6.02.

(i) The Company agrees (i) that it will promptly instruct its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 6.02 and (ii) any violation or breach of the restrictions set forth in this Section 6.02 by any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach or violation of this Section 6.02 by the Company for all purposes of this Agreement.

Section 6.03 Approval of Merger

(a) The Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”) no later than the second (2nd) Business Day after the No-Shop Period Start Date. The

Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement. The Company will cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of NASDAQ. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Merger Sub with copies of all correspondence between the Company or its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their Representatives a reasonable opportunity to review and to propose comments on such document or response and shall consider in good faith any comments so proposed.

(b) Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the preparation of the Proxy Statement. Parent will cause the information relating to Parent or Merger Sub supplied by it in writing expressly for inclusion in the Proxy Statement, at the time the Proxy Statement is first mailed to stockholders of the Company or of any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.

(c) The Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders as promptly as practicable, and in no event more than five (5) business days, after the later of (i) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act or (ii) the date on which the Company learns the SEC staff has no further comments on the Proxy Statement (the “Proxy Statement Clearance Date”). The Company will take, in accordance with applicable Law and the Company Organizational Documents, all reasonable action necessary to establish a record date for and give notice of a meeting of its stockholders, for the purpose of obtaining the Company Stockholder Approval (the “Stockholders’ Meeting”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date; provided, however, that in no event shall such meeting be held later than forty-five (45) calendar days following the date the Proxy Statement is mailed to the Company’s stockholders without Parent’s prior written consent. Except to the extent an Adverse Recommendation Change has been made in accordance with Section 6.02(f) and not thereafter withdrawn by the Company Board, (A) the Proxy Statement shall include the Board Recommendation, and (B) the Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the Company in connection with the Stockholders’ Meeting are solicited in compliance, in all material respects, with all applicable Laws and all rules of NASDAQ. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article 8, its obligations pursuant to this Section 6.03 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (except as expressly set forth in the preceding sentence) by the making of any Adverse Recommendation Change.

(d) The Company may, and at Parent’s request shall, adjourn the Stockholders’ Meeting in one or more successive adjournments to a date that is no later than thirty (30) days after the date on which the Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) (i) if a quorum has not been established, (ii) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (iii) after consultation with Parent, to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting. The Company shall keep Parent reasonably informed with respect to the number of proxies received and its preliminary vote tabulation prior to and at the Stockholders’ Meeting.

(e) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to applicable Law, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.04 Access to Information. From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall, upon reasonable prior notice, give Parent and Merger Sub, their officers and employees and their authorized Representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, financial and operating data, plans, systems, senior management, employees, other Representatives, offices and other facilities and properties of the Company as Parent or Merger Sub or their respective Representatives may from time to time reasonably request in writing. The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Merger Sub pursuant to this Section 6.04. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would, as advised by outside counsel, (a) jeopardize the attorney-client privilege of the Company or (b) contravene any Laws or any applicable antitrust principles or contractual restriction; provided, that the Company shall in such event use commercially reasonable efforts to make reasonable alternative arrangements to permit such access or disclosure in a way that does not violate such obligations or applicable Laws or would not result in the loss of such legal protections, including entering into a joint defense agreement in customary form. Nothing in this Section 6.04 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any appraisals or opinions. Any investigation conducted pursuant to the access contemplated by this Section 6.04 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries (1) shall be subject to the Company’s reasonable safety and security measures and insurance requirements and (2) shall not include any testing, sampling, monitoring or analysis of soil, groundwater, building materials, indoor or ambient air, or other environmental media without the written consent of the Company, which may be withheld at the Company’s sole discretion, including if providing such access would reasonably be expected to jeopardize the health and safety of any employee of the Company or any of its Subsidiaries.

Section 6.05 Notice of Certain Events. The Company shall give prompt notice to Parent and Merger Sub of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be likely to cause any condition to Closing set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) (as applicable) to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions.

Section 6.06 Employee Benefit Plan Matters.

(a) With respect to each Continuing Employee who is not an hourly restaurant employee, (i) during the period beginning at the Effective Time and ending ninety (90) days after the Closing Date (the “Compensation Transition Date”), Parent shall provide, or shall cause one of its Affiliates (which may be the Surviving Corporation) to provide, to each such Continuing Employee, (A) an annual base salary or base wage rate, as applicable, and (B) target annual cash incentive opportunities (if any) under the Company’s bonus plan as in effect at the Effective Time that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time; and (ii) during the period beginning immediately after the Compensation Transition Date and ending on the first anniversary of the Closing Date, Parent shall provide, or shall cause one of its Affiliates (which may be the Surviving Corporation) to provide, to each such Continuing Employee, total direct compensation, consisting of (A) an annual base salary or base wage rate, as applicable, (B) target annual cash incentive opportunities (if any) under Parent’s bonus plan as then in effect and (C) an equity grant (if any) at target, that is substantially comparable in the aggregate to the total direct compensation provided to similarly-situated employees of Parent and its Affiliates; provided, however, that the cash incentive or bonus opportunities for Continuing Employees who participated in an Incentive Plan as of immediately prior to the Effective Time shall be governed by Section 6.06(c).

(b) With respect to each Continuing Employee who is an hourly restaurant employee, during the period beginning at the Effective Time and ending on June 30, 2025, Parent shall provide, or shall cause one of its Affiliates (which may be the Surviving Corporation) to provide, to each such Continuing Employee, total cash compensation no less favorable in the aggregate than the total cash compensation provided to such Continuing Employee immediately prior to the Effective Time.

(c) Parent shall, or shall cause one of its Affiliates (which may be the Surviving Corporation) to, continue to maintain the Incentive Plans until December 29, 2024, and shall honor and pay out any bonuses thereunder either (i) at target, with respect to any Incentive Plan (or portion thereof) based on overall Company performance, or (ii) as determined based on actual performance, with respect to any Incentive Plan (or portion thereof) based on any metric other than overall Company performance, in each case, in accordance with the terms of such plan; provided, that, for the avoidance of doubt, the bonus targets under the Incentive Plans shall not be subject to any downward or upward adjustments. From and after December 30, 2024, until the first anniversary of the Closing Date, any Continuing Employees who participated in an Incentive Plan shall be eligible to participate in, or to receive partial-year bonus opportunities substantially comparable to participants in, a comparable management incentive plan of similarly-situated employees of Parent and its Affiliates, and any changes to bonus targets with respect to such incentive plans or bonus opportunities shall be considered in connection with the total direct compensation provided to Continuing Employees pursuant to Section 6.06(a).

(d) Parent shall, or shall cause one of its Affiliates (which may be the Surviving Corporation) to, (i) honor the written employment agreements set forth on Section 6.06(d) of the Company Disclosure Letter following the Closing Date (provided that, for the avoidance of doubt, nothing in this Agreement shall limit Parent or the Surviving Corporation’s right to terminate any such employment agreement in accordance with, and subject to, its terms), (ii) honor and recognize all earned but unused vacation, sick leave, and similar paid time off earned by each Continuing Employee as of immediately prior to the Effective Time, and (iii) provide to each

Continuing Employee any severance benefits provided to similarly-situated employees of Parent and its Affiliates in connection with previous acquisitions.

(e) During the period beginning at the Effective Time and ending on June 30, 2025 (the “Benefit Transition Date”), Parent shall provide, or shall cause one of its Affiliates (which may be the Surviving Corporation) to provide, each Continuing Employee with employee benefits, excluding severance, that are substantially similar in the aggregate to the employee benefits to which such Continuing Employee was entitled as of immediately prior to the Effective Time. During the period beginning immediately after the Benefit Transition Date and ending on the first anniversary of the Closing Date, Parent shall provide, or shall cause one of its Affiliates (which may be the Surviving Corporation) to provide, each Continuing Employee with employee benefits that are substantially comparable in the aggregate to those provided to other similarly-situated employees of Parent and its Affiliates.

(f) To the extent that any employee benefit plans sponsored by Parent or one of its Affiliates (including the Surviving Corporation) other than Employee Plans (such plans, the “New Plans”) are made available to any Continuing Employee, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) use commercially reasonable efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation or other paid time off accrual and severance entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to ensure that (i) each Continuing Employee shall be immediately eligible to participate, without any waiting period or other similar eligibility requirement, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan shall be waived for such Continuing Employee and his or her covered dependents, and, if applicable in the event of a mid-year replacement of such plans, any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins shall be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan shall be credited with any unused balance in the account of such Continuing Employee pursuant to any Old Plan.

(g) Nothing in this Agreement shall confer upon any Continuing Employee or any other Person any right to continue in the employ or service of Parent, the Company, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Company, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.06 shall (i) be deemed or construed to be an amendment or other modification of any Employee Plan or Parent employee benefit plan; (ii) require Parent, the Company, the Surviving Corporation or any of their respective Affiliates to continue any Employee Plan or Parent employee benefit plan; or (iii) create any third party rights in any current or former director, officer, employee or service provider of the Company or any of its Subsidiaries (or any beneficiaries or dependents thereof).

Section 6.07 State Takeover Laws. If any Anti-Takeover Law becomes or is deemed to become applicable to the Company or the Transactions, then the Company, the Company Board, an appropriate committee thereof, as applicable, shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.

Section 6.08 Director and Officer Liability.

(a) From and after Closing and for a period of six (6) years thereafter, Parent shall cause the Surviving Corporation and its Subsidiaries to honor and perform all of the obligations of the Company and its Subsidiaries, to the fullest extent permissible under applicable Law, under the Company Organizational Documents and the Organizational Documents of the Company’s Subsidiaries in effect on the date hereof, and under any indemnification or other similar agreements in effect on the date hereof that have been made available to Parent prior to the date hereof (the “Indemnification Agreements”), to indemnify and advance expenses to their respective directors, officers and other persons covered by such Company Organizational Documents, the Organizational Documents of the Company’s Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in such capacity at or prior to the Effective Time, including in connection with the approval of this Agreement and the Transactions.

(b) Effective as of the Effective Time, Parent shall purchase, at a price not to exceed three hundred percent (300%) of the amount per annum the Company paid for such insurance in its last full fiscal year prior to the date of this Agreement (the “Current Premiums”), a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed by Covered Persons at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s and its Subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage). If Parent fails to timely purchase such prepaid “tail” or “runoff” policy, then either (i) the Company may purchase such “tail” or “runoff” policy or (ii) the Surviving Corporation shall substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.08(b) more than an amount per year equal to three hundred percent (300%) of the Current Premiums and if such premiums for such insurance would at any time exceed three hundred percent (300%) of the Current Premiums of such insurance programs, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent’s or the Surviving Corporation’s good faith judgement, provide the maximum coverage available at an annual premium equal to three hundred percent (300%) of the Current Premiums.

(c) In the event, during the period six (6) years after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, Parent shall cause such continuing or surviving corporation or entity or transferee of such assets, as the case may be, to assume all of the applicable obligations set forth in this Section 6.08.

(d) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Organizational Documents.

(e) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.08, and this Section 6.08 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.

Section 6.09 Consents and Approvals.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and subject to any different standard set forth herein with respect to any covenant or obligation, Parent and Merger Sub shall (and shall cause their respective Subsidiaries to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts to: (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective the Transactions, as promptly as practicable, and in any event prior to the End Date, including by (A) obtaining all consents, licenses, permits, waivers, clearances, approvals, Orders and authorizations required to be obtained from any Governmental Authority, and (B) making all required registrations, declarations and filings with any Governmental Authority, in each case that are necessary or advisable to consummate the Transactions; provided, that this Section 6.09(a) shall not apply to any matters relating to the HSR Act, which shall be governed by Section 6.09(b).

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall (and shall cause their respective Subsidiaries, if applicable, to) make or cause to be made the applications or filings required to be made by Parent, Merger Sub or the Company or any of their respective Subsidiaries, as applicable, under or with respect to the HSR Act within ten (10) Business Days after the date hereof. Parent and the Company shall, and shall cause their respective Subsidiaries to, (i) reasonably cooperate and coordinate with the other party in connection with the other party’s applications, filings or submissions under this Section 6.09(b); (ii) give the other party a reasonable opportunity to review any applications, filings or submissions with any Governmental Authority; (iii) promptly inform the other party of the occurrence and contents of any substantive oral communications from, and promptly provide to the other party copies of any substantive written communications from, any Governmental Authority in respect of such filings, applications or submissions; (iv) provide the other party with drafts of any substantive written communications to any Governmental Authority in respect of such filings, applications or submissions and give the other party a reasonable opportunity to review such draft communications; and (v) provide to the other party such necessary information and reasonable assistance as the other party may reasonably request, including with respect to any requests for additional information, documents or other materials by any Governmental Authority; provided, that each of the Company, Parent and Merger Sub may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of Parent or Merger Sub, without approval of the Company, if the Company is providing the non-public or competitively sensitive information, or to the Company, without approval of Parent, if Parent or Merger Sub is providing the non-public or competitively sensitive information, and none of the Company, Parent and Merger Sub shall not be required to share information that is entitled to legal privilege with the other parties, even on an “outside counsel only” basis, where this would cause such information to cease to be entitled to legal privilege. To the extent reasonably practicable, each party agrees not to participate, or to permit their respective Subsidiaries or Representatives to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the Transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate. Neither party will stay, toll or extend any applicable waiting period under the HSR Act, pull and refile under the HSR Act or enter into any timing or other agreement or understanding with any Governmental Authority with respect to the HSR Act except with the prior written consent of the other party.

(c) If any consent, approval or waiver of, or notice to, a counterparty to a Material Contract is required under the terms thereof in connection with the Transactions, then as promptly as practicable after the date hereof, the Company shall give such notices to such counterparties and shall use its commercially reasonable efforts to obtain such consents, approvals or waivers with respect to such Material Contracts (which the parties acknowledge may or may not be obtained); provided, however, that in no event will Parent or Merger Sub be required to, and in no event shall the Company prior to the Effective Time, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any fee, penalty or other consideration or make any accommodation to any Third Party to obtain any consent, approval or waiver required with respect to any such Material Contract.

(d) The Company shall, at Parent’s request, obtain payoff instructions and a customary payoff letter in connection with the repayment and termination of the Company Credit Facility and any other Material Contract providing for Indebtedness for borrowed money and any Liens resulting therefrom.

(e) If any Proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the Transactions as violative of any applicable Law, each of the parties hereto shall, and shall cause their respective Affiliates to, cooperate and use their reasonable best efforts to contest and resist any such Proceeding, including any Proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Transactions.

(f) Parent shall cause its applicable Subsidiary to vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub owned by such Subsidiary in favor of the adoption of this Agreement in accordance with applicable Law.

Section 6.10 Public Announcements. Neither the Company nor Parent, nor any of their respective controlled Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Transactions or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with counsel, that it is required by applicable Law, Proceeding, or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Transactions or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.02(f); provided, further, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, shall be required to consult with the other before issuing any press release or making any other public statement with respect to the termination of this Agreement or the effects thereof or any Proceeding between the parties hereto; provided, further, each party hereto and their respective controlled Affiliates may make disclosures or statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.10 and do not contain any information relating to the Company, Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Section 6.10. Prior to either party making any written communications to the employees of the Company or any of its Subsidiaries pertaining to employment, compensation or benefit matters that are affected by the Transactions, each party shall provide the other party with a copy of the intended communication, the other party shall have a reasonable period of time to review and comment on the communication, and the parties shall cooperate in providing any such mutually agreeable communication. Following the No-Shop Period Start Date, the Company shall use commercially reasonable efforts to facilitate a reasonable number of meetings, at reasonable times and upon reasonable advance notice, between Parent and the employees of the Company or any of its Subsidiaries as Parent may request from time to time for purposes of discussing matters related to post-Closing employment of such employees.

Section 6.11 Section 16 Matters. Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the Transactions and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.11. Accordingly, promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.12 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of April 4, 2024, between Parent and the Company (the “Confidentiality Agreement”); provided, that the confidentiality, non-disclosure and use restrictions on Parent and its Affiliates and Representatives under the Confidentiality Agreement shall terminate upon the Closing.

Section 6.13 Transaction Litigation. Between the date hereof and the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings, demand letters and other correspondence with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate, at its own expense, in the defense, settlement or prosecution of any Transaction Litigation, and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company shall not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

Section 6.14 Stock Exchange Delisting. The Company shall cooperate with any reasonable request of Parent, and in respect thereof use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to enable delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time (and, in any event, within ten (10) days after the Closing Date).

Section 6.15 No Control of the Other Party’s Business. The parties acknowledge and agree that nothing contained in this Agreement is intended to give Parent or Merger Sub, on the one hand, or the Company or its Subsidiaries, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company and its Subsidiaries shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own respective business and operations.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, waiver of, at or prior to the Closing, of the following conditions:

(a) the Company Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no applicable Law shall have been adopted and be continuing in effect that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section  6.09) applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Law, waiver by Parent of, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of the Company set forth in:

(i) Section 4.01 (Organization and Good Standing), Section 4.02 (Corporate Power; Enforceability), Section 4.03 (Company Board Approval; Fairness Opinion; Anti-Takeover Laws), Section 4.04(a)(i) (Non-Contravention), Section 4.06(b)(i) (second sentence only), Section 4.06(b)(ii) and Section 4.06(b)(iii) (Stock Reservation and Awards), the first sentence of Section 4.06(d) (Company Stock Plans and Award Agreements), Section 4.06(e) (Other Rights), the second sentence of Section 4.07(b) (Power and Enforceability), Section 4.07(c) (Subsidiary Securities) and Section 4.29 (Brokers) (A) that are not qualified by “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), and (B) that are qualified by “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein shall be true and correct in all respects (without disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date);

(ii) Section 4.06(a) (Capital Stock), the first sentence of Section 4.06(b)(i) (Stock Reservation and Awards) and Section 4.06(c) (Company Securities) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specific date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), except in the case of this clause (ii) only, for such failures to be true and correct that are de minimis; and

(iii) Article 4 (other than the representations and warranties referred to in the foregoing clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), except in the case of this clause (iii) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing; and

(d) Parent shall have received at the Closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Law, waiver by the Company of, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 (disregarding all qualifications or limitations as to “materiality,” “material adverse effect” and words of similar import set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specified date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions;

(b) Parent and Merger Sub shall have performed and complied in all material respects with all covenants required to be performed or complied with by Parent or Merger Sub under this Agreement on or prior to the Closing Date; and

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by any authorized officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be validly terminated and the Merger may be abandoned, whether before or after the Company Stockholder Approval has been obtained (except as otherwise provided below), at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, upon written notice to the other party, if the Merger has not been consummated on or before February 17, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has primarily caused the failure to consummate the Transactions on or prior to the End Date;

(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respect its obligations under Section 6.09 or (ii) been the primary cause of such Order or other action due to failure to perform any such obligations;

(d) by either Parent or the Company, upon written notice to the other party, if the Stockholders’ Meeting shall have concluded (including after any postponement, recess or adjournment thereof taken in accordance with this Agreement) and the Company Stockholder Approval shall not have been obtained thereat;

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice of such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e)

if, at the time of such termination, either Parent of Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that a condition set forth in Section 7.03 would not be satisfied;

(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that a condition set forth in Section 7.02 would not be satisfied;

(g) by Parent, upon written notice to the Company, if, prior to obtaining the Company Stockholder Approval, (i) the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (provided, however, that the exercise of such termination right by Parent must occur within ten (10) Business Days after such Adverse Recommendation Change) or (ii) the Company has breached its obligations under Section 6.02 in any material respect; or

(h) by the Company, upon written notice to Parent, if, prior to obtaining the Company Stockholder Approval, (i) the Company Board shall have effected an Adverse Recommendation Change in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.02(f) and (ii) in connection with such termination, the Company pays or causes to be paid to Parent the Termination Fee in accordance with Section 8.02(b).

Section 8.02 Effect of Termination; Payment of Termination Fee.

(a) If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the Confidentiality Agreement, the provisions of Section 6.10, Section 6.12, this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02(a), nothing shall relieve any party hereto from liability for a Willful Breach prior to such termination.

(b) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(h) (Superior Proposal), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds to an account designated by Parent, immediately prior to or substantially concurrently with such termination.

(c) In the event that:

(i) this Agreement is terminated (A) by Parent pursuant to Section 8.01(g) (Adverse Recommendation Change) or (B) by Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval) if, at the time of such termination pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval), Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(g) (Adverse Recommendation Change); or

(ii) (A) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.01(b) (End Date) (but in the case of termination by the Company pursuant to Section 8.01(b), only if at such time (x) Parent had the right to terminate this Agreement pursuant to Section 8.01(b) (End Date) and (y) the Company did not have the right to terminate this Agreement pursuant to Section 8.01(c) or Section 8.01(f)), (2) Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval) or (3) Parent pursuant to Section 8.01(e) (Company Breach); (B) prior to (1) such termination, in the case of a termination pursuant to Section 8.01(b) (End Date) or

Section 8.01(e) (Company Breach), or (2) the Stockholders’ Meeting, in the case of a termination pursuant to Section 8.01(d) (Failure to Obtain Company Stockholder Approval), an Acquisition Proposal shall have been made publicly or to the Company Board, and not publicly withdrawn; and (C) within twelve (12) months of the date this Agreement is terminated the Company (1) consummates an Acquisition Proposal or (2) enters into a definitive agreement for an Acquisition Proposal that is subsequently consummated (whether or not such consummation occurs during such twelve (12) month period); provided, that, for purposes of this Section 8.02(c)(ii), all percentages in the definition of Acquisition Proposal shall be replaced with fifty percent (50%);

then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds to an account designated by Parent (A) in the case of Section 8.02(c)(i), within two (2) Business Days after such termination or (B) in the case of Section 8.02(c)(ii) on the date that the Company consummates, and contingent upon the consummation of, the Acquisition Proposal.

(d) In the event that this Agreement has been terminated and Parent is entitled to receive payment of the Termination Fee pursuant to Section 8.02(c)(i), then the receipt of the Termination Fee shall be deemed to be Parent’s sole remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub and their respective Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub and their respective Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any Proceeding against the Company, any of its Affiliates or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief brought against the Company to require payment of the Termination Fee), any of the Transactions or any matters forming the basis for such termination; provided, however, that nothing in this Agreement, nor the termination of this Agreement, will relieve any party hereto from any liability for a Willful Breach. For the avoidance of doubt, the Company shall not be required to pay the Termination Fee on more than one occasion.

(e) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are reasonable and an integral part of the Agreement, (ii) without these agreements, the parties would not have entered into this Agreement and (iii) if the Company fails to pay the Termination Fee as required by this Agreement and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Termination Fee or any portions thereof, then the Company shall pay Parent and/or Merger Sub its reasonable and documented costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit. Notwithstanding anything herein to the contrary, Parent and Merger Sub may concurrently seek (1) specific performance or other equitable relief in accordance Section 9.09 and (2) payment of the Termination Fee or other monetary damages in accordance with this Agreement, but under no circumstances will Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing pursuant to Section 9.09 and the Termination Fee or other monetary damages.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered (without receiving any notice of non-delivery) if sent by e-mail prior to 5:00 p.m. Central Time or on the next day if sent by e-mail after 5:00 p.m. Central Time, in each case as follows:

if to Parent, Merger Sub or the Surviving Corporation, to:

Darden Restaurants, Inc.

1000 Darden Center Drive

Orlando, Florida 32837

Attn: Matthew R. Broad

Email: mbroad@darden.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP

951 E. Byrd Street

Richmond, VA 23219

Attn: Charles Brewer

Steven M. Haas

Email: cbrewer@hunton.com

   shaas@hunton.com

if to the Company (prior to the Merger) to:

Chuy’s Holdings, Inc.

1623 Toomey Rd.

Austin, Texas 78704

Attn: Steven J. Hislop

Email: sjhislop@chuys.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attn: Charles T. Haag

 Justin Reinus

Email: chaag@winston.com

  jreinus@winston.com

Section 9.02 No Survival. The covenants, agreements, representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, however, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of the Company Stockholder Approval, no amendment may be made that requires the further approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable pursuant to the HSR Act.

Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time or (b) at or after the Effective Time, to any debt financing sources for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, but no such assignment by Parent or Merger Sub shall relieve them of their obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for, from and after the Effective Time, (i) the rights of the Company’s stockholders to receive the Per Share Merger Consideration pursuant to Article 2, (ii) the rights of the holders of Company Equity Awards to receive the payments in respect thereof pursuant to Section 2.06 and (iii) the rights of the Covered Persons pursuant to Section 6.08. The parties hereto further agree that the rights of third-party beneficiaries under this Section  9.05 shall not arise unless and until the Merger is consummated.

Section 9.06 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the Merger, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, any state or federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09 Specific Performance; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable injury, for which monetary damages would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Section 8.01, each party hereto shall be entitled to an injunction or injunctions to (i) prevent or remedy any breaches or threatened breaches of this Agreement by any other party, (ii) enforce specifically the performance of the terms and provisions hereof, and (iii) any further equitable relief, this being in addition to any other remedy to which such party entitled under the terms of this Agreement at law or in equity.

(c) For the avoidance of doubt, in no event shall the exercise of either party’s right to seek specific performance pursuant to this Section 9.09 reduce, restrict or otherwise limit such party’s right to terminate this Agreement pursuant to Article 8 and/or pursue all applicable remedies at law or in equity.

(d) The parties’ rights in this Section 9.09 are an integral part of the Transactions and each party hereby waives any objections to any remedy referred to in this Section 9.09 (including any objection on the basis that there is an adequate remedy at Law). In the event any party hereto seeks any remedy referred to in this Section 9.09, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Entire Agreement. This Agreement, the Company Disclosure Letter, the exhibits and schedules to this Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

Section 9.12 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

Section 9.13 Company Disclosure Letter. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Company that are set forth in the corresponding Section or subsection of this Agreement and (b) any other representations and warranties of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is reasonably apparent on the face of such disclosure. The inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty of the Company set forth in this Agreement shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third-party rights, Contract, Law or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations and warranties of the Company set forth in this Agreement or of disclosing any information required to be disclosed under this Agreement.

Section 9.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DARDEN RESTAURANTS, INC.

By:	/s/ Rajesh Vennam
Name:	Rajesh Vennam
Title:	Senior Vice President, Chief Financial Officer

CHEETAH MERGER SUB INC.

By:	/s/ Anthony G. Morrow
Name:	Anthony G. Morrow
Title:	President

CHUY’S HOLDINGS, INC.

By:	/s/ Steven J. Hislop
Name:	Steven J. Hislop
Title:	President and Chief Executive Officer

Exhibit A

Form of Amended and Restated Certificate of

Incorporation of the Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHUY’S HOLDINGS, INC.

FIRST: The name of the corporation is “Chuy’s Holdings, Inc.” (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is located at 1521 Concord Pike, Suite 201, in the City of Wilmington, County of New Castle, Zip Code 19803. The name of the registered agent at such address upon which process against the Corporation may be served is Corporate Creations Network Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total amount of stock the Corporation is authorized to issue is 100 shares of common stock, with a par value of $0.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Corporation’s bylaws without any action on the part of the stockholders, but this shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the Corporation’s bylaws.

SIXTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide, and the meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.

SEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors, officers or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article SEVENTH.

EIGHTH: Section 1. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article EIGHTH will not adversely affect any right or protection of a director of the Corporation existing prior to such repeal or modification.

Section 2. No officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer. Notwithstanding the foregoing sentence, an officer shall be liable to the extent provided by applicable law: (A) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for any transaction from which such officer derived an improper personal benefit, or (D) in any action by or in the right of the Corporation. Solely for purposes of this Section 2 of Article EIGHTH, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as currently in effect and as it may hereafter be amended. Any repeal or modification of the foregoing provisions of this Section 2 of Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification.

NINTH: Section 1. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that the person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article NINTH with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. The right to indemnification conferred in Section 1 of this Article NINTH shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the General Corporation Law of the State of Delaware so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article NINTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 3. If a claim under Section 1 or 2 of this Article NINTH is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article NINTH or otherwise shall be on the Corporation.

Section 4. The rights to indemnification and to the Advancement of Expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Amended and Restated Certificate of Incorporation, bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.

Section 6. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Appendix B

50 California Street, Suite 3100, San Francisco, CA 94111
Tel: (415) 616-1600	Tel: (800) 981-1203	Fax: (415) 616-1845
Piper Sandler & Co. Since 1895. Member SIPC and NYSE.

Board of Directors

Chuy’s Holdings, Inc.

1623 Toomey Rd.

Austin, Texas 78704

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Chuy’s Holdings, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger, dated as of July, 15 2024 (the “Agreement”), to be entered into among the Company, Darden Restaurants, Inc. (the “Acquiror”) and Cheetah Merger Sub Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury of the Company, owned by the Acquiror or owned by a stockholder who has properly exercised statutory appraisal rights under Delaware law in respect of such shares (collectively, the “Excluded Shares”), will be converted into the right to receive $37.50 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated July, 15 2024; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

Piper Sandler & Co.

July 17, 2024

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.

Piper Sandler & Co.

July 17, 2024

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the merger consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation,

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares), as of the date hereof.

Sincerely,

/s/ Piper Sandler & Co.

PIPER SANDLER & CO.

Appendix C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

CHUY’S HOLDINGS, INC. 1623 TOOMEY ROAD AUSTIN, TX 78704	SCAN TO VIEW MATERIALS & VOTE

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The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1.  To adopt the Agreement and Plan of Merger, dated as of July 17, 2024, by and among Chuy’s Holdings, Inc., Darden Restaurants, Inc., and Cheetah Merger Sub Inc., pursuant to which Chuy’s Holdings, Inc. would be acquired by way of a merger and become an indirect, wholly-owned subsidiary of Darden Restaurants, Inc.

	☐	☐	☐

2. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the named executive officers of Chuy’s Holdings, Inc., in connection with the merger.	☐	☐	☐

3.  To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

   please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

CHUY’S HOLDINGS, INC.

Special Meeting of Stockholders

October 10, 2024 9:00 AM Central Time

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Steve Hislop, Jon Howie and Tim Larson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHUY’S HOLDINGS, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Central Time on October 10, 2024, at Chuy’s Holdings, Inc., 1623 Toomey Road, Austin, Texas 78704, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors unanimously recommends you vote “FOR” proposals 1, 2 and 3.

Continued and to be signed on reverse side